As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-248495

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA VTV LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-203754	47-3176820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Times Centre

393 Jaffe Road, Suite 17A

Wan Chai, Hong Kong

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tijin Song

Chief Executive Officer

New Times Centre

393 Jaffe Road, Suite 17A

Wan Chai, Hong Kong

+85267353339

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay Kaplowitz, Esq.

Huan Lou, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee(3)

Shares of Common Stock, par value $0.001 per share (1)	12,000,000 shares of Common Stock	$4.00	$48,000,000	$6,230.40
Total number of securities to be registered	12,000,000 shares of Common Stock	$4.00	$48,000,000	$6,230.40

_______________

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2)	Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, estimated on the basis of the proposed maximum aggregate offering price.

(3)

The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The registration fee has been paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED September 18 , 2020

Up to 12,000,000 Shares of Common Stock

We are an online media company focusing on providing a web-based platform for all types of contents, such as news, TV shows and entertainment programs. Pursuant to this prospectus, we are offering up to twelve million (12,000,000) shares of our common stock (the “Common Stock”), par value $0.001 per share. We are offering whole shares and do not offer fractional shares in this offering.

This is a “best efforts” public offering of shares of the Common Stock, par value $0.001 per share, conducted by the Company without any investment bank, although we reserve the right to engage a broker-dealer. We may engage a placement agent for this offering in the future. We are selling a maximum of 12,000,000 shares of the Common Stock for aggregate gross proceeds of  $48,000,000 before deducting offering expenses, including placement agent fees, if any. There is no minimum offering amount required as a condition to closing this offering and as a result, the actual public offering amount, any placement agent fees, and proceeds to the Company are not presently determinable and may be substantially less than the total maximum offering amount. This offering will terminate 180 days from the date of this prospectus, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. Any and all funds for securities purchased in the offering will be transmitted directly to us for our immediate use.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly the public with no commission or other remuneration payable to them for any shares that are sold by them. Our officers and directors will sell the shares and intend to offer them to friends, family members, and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our officers, directors, control persons and affiliates may purchase shares and warrants in this offering.

We may also engage registered broker-dealers to offer and sell the shares of our Common Stock (each a “Placement Agent” and collectively, the “Placement Agents”). We may pay any such registered persons who make such sales a commission of up to a certain percentage of the aggregate purchase price of the shares sold by such Placement Agent in this offering and issue to the Placement Agent a warrant to purchase such number of shares of our common stock in an amount not to exceed certain percentage of the number of shares of Common Stock sold by such Placement Agent in this offering, subject to the compliance with the maximum allowable fees under applicable, rules and regulations including the rules of the Financial Industry Regulatory Authority (“FINRA”) and the foreign equivalent agencies where the Placement Agent is regulated.  However, we have not entered into any underwriting or agent agreement, arrangement or understanding for the sale of the securities being offered pursuant to this prospectus. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreements to prospective investors. Any Placement Agent engaged by us for this offering would only be compensated based on the aggregate purchase price of the shares of Common Stock sold by such Placement Agent in this offering.

Our Common Stock is quoted on the OTC Markets under the symbol “CVTV.” On August 26, 2020, the last reported sale price per share of our Common Stock was $2.65. The recent market price of our Common Stock set forth herein will not be used to determine the offering price of our Common Stock. There is no active public market for the Common Stock and the prices quoted on the OTC Markets may not be indicative of the market price of our Common Stock. The offering price of the Common Stock will be arbitrarily determined and will not necessarily bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The offering price is determined through negotiations with the Company and investors. The investors and the Company have set $4.00 per share for the offering price, which will be finalized prior to closing of the offering. There is no minimum offering amount and we will close the subscription for our shares of Common Stock on a rolling basis. In the near future, we may apply to list our common stock on a national stock exchange; however, there is no assurance that in the event we do apply to list our common stock, our application will be approved.

The offering will terminate at the earlier of (i) the date at which $48,000,000 of our Common Stock has been sold; (ii) the date on which this offering is terminated by the Company in its sole discretion; or (iii) one hundred and eighty (180) days from the effectiveness of this Registration Statement. Until the offering terminates, the proceeds of the offering will be held in the Company’s offering deposit account (“Offering Deposit Account”) maintained solely for the purposes of this offering at a U.S. branch of East West Bank.

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You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Our common stock is presently quoted on the OTC Markets Pink platform under the symbol “CVTV,” and has had limited trading to date.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We estimate the total expenses of this offering will be approximately $136,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount and net proceeds to us, if any, in this offering are presently not determinable and may be substantially less than the maximum offering amount set forth in this prospectus.

The date of this prospectus is ______, 2020

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean China VTV Limited on a consolidated basis with its wholly-owned subsidiaries.

Company Overview

We are an internet-based online entertainment media company with focuses on audience interaction, entertainment and promotion of young artists (actors, singers and entertainers). The Company is primarily engaged in broadcasting news, videos, television shows, tourists’ programs and other entertainment programs through its application (or “App”) over the internet. Our broadcasting programs can be played via smart TVs, our application or App on both IOS and Android mobile phones or tablets, computers, and satellite TVs. The Company also produces certain original news programs, travel programs, and other entertainment shows, and adapts original literature into internet TV shows, internet movies and video games.

The Company has developed a blockchain-operated cloud-based platform (the “APP Platform”) that distributes streaming media as a standalone product directly to viewers over the Internet, bypassing telecommunications, multichannel television, and broadcast television platforms that traditionally act as a controller or distributor of such content. The Company has built the technology to distribute media programs on smart TVs, computers, Android smart phones via its App (collectively, the “End Devices”) and through multiple social media channels, such as Weibo, Facebook and YouTube.

The Company has an audience of approximately three million and eight hundred thousand (3,800,000) viewers that either follow its social media channels or watch its media programs on End Devices. The Company is at the stage of expanding its viewer base and intends to generate revenue and profits from subscription fees, advertisements and online video games. The Company has started generating revenue; however, there can be no assurance that the Company will grow its revenue or reach profitability as expected or at all.

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On February 24, 2020, the Company completed the acquisition of Butterfly Effect Culture Media (Beijing) Co., Ltd., a corporation formed under the laws of China (“Butterfly Effect”), contemplated under the Acquisition Agreement dated December 18, 2019, as amended, pursuant to which the Company effectively controls Butterfly Effect via a series of variable interest entity agreements. Butterfly Effect is a literature and media company that devoted to literary adaptation to another medium, such as television shows, movies, audible books or video games. Butterfly Effect’s business chain starts from composing books or scripts, licensing copyrights, producing moving pictures or video games to eventually distributing the moving pictures, audio products and video games on the internet. With the addition of Butterfly Effect, we expanded our internet media platform business into the content production business and hope that our blockchain cloud-based APP Platform and the content production business may benefit from each other, although there is no assurance of any of such benefits or advantages.

Through mergers and acquisitions, we have become an internet-based online entertainment media company with focuses on audience interaction, entertainment and business opportunities. The Company’s goal is to build fantasy for young entertainment people and create entertainment value for audience. As of the date of this prospectus, the Company primarily distributes news, produces moving pictures and video games, and involves in copyrights commerce. The Company’s executive offices are located at New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong and its telephone number at such address is +85267353339.

Recent Developments

Butterfly Effect Acquisition

On December 18, 2019, the Company, VTV Global Culture Media (Beijing) Co., Ltd., a Chinese wholly foreign owned entity and a wholly-owned subsidiary of the Company (“WFOE”), Butterfly Effect, and each and all of Butterfly Effect’s shareholders (each, a “Butterfly Effect Shareholder”, and collectively, “Butterfly Effect Shareholders”) entered into a business acquisition agreement (the “Butterfly Effect Acquisition Agreement”), pursuant to which the Company, through its WFOE, acquired Butterfly Effect through a series of management agreements (the “Butterfly Effect VIE Agreements”) to effectively control and own Butterfly Effect (the “Butterfly Effect Acquisition”).

On February 24, 2020 (the “Butterfly Effect Acquisition Closing Date”), the Company and Butterfly Effect completed the transactions contemplated under the Acquisition Agreement, as amended (the “Closing”), pursuant to which the Company effectively controls Butterfly Effect via the VIE Agreements, which were executed by the WFOE, Butterfly Effect and each Butterfly Effect Shareholder. In accordance with the terms of the Acquisition Agreement, the Company issued a total of 24,000,000 restricted shares (the “Stock Consideration”) of its common stock, par value $0.001 per share, to the Butterfly Effect Shareholders at the stipulated price of $4.00 per share and 1,680,000 restricted shares of common stock to the broker of this Acquisition for introduction and facilitating the completion of the Acquisition.

Shortly after the execution of this Butterfly Effect Acquisition Agreement, the Company, Butterfly Effect and each Butterfly Effect Shareholder entered into two amendments to the Acquisition Agreement, Amendment No. 1 and Amendment No. 2 to reflect updated understandings. In accordance with the Butterfly Effect Acquisition Agreement as amended, in consideration for the effective control over Butterfly Effect and in addition to the Stock Consideration, the Company agreed to pay a total of RMB 288,000,000 (the “Cash Consideration”) (equivalent to $42,020,485 U.S. dollars at the closing exchange rate published by Bloomberg L.P. on September 8, 2020) to the Butterfly Effect Shareholders pro rata over a period of time ending on December 31, 2021 pursuant to a schedule as set forth in Amendment No. 1.

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In addition, the Butterfly Effect Acquisition Agreement and its amendments provide that in the event that Butterfly Effect fails to meet the net profit milestones as set forth in the Butterfly Effect Acquisition Agreement, each Butterfly Effect Shareholder shall return the Common Stock or equivalent amount of cash (the “Claw-back”) according to the following formula:

Shares of Common Stock to be Returned by Each Butterfly Effect Shareholder

=3.8* (the Accumulated Net Income Milestone – Actual Accumulated Net Income for the First, Second and Third Fiscal Years)*Target Shareholder Equity Percentage ÷ the Closing per Share price at One Day Prior to the Return Date

However, subject to the Claw-back provision described above, the Butterfly Effect Acquisition Agreement prescribes that if the Company does not make payments of at least half of the Cash Consideration to the Butterfly Effect Shareholders within one (1) year commencing on the first trading day (excluding the first trading day) of the Common Stock on a national stock exchange, i) the Butterfly Effect shall have the right to appoint the majority of the Company’s Board and manage and operate the Company and its subsidiaries and ii) each of the Butterfly Effect Shareholders shall have the right to receive the number of shares of the Common Stock equal to the result of (the total amount of Cash Consideration – the sum of cash received by the Butterfly Effect Shareholders)/ $2.00 per share* Butterfly Effect Shareholder Equity Percentage.

A copy of the Butterfly Effect Acquisition Agreement was filed as Exhibit 10.1 to a current report on Form 8-K on December 23, 2019. The audited financial statements of Butterfly Effect for the years ended December 31, 2019 and 2018 are included in this prospectus.

Strategic Development with CybEye and Chief Technology Officer

On September 30, 2019, the Company entered into a strategic development agreement (the “Strategic Development Agreement”) with CybEye Image, Inc. (“CybEye”), pursuant to which CybEye is developing and providing technical support and maintenance to the Company’s online streaming media platform (“APP Platform”) and incorporating the blockchain technologies to the Company’s APP Platform to enhance security. The Strategic Development Agreement shall continue in full force and effect until September 29, 2022. During the term of the Strategic Development Agreement, CybEye will develop the APP Platform only for the Company, and will not engage in providing any services to other media companies. Subject to the terms and conditions of the Strategic Development Agreement, the Company shall issue to CybEye two million and five hundred thousand (2,500,000) shares of its unissued and registered common stock at one time and forty thousand (40,000) shares its unissued and registered common stock per month during the term of the Strategic Development Agreement upon the effectiveness of a registration statement to register those shares. Pursuant to the terms of the Strategic Development Agreement, upon listing of the Company’s common stock on a national stock exchange market, the Company shall make a cash payment of $150,000 to CybEye instead of the stock payment at the end of each whole month for CybEye’s services pursuant to this Agreement. Further pursuant to an amendment dated July 23, 2020 to the Strategic Development Agreement, in the event that the Company issues and sells its common stock in a public offering facilitated by a broker-dealer or investment bank at a price less than $4.00 per share (the “Better Price”) within the following twelve (12) months from September 30, 2019, the Company agreed to grant CybEye options to purchase a number of shares of the Company’s common stock which is calculated by multiplying the difference of $4.00 and the Better Price by 2,500,000, then dividing the product by the Better Price, at an exercise price equaling to the Better Price.

In connection with the Strategic Development Agreement, on September 30, 2019, the Company and CybEye entered into a non-exclusive licensing agreement (the “Licensing Agreement”), which was amended on December 13, 2019. Pursuant to the Licensing Agreement, as amended, the Company and its affiliates were granted a fully-paid non-exclusive right and license for a term of twenty (20) years to use and develop any intellectual property and proprietary information, including, without limitation, any patents and trademarks as set forth in Schedule A thereto, which CybEye owns, to carry out the purposes and goals of the Strategic Development Agreement.

In addition, on September 30, 2019, the Company and Mr. Bing Liu (the “Executive”) entered into an executive employment agreement (the “Executive Employment Agreement”), in accordance with which, subject to the approval of the board of directors of the Company (the “Board”), the Executive serves as the Chief Technology Officer (“CTO”) of the Company for a term of three (3) years.

Copies of the Strategic Development Agreement, Licensing Agreement, and Executive Employment Agreement were filed in a current report on Form 8-K on October 3, 2019 and the amendment to the Licensing Agreement was filed in a current report on Form 8-K on December 17, 2019. As of the date of this prospectus, our blockchain-operated App is available for downloading for both iPhone and Android mobile phone users. At the time of this prospectus, we continue our efforts to recruit more mobile phone users to use our App to watch our online media programs.

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Xin Mei Culture Distribution Co., Ltd.

The Company engaged Xin Mei Culture Distribution Co., Ltd. (“Xin Mei Technology”) to develop the cloud technology and internet services which are integral to the establishment and maintenance of the first generation of the media platform, the “OTT Platform”. On December 22, 2016, China VTV (HK) and Xin Mei Technology entered into the OTT development and maintenance agreement (the “OTT Development Agreement”) pursuant to which Xin Mei Technology provided the information technology to build and update a customized OTT Platform for China VTV(HK), through which China VTV (HK) may distribute its programs and shows to the audiences’ End Devices. The term of the OTT Development Agreement was five years. The total consideration of the OTT Development Agreement was an aggregate of thirty million (RMB 30,000,000) Chinese dollars (equivalent to $4,474,673 U.S. dollars), which was payable over the five-year period in the combination of cash and the Company’s stock. Later the Company and Xin Mei Technology mutually agreed to terminate the OTT Development Agreement due to changes to the Company’s business needs for new technologies. On December 31, 2018, the Company and Xin Mei Technology entered into a termination agreement, pursuant to which Xin Mei ceased its maintenance services to the Company’s OTT Platform on December 31, 2018 and also waived the Company’s obligation to pay the balance of service fee balance of RMB 16,000,000 in cash or the Company’s common stock. Currently, we are operating through our second generation media distribution platform, APP Platform, which incorporates the blockchain and cloud technologies.

Business Strategy

The Company’s business is based on the blockchain cloud-based APP Platform and internet and develops through various popular social media accounts or channels to distribute both live programs and recorded video programs to certain Chinese-speaking communities outside mainland China. The Company intends to produce customized live programs and commercials for enterprises, non-profit and non-government organizations and municipalities and distribute such contents through its media channels. In addition, the Company plans to develop more members and solicit subscription fees from new members and produce advertisement revenues in the near future.

As of the date of this prospectus, the Company has attracted approximately three million and eight hundred thousand (3,800,000) viewers or subscribers to its programs, most of whom reside in Malaysia, Singapore, Hong Kong, Taiwan, Indonesia, the United States, and Australia. The Company aims to expand its viewer base to other countries, with a focus on Asia, Europe and North America.

Through strategic mergers and acquisitions, the Company is expanding into related business. The Management and Board of Directors of the Company is integrating Butterfly Effect to realize certain synergies that can be brought by the Butterfly Effect Acquisition. For example, Butterfly Effect may in the future distribute its TV shows, movies and video games on the APP Platform to reach audience outside mainland China. Also Butterfly Effect can produce live broadcasting programs designed by the Company. We believe that the addition of Butterfly Effect may boost our influence in the internet media industry.

In the next few years, the Company will emphasize on certain ways to enhance its entertainment value and audience interaction of the APP Platform, such as new programs and applications. The Company plans to expand its footprints in the following areas:

1.

Constructing and/or purchasing LED outdoor screens in the next two years of up to 500 square meters (approximately 5,382 square feet) for advertisement purposes in major cities, such as Hong Kong, Kula Lumpur, and Taipei.

2.	Creating various live internet programs, such as online live “Le Xue Internet Anchorwoman”, which the Company believes will reflect the youth’s new life styles and new knowledge and technologies.

3.	Focusing on introducing new video games to the APP Platform to increase the entertainment value of our platform.

4.	Improving the artificial intelligence and blockchain technologies in our APP Platform to enhance our viewers’ privacy and online live broadcasting stability.

5.	Entering into the U.S. movie industry by first establishing a Los Angeles based subsidiary in the movie entertainment business.

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Corporate History and Information

The Company was incorporated in the State of Nevada, originally under the name T-Bamm, on February 19, 2015. The Company was organized to sell Bamboo T-Shirts over the internet. On February 9, 2018, the Company changed its name from T-Bamm to “China VTV Limited” and switched its business from the clothing retail store business to the internet media, moving picture entertainment, internet advertisement and outdoor advertisement.

On March 15, 2019, the Company and Mr. Guoping Chen, the then-Principal Executive Officer and President of the Company, entered into a share exchange agreement (the “Share Exchange Agreement”) with China VTV Ltd. (“China VTV (HK)”), a Hong Kong company, and all of its shareholders ( “China VTV (HK) Shareholders”), pursuant to which the Company acquired all of the issued and outstanding shares of common stock of China VTV (HK) from the China VTV (HK) Shareholders by issuing an aggregate of 110,550,000 restricted shares of common stock of the Company (the “Stock Exchange”) to China VTV (HK) Shareholders pro rata upon closing of the Stock Exchange. Upon closing of the Stock Exchange, China VTV (HK) became a wholly-owned subsidiary of the Company and China VTV (HK) Shareholders now collectively own approximately 51.29% of the then issued and outstanding shares of the Company’s common stock on a fully diluted basis.

On May 6, 2019, pursuant to the Share Exchange Agreement, China VTV (HK) became a wholly-owned subsidiary of the Company, the acquisition was treated as a reverse acquisition, and China VTV (HK)’s business became the Company’s business. At the time of the Reverse Merger, the Company was not engaged in any active business.

China VTV (HK) was incorporated on January 9, 2015 under the laws of the Special Administrative Region of Hong Kong. The authorized capital stock of China VTV (HK) is 1,000,000 shares, all of which were issued and outstanding prior to the closing of the Share Exchange. China VTV (HK) did not update its shareholder registration when the investors or new shareholders invested in it. The Share Exchange Agreement was signed and agreed by all of the shareholders or beneficial owners of China VTV (HK).

On December 18, 2019, the Company, the WFOE, Butterfly Effect, and each Butterfly Effect Shareholder entered into the Butterfly Effect Acquisition Agreement, pursuant to which the Company, through its WFOE, acquired Butterfly Effect through the Butterfly Effect VIE Agreements to effectively control and own Butterfly Effect. On February 24, 2020, the Company and Butterfly Effect completed the transactions contemplated under the Acquisition Agreement, as amended, and as a result the Company added a new line of business of literary adaptation. Butterfly Effect was incorporated on February 23, 2016 under the laws of the PRC. Butterfly Effect has one wholly owned subsidiary registered in Khorgas, Xinjiang, China and five majority owned Chinese subsidiaries and has minority ownership interest in two Chinese subsidiaries.

The diagram below illustrates our corporate structure following the Stock Exchange and Butterfly Effect Acquisition.

The Company’s consolidated financial statements for the year ended February 29, 2020 do not include the financial information of the following four non-wholly-owned subsidiaries: Hangzhou Wenye Culture Media Co., Ltd., Xinjin Butterfly Effect Culture Media Co, Ltd., Beijing Yi Butterfly Culture Media Co., Ltd., and Shenzhen Coconut Movies Co., Ltd.

A number of shareholders of China VTV (HK) formed China VTV Corp., Ltd. under the laws of PRC to operate in mainland China, which has ceased its operations in April 2017. The Company does not believe there is any potential for a conflict of interest with the company in mainland China because it has ceased all operations.

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THE OFFERING

Common stock offered by us	Up to 12,000,000 shares of Common Stock

Maximum Offering Amount

$48,000,000. There is no minimum offering amount required as a condition to closing this offering and as a result the actual amount raised in this offering may be significantly less than the Maximum Offering Amount.

Shares of Common Stock outstanding prior to this offering	286,280,000

Stock to be outstanding after this offering	Up to 298,280,000 shares

Assumed offering price per Share	$4.00

Gross Proceeds	$48,000,000 at maximum, before deducting any applicable fees, commissions, and expenses

Term of this offering

The Common Stock is being offered by the Company for a period of up to one hundred and eighty (180) days commencing on the date of the effectiveness of this registration statement. The offering will terminate at the earlier of (i) the date at which $48,000,000 of our shares have been sold; (ii) the date on which this offering is terminated by the Company in its sole discretion; or (iii) one hundred and eighty (180) days from the effectiveness of this Registration Statement.

Minimum Investment Amount	Each investor in this offering needs to purchase at least 125 shares or $500 of the Common Stock

Subscription Procedures

Investors interested in subscribing for the shares of Common Stock in this offering must complete and deliver to the Company a completed subscription agreement to the address provided in the subscription agreement. Upon receipt of the completed subscription agreement, the Company will inform the investor that it has accepted the subscription and promptly send notification of this acceptance if the Company decides to accept the subscription. Then the investor should deliver the purchase price for the number of shares being purchased by wire transfer in immediately available funds using the wire transfer instructions provided in the subscription agreement. Promptly following the receipt of purchase proceeds from the investor, the Company willnotify its transfer agent to either deliver the subscribed shares of Common Stock in a book entry form or in the investor’s brokerage account as requested by the investor. All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. As a result, upon execution of the subscription agreement by the subscriber and acceptance by the Company, such subscription is irrevocable. The Company shall not offer and sell fractional shares in this Offering.

There is no minimum offering amount required as a condition to closing this offering and as a result the actual amount raised in this offering may be significantly less than the Maximum Offering Amount.

Use of proceeds	See “Use of Proceeds” on page 29 of this prospectus.

Risk factors

See “Risk Factors” beginning on page 15 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTC Pink trading symbol	CVTV

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SELECTED CONSOLIDATED FINANCIAL INFORMATION

Summary of Consolidated Balance Sheets Data For the Years Ended February 29, 2020 and February 28, 2019

	February 29,	February 28,
	2020	2019
Assets
Current Assets
Cash	$51,551	$17,548
Accounts receivable	79,020	-
Advances to suppliers	8,648,546	-
Copyrights and development costs, net	10,919,779	-
Other receivables and current assets	3,400,963	-
Total current assets	23,099,859	17,548
Investment in equity investees, net	3,275,929	-
Contingent receivable	608,914	-
Capital assets, net	693,192	-
Intangible assets, net	1,530,000	-
Goodwill	21,552,596	-
Right-of-use assets, net	78,638	-
Total Assets	$50,839,128	$17,548

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$601,671	$-
Wages payable	304,509	23,163
Short-term debt	2,218,050	-
Interest payable	106,268	-
Due to related parties	3,819,200	592,739
Deferred revenue	2,547,180	-
Acquisition liabilities	36,931,000	-
Taxes payable	222,766	-
Lease liabilities	84,663	-
Other payables	4,331,023	-
Total current liabilities	51,166,330	615,902
Total liabilities	51,166,330	615,902

Stockholders’ Deficit
Common stock, par value $0.001, 600,000,000 shares authorized, 284,280,000 and 105,000,000 shares issued and outstanding as of February 29, 2020 and February 28, 2019, respectively	284,280	105,000
Additional paid-in capital	3,681,379	1,634,576
Subscription receivables and shares issuable, net	(446,025)	-
Accumulated deficit	(3,844,738)	(2,337,167)
Accumulated other comprehensive loss	(2,098)	(763)
Total stockholders’ deficit attributable to the Company	(327,202)	(598,354)
Total stockholders’ deficit	(327,202)	(598,354)
Total Liabilities and Stockholders’ Deficit	$50,839,128	$17,548

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Summary of Consolidated Statements of Operations and Comprehensive Loss Data For the Years Ended February 29, 2020 and February 28, 2019

	For The Years Ended
	February 29, 2020	February 28, 2019

Net revenue	$3,834	$-
Cost of revenue	1,278	-
Gross profit	2,556	-

Sales and marketing expenses	6,390	-
Research and development expenses	231,791	861,581
General and administrative expenses	1,271,630	13,426
Loss from operations	(1,507,255)	(875,007)
Interest expense	316	-
Loss before income tax	(1,507,571)	(875,007)
Provision for income tax	-	-

Net loss	$(1,507,571)	$(875,007)

Other comprehensive income (loss):
Foreign currency translation loss	(1,335)	(763)
Comprehensive loss	(1,508,906)	(875,770)

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Summary of Consolidated Balance Sheets Data For the Three Months Ended May 31, 2020

	May 31,	February29,
	2020	2020
	Unaudited	Audited
Assets
Current Assets
Cash	$91,177	$51,551
Accounts receivable	652,283	79,020
Advances to suppliers	5,066,081	8,648,546
Inventories	7,422,951	4,310,519
Copyrights, net	8,295,865	6,609,260
Other receivables and current assets	3,580,081	3,400,963
Total current assets	25,108,438	23,099,859
Investment in equity investees, net	3,255,252	3,275,929
Contingent receivable	608,914	608,914
Capital assets, net	678,489	693,192
Intangible assets, net	1,417,548	1,530,000
Goodwill	21,552,596	21,552,596
Right-of-use assets, net	63,180	78,638
Total Assets	$52,684,417	$50,839,128

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$611,677	$601,671
Wages payable	361,385	304,509
Short-term debt	2,201,140	2,218,050
Interest payable	120,603	106,268
Due to related parties	2,470,867	3,819,200
Deferred revenue	4,346,200	2,547,180
Acquisition liabilities	36,931,000	36,931,000
Taxes payable	1,459,420	222,766
Lease liabilities	69,320	84,663
Other payables	545,347	4,331,023
Total current liabilities	49,116,959	51,166,330
Total liabilities	49,116,959	51,166,330

Stockholders’ Equity (Deficit)
Common stock, par value $0.001, 600,000,000 shares authorized, 284,280,000 and 284,280,000 shares issued and outstanding as of May 31, 2020 and February 29, 2020, respectively	284,280	284,280
Additional paid-in capital	6,896,216	3,681,379
Subscription receivables and shares issuable, net	(311,345)	(446,025)
Accumulated deficit	(2,924,933)	(3,844,738)
Accumulated other comprehensive loss	(236,173)	(2,098)
Total stockholders’ equity (deficit) attributable to the Company	3,708,045	(327,202)
Noncontrolling interests	(140,587)	-
Total shareholders’ equity (deficit)	3,567,458	(327,202)
Total Liabilities and Stockholders’ Equity	$52,684,417	$50,839,128

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Summary of Consolidated Statements of Operations and Comprehensive Loss Data

For the Three Months ended May 31, 2020 and 2019

(UNAUDITED)

	For The Three Months Ended
	May 31, 2020	May 31, 2019

Net revenue	$3,721,618	$-
Cost of revenue	1,581,567	-
Gross profit	2,140,051	-

General and administrative expenses	1,326,517	103,039
Income (Loss) from operations	813,534	(103,039)
Interest expense	(15,542)	-
Investment impairment	(19,200)	-
Other income	426	-
Income (Loss)	779,218	(103,039)
Provision for income tax	-	-

Net income (loss)	$779,218	$(103,039)
Net income (loss) attributable to noncontrolling interests	(140,587)	-
Net income (loss) attributable to the Company	919,805	(103,039)

Other comprehensive income (loss):
Foreign currency translation loss	(234,075)	(227)
Comprehensive income (loss)	685,730	(103,266)

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RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to Our Business and Our Industry

We are subject to the risks associated with operating in an evolving market.

As a company operating in the rapidly evolving online and digital communications market, we face numerous risks and uncertainties. Some of these risks relate to our ability to:

•	continue to attract users to watch our programs and use our website and mobile applications as the primary means of obtaining news information;

•	continue to attract a larger audience to our matrices of Chinese-language content and services by expanding the type and technical sophistication of the content and services we offer;

•	develop a sufficiently large customer base for our advertising and marketing services;

•	generate revenues derived from our APP subscription fees, campaign and public relation planning, advertising and marketing businesses;

•	attract and retain qualified personnel; and

•	effectively control our increased costs and expenses as we expand our businesses.

We will rely on IP TV subscriptions as a significant portion of our revenues, but the online TV business is highly competitive and we may not generate any revenues from the subscription or the revenues as expected.

As we promote our IP TV subscription programs, we expect substantial income from the IP TV subscription fees. However, there are numerous internet TV program providers that have launched their respective IP TV subscription programs, such as Insight IPTV, Roku, Netflix, and Direct TV. In addition, there are a few IP TV companies that provide channels from mainland China, Taiwan and Hong Kong, such as Kylin TV. Although we provide programs primarily in the language of Chinese and the popular IP TV providers in the United States supply TV programs and TV channels in English, we may not be able to distinguish ourselves from the existing IP TV providers regardless of the language of the programs and therefore to generate the revenues from subscription fees as expected or at all.

We will rely on advertising as a significant portion of our revenues, but the online advertising industry is subject to many uncertainties, which may prevent us from generating revenues from advertisement.

The online advertising industry is rapidly evolving in Hong Kong, Taiwan, Singapore, and other Asian countries outside mainland China. Many of our current and potential advertisers have limited experience with the internet as an advertising and marketing medium, have not traditionally devoted a significant portion of their advertising and marketing expenditures or other available funds to web-based advertising and marketing, and may not find the internet to be effective for promoting their products and services relative to traditional print and broadcast media. We may not be successful in attracting new advertisers, convincing our current and potential advertisers to increase their budgets for online advertising and marketing or securing a significant share of those budgets. If the internet does not become more widely accepted as a medium for advertising and marketing, our ability to generate revenues from online advertisement could be negatively affected. Our ability to generate significant advertising and marketing revenues will depend on a number of factors, many of which are beyond our control, including but not limited to:

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•	the development and retention of a large base of users possessing demographic characteristics attractive to advertisers;

•	the maintenance and enhancement of our awareness as a media company;

•	increased competition and potential downward pressure on online advertising and marketing prices and limitations on web page space;

•	changes in government policy that curtail or restrict our online advertising and marketing services or content offerings or increase our costs associated with policy compliance;

•	the acceptance of online advertising and marketing as an effective way for advertisers to market their businesses and products;

•

advertisers’ preferences for new online advertising and marketing formats, products or business models offered by other competitors and our ability to provide similar or competing new formats, products and solutions;

•	the development of independent and reliable means of verifying levels of online advertising and traffic; and

•	the effectiveness of our advertising delivery, tracking and reporting systems.

Our business is highly sensitive to the strength of our brands in the marketplace, and we may not be able to maintain current or attract new users, customers and strategic partners if we do not continue to increase the awareness of our brand name as a media company in the marketplace.

Our operational and financial performance is highly dependent on our strong brands in the marketplace. Such dependency will increase further as the number of internet and mobile users as well as the number of market entrants grows. In order to retain existing and attract new viewers, advertisers and strategic partners, we may need to substantially increase our expenditures to create and maintain brand awareness and brand loyalty. However, we cannot guarantee that the increase of our brand visibility will result in increase in revenues and profits. Our financial performance may not improve even though our programs are well received and recognition of our brand names increases.

Increases in competition and market prices for professionally produced content may have an adverse impact on our financial condition and results of operations.

Competition for quality online advertising content is intense in Hong Kong and PRC. Our competitors include well-capitalized companies, both private and newly listed companies, many of whom operate on a net-loss basis, as well as well-established companies with greater user traffic than ours. If we are unable to secure a large portfolio of professionally produced quality content due to the prohibitively high costs, or if we are unable to manage our content acquisition costs effectively and generate sufficient revenues to outpace the increase in content spending, our website traffic, financial condition and results of operations may be adversely affected.

The expansion of advertisement blocking measures may negatively impact the intended advertising revenues.

The development of software and mobile applications that block advertisements before they appear on a user’s screen may hinder the growth of online and digital advertising. Since advertising revenues may be based on user views, the expansion of advertisement-blocking software and mobile applications may cast shadow over our planned advertising business. As a result, such advertisements will not be tracked as a delivered advertisement. In addition, advertisers may choose not to advertise on our websites or applications because of the expansion of advertisement-blocking measures. In addition, increasing numbers of browsers include technical barriers designed to prevent consumer tracking such as trailing browsing history, which may also adversely impact the growth of online and digital advertising.

We may face regulatory challenges with respect to establishing outdoor LED screens in the future.

As part of our business strategy, we plan to use part of the offering proceeds to construct and/or purchase LED outdoor screens or scalable LED billboards in the next two years of up to 500 square meters (approximately 5,382 square feet) for advertisement purposes in certain major cities, such as Hong Kong, Kula Lumpur, and Taipei. Currently we do not have any permit to establish the intended LED screens in any of the targeted cities and we expect to spend substantial time and efforts regarding the outdoor LED screens in those foreign cities. We cannot assure you that we will obtain any relevant permits to construct or purchase any desirable LED screens or do so with reasonable costs.

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If we fail to establish and maintain relationships with content or infrastructure providers, we may not be able to attract and retain users.

In addition to reliance upon our reporters, editors and staff, we rely on numerous third parties to provide high-quality news, video, audio and text content to make our websites and mobile applications more attractive to users and advertisers. Our arrangements with content providers are usually short-term and our content providers may increase the fees they charge us for their content. This trend would increase our costs and operating expenses and could adversely affect our ability to obtain content at an economically acceptable cost. Except for the exclusive content, some of the third party content provided to our websites is also available from other sources or may be provided to other internet companies. If other internet companies present the same or similar content in a superior manner, it would adversely affect our user traffic. On February 24, 2020, we acquired Butterfly Effect and as a result expanded into the content production business. However, we cannot provide any assurance that our new subsidiaries and affiliates will supply sufficient internet contents, such as TV shows and movies which cater to Chinese speakers living outside mainland China.

Our business also depends significantly on relationships with infrastructure providers. We have the Strategic Development Agreement with CybEye to continue further improving the efficiency of the APP Platform with the blockchain technologies. If our relationship with CybEye deteriorates or some of our competitors establishes the same or more advanced platform than what we have, our business operations and financial results may be adversely affected. We may not be able to maintain the relationships with third party vendors or replace them on commercially attractive terms.

We may fail to retain existing users or add new users, or our users may decrease their level of engagement with us.

 The size of our user base and the level of our user engagement are critical to our success. Growing our user base and increasing the overall level of user engagement on our live streaming platform are critical to our business. If our user growth rate slows down, our success will become increasingly dependent on our ability to retain existing users and enhance user engagement on our platform. For instance, if our CVTV mobile application or the APP Platform does not provide our users with the entertainment they seek, we may not be able to retain or attract users or increase the frequency or depth of their engagement. A number of online entertainment and communication products that achieved early popularity have since seen the size of their user base or level of user engagement decline, in some cases precipitously. There is no guarantee that we will not experience a similar erosion of our user base or user engagement level in the future. A number of factors could negatively affect user retention, growth and engagement, including if:

•	we are unable to attract new users to our APP Platform or retain existing ones;

•	we fail to introduce new and improved services, or services we introduced are not favorably received by users;

•	we are unable to combat inappropriate or abusive use of our platform, which may lead to negative public perception of us and our brands;

•	information technology issues or other technical problems prevent us from delivering our services in a rapid and reliable manner or otherwise adversely affect the user experience;

•	we suffer from negative publicity, fail to maintain our brands or if our reputation is damaged;

•	we fail to address user concerns related to privacy and communication, safety, security or other factors; and

•	there are adverse changes in our services that are mandated by, or that we elect to make to address, legislation, regulations or government policies.

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If we are unable to grow our user base or enhance user engagement, our platform and mobile applications will become less attractive to our users, which would have a material and adverse impact on our business and operating results.

Changes in technology may render our current technologies obsolete or require us to obtain licenses for introducing new services or make substantial capital investments, financing for which may not be available to us on favorable commercial terms or at all.

The Hong Kong telecommunications industry has been characterized by rapid increases in the diversity and sophistication of the technologies and services offered. As a result, we expect that we will need to constantly upgrade our information technologies and services in order to respond to the competitive industry conditions and customer requirements. Developments of new technologies have rendered some less advanced technologies unpopular or obsolete. If we fail to develop, or obtain timely access to, new technologies, infrastructure and equipment, or if we fail to obtain the necessary licenses to provide our content using these new technologies, we may lose our customers and market share.

In addition, the cost of implementing new technologies, upgrading our networks or expanding capacity could be significant. In particular, we have made and will continue to make substantial capital expenditures in the near future in order to effectively respond to technological changes, such as the continued expansion of our servers. To the extent these expenditures exceed our cash resources, we will be required to seek additional debt or equity financing. Our ability to obtain additional financing on favorable commercial terms will depend on a number of factors. These factors include our financial condition, results of operations, cash flows and the prevailing market conditions in the domestic and international telecommunications industry, the cost of financing and conditions in the financial markets, and the issuance of relevant government and other regulatory approvals. Any inability to obtain funding for our capital expenditures on commercially acceptable terms could jeopardize our expansion plans and materially and adversely affect our business prospects and future results of operations.

If new technologies adopted by us do not perform as expected, or if we are unable to effectively integrate new technologies in a commercially viable manner, our revenue growth and profitability may decline.

We are constantly evaluating new growth opportunities in the internet media industry. Some of these opportunities involve new digital platform technologies for which there are no proven markets, and may not develop as expected. These new technologies may not perform as expected or generate an acceptable rate of return. In addition, we may not be able to successfully develop new technologies to effectively and economically deliver our advertising or marketing services, or be able to compete successfully in the delivery of our news content based on or through new technologies. Furthermore, the success of our mobile applications is substantially dependent on the mobile applications developed by third-party developers. These applications may not be sufficiently developed to support our content and/or advertising and marketing services. If we are unable to deliver commercially viable services or applications based on the new technologies that we adopt, our financial condition and results of operations may be materially and adversely affected.

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Our growth may cause significant pressures upon our operational, administrative and financial resources.

Our operational, administrative and financial resources may be inadequate to sustain the growth we want to achieve. As the demands of our users and the needs of our customers change, the number of our users and volume of online advertising increase, requirements for maintaining sufficient servers to provide high-definition online video and mobile activities increase, we will need to increase our investment in our network infrastructure, facilities, personnel and other areas of operations. If we are unable to manage our growth and expansion effectively, the quality of our advertising and marketing services could deteriorate and our business may suffer. Our future success will depend on, among other things, our ability to:

•	adapt our services and maintain and improve the quality of our services;

•	protect our website from hackers and unauthorized access;

•	continue training, motivating and retaining our existing employees and attract and integrate new employees; and

•	develop and improve our operational, financial, accounting and other internal systems and controls.

Due to the rapidly evolving market of our industry, we cannot predict whether we will meet internal or external expectations of future performance.

The internet industry is rapidly evolving, and new products, new business models, and new players emerge from time to time in a lot of Asian countries and regions where our primary market is located. In addition, regulatory changes can have an unexpected and disruptive impacts on our business.

We believe our future success depends on our ability to significantly grow our revenues from the planned business models. However, market data on our business, especially on new products, business models and sales channels, are often limited, unreliable or nonexistent. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in a fast changing market where there are abundant private and public capital to support competing new product developments, new business models and new companies. These risks include our ability to:

•	offer new and innovative mobile applications;

•	attract and retain viewers, subscribers and advertisers;

•	react quickly and effectively to regulatory changes;

•	respond effectively to competitive pressures and address the effects of strategic relationships or corporate combinations among our competitors;

•	attract customers to our advertising and marketing services;

•	maintain our current, and develop new, strategic relationships;

•	increase awareness of our brand and continue to build viewer loyalty;

•	attract and retain qualified managerial and other talented employees;

•	upgrade our technology to support increased traffic and expanded services;

•	expand the content and services on our network, produce and secure premium content and increase network bandwidth in a cost-effective manner; and

•

develop a sufficiently large customer and user base and monetization models for our advertising and marketing services to recover its development costs, network expenditures and marketing expenses and eventually achieve profitability.

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We may not be able to adequately protect our intellectual properties, and we may be subject to intellectual property infringement claims or other allegations by third parties for services we provide or for information or content displayed on, retrieved from or linked to our websites, or distributed to our users, which may materially and adversely affect our business, financial condition and prospects.

We rely on a combination of copyright and trademark laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual properties. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual properties, particularly in countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

Companies in the internet, technology, and media industries are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of other parties’ rights. The validity, enforceability and scope of protection of intellectual property rights in internet-related industries are uncertain and still evolving.

For example, we had a trademark dispute with one of the Company’s former partners, China VTV Taiwan Co., Ltd. (“China VTV Taiwan”). On December 7, 2018, the Company filed an opposition to China VTV Taiwan’s mark registration in front of Taiwan Intellectual Property Office with respect to the mark that the Company has used since February 2015 in a number of Asian countries and regions. On November 12, 2019, the Taiwan Intellectual Property Office denied China VTV Taiwan’s mark registration application and China VTV Taiwan appealed such decision to the Ministry of Economic Affairs of Taiwan. On April 14, 2020, the Ministry of Economic Affairs of Taiwan affirmed the decision of the Taiwan Intellectual Property Office that it agreed with the Company on denying China VTV Taiwan’s mark registration in Taiwan. On July 7, 2020, the Company’s wholly owned subsidiary in Hong Kong received the affirmation from the Taiwan Intellectual Property Office to register the Company’s mark and the accompanying text in Taiwan.

Pursuing or defending intellectual property litigation can be costly and impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. Any resulting liability or expenses, or changes required to our websites to reduce the risk of future liability, may have a material adverse effect on our business, financial condition and prospects.

Privacy concerns may prevent us from selling demographically targeted advertising in the future and make us less attractive to advertisers.

We collect personal data from our user base in order to better understand our users and their needs and to help our advertisers target specific demographic groups. If privacy concerns or regulatory restrictions prevent us from selling demographically targeted advertising, we may become less attractive to advertisers. For example, as part of our future advertisement delivery system, we may integrate user information such as advertisement response rate, name, address, age or email address, with third-party databases to generate comprehensive demographic profiles for individual users.

We do not have any business liability or disruption insurance coverage for our operations, and nor do we have any director and officer liability insurance. Any business disruption, litigation or natural disaster may cause us to incur substantial costs and divert our resources.

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Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Hong Kong dollars HKD and Chinese dollars RMB into foreign currencies and, if HKD or RMB were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Hong Kong use the Hong Kong Dollar (“HKD”) and operations in mainland China use RMB as the functional currencies. The majority of our expenses incurred are in HKD and RMB and some expenses are incurred in USD. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the HKD depends to a large extent on Hong Kong government policies, relations with PRC, domestic and international economic and political developments as well as supply and demand in the local market.

We depend on select personnel and could be affected by the loss of their services.

We depend on the continued service of our directors, executive officers, senior management and other key employees, many of whom are difficult to replace. The loss of the services of any of our executive officers or other key employees could potentially harm our business operations. Competition for qualified talents in Hong Kong is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs, including stock-based compensation.

You may have difficulty enforcing judgment against us or our directors and officers.

We are a Nevada holding company and most of our assets are located outside of the United States. In addition, all of our directors and executive officers are residents of mainland China and Hong Kong, and substantially all of their assets and our assets are located in Hong Kong or mainland China. As a result, investors may not be able to effect service of process upon us or our directors and executive officers, or to enforce against them judgments obtained in courts outside of Hong Kong or mainland China.

Any final judgment obtained against us in any court other than the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the PRC without further review of the merits only if the court of the PRC in which enforcement is sought is satisfied that:

•	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the PRC;

•	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the PRC;

•

if the judgment was rendered by default by the court rendering the judgment, we, or the above mentioned persons, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the PRC; and

•	judgments at the courts of the PRC are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

Among other things, if you fail to establish the foregoing to the satisfaction of the courts in the PRC, you may not be able to enforce a judgment against us rendered by a court in the United States.

The occurrence of the COVID-19 pandemic is likely to negatively affect our operations.

The occurrence of the COVID-19 pandemic, an uncontrollable event, is likely to negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this has limited our business travel and regular business activities, such as access to our facilities, customers, management, support staff and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our services but our overall ability to react timely to mitigate the impact of this pandemic. Also it may substantially hamper our efforts to provide our investors with timely information and comply with our filing obligations with the Securities and Exchange Commission during and shortly after the pandemic.

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Any future outbreak of contagious diseases may materially and adversely affect our business and operations, as well as our financial condition and results of operations.

Any future outbreak of contagious diseases, such as severe acute respiratory syndrome or avian influenza, may disrupt our ability to adequately staff our business and may generally disrupt our operations. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part or all of our operations. Furthermore, any future outbreak may restrict the level of economic activities in the affected regions, including Hong Kong and mainland China, which may adversely affect our business and prospects. As a result, we cannot assure you that any future outbreak of contagious diseases would not have a material adverse effect on our financial conditions and results of operations.

If the Company fails to raise additional capital, its ability to implement its business model and strategy could be compromised.

The Company has limited capital resources and operations and has generated limited revenue as of February 29, 2020. To date, its operations have been funded primarily from its shareholders and management. From time to time, we may seek additional financing to provide the capital required to expand our sales and for marketing and general working capital. We cannot predict with certainty the timing or amount of any such capital requirements and whether the terms of financing would be commercially reasonable or desirable.

If the Company does not raise sufficient capital to fund its ongoing development and operations, it is likely that it will be unable to carry out its business plans. The Company may not be able to obtain additional financing on terms acceptable, or at all. Even if the Company obtains financing for near term operations and product development, the Company may require additional capital beyond the near term. If the Company is unable to raise capital when needed, its business, financial condition and results of operations would be adversely affected, and it could be forced to reduce or discontinue its operations.

Failure to continue having the office in Hong Kong without reasonable notice could interrupt the operations of the Company.

The Company does not have a written lease or understanding of the specific terms for its primary office in Hong Kong, the landlord of which office is a friend of Mr. Tijin Song, one of our directors and shareholders. Although we have a good and friendly relationship with such landlord, we cannot assure that we will continue this accommodation for any specific period of time. Although it is unlikely, it is possible that we may have to move our office out of the current premise with a short notice from the landlord and would have to accept a high rent for the new office space because of the limited time for the new office space search.

The Company’s ability to compete may decline if it does not adequately protect its proprietary rights or if it is barred by the intellectual property rights of others.

The Company’s commercial success depends on obtaining and maintaining proprietary rights to its APP Platform and the copyrights to the original stories, adapted scripts, as well as successfully defending these rights against third-party challenges. From publication houses and information technology companies, the Company together with its operating subsidiaries obtains its rights to use certain proprietary information to further develop the APP Platform and moving picture products, audio books and video games. The Company will only be able to protect its contents for online distribution from unauthorized use by third parties to the extent that the underlying copyrights and patents are valid and enforceable and effectively licensed from the original owners.

The Company faces the risks of intellectual property litigation from others from time to time. If the Company is involved in litigation regarding a patent or copyright that the Company has licensed and been using in its operations, the Company may have to suspend the use of the patent or copyright until the litigation ends. In that case, the Company’s operations may be substantially disrupted and adversely affected.

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The Company and its respective licensors may not be able to enforce their intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the U.S. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents, copyrights, and other intellectual property rights. This could make it difficult for the Company and its respective licensors to stop the infringement of some of the Licensors’ patents, copyrights, or the misappropriation of their other intellectual property rights.

Proceedings to enforce the Company’s and its licensors’ patent rights and copyrights in foreign jurisdictions could result in substantial costs and divert its efforts and attention from other aspects of the businesses. Accordingly, the efforts to protect the Company’s intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the U.S. and foreign countries may affect the Company’s ability to obtain adequate protection for its technology, right to distribute contents online, and the enforcement of intellectual property.

We do not have completion guarantee for any of our TV or movie production.

A completion guarantee, sometimes referred to as a completion bond, is a form of insurance offered by a completion guarantor company in return for a percentage fee based on the budget that is often used in independently financed films to guarantee that the producer will complete and deliver the film to the distributor(s) thereby triggering the payment of minimum distribution guarantees to the producer. Because there is no completion guarantee available in the Chinese moving picture industry, we, particularly our Butterfly Effect subsidiary, do not have any completion guarantee for any TV or movie products. If we cannot finish a TV or movie as planned, we may suffer substantial economic loss for the time and funds we have spent in the past, such as original story creation and script adaption.

The film and TV censorship in mainland China and Taiwan may derail the distribution of certain contents, such as TV shows and movies.

Film censorship in China involves the banning of films deemed unsuitable for release or the editing of such films to remove objected content by the governments in both the PRC and Taiwan. In mainland China, films are reviewed by the China Film Administration (“CFA”) under the Publicity Department, which dictates whether, when, and how a movie gets released. The contents that our subsidiaries produce are subject to the review of the CFA and there is an inherent risk that the CFA may request a movie or TV show to be edited in certain ways or ban the distribution of such TV show or movie entirely. Although the Company and its management have experience and knowledge in the CFA policies and guidelines regarding what contents may or may not be allowed for public distribution, the Company cannot guaranty that each production will pass the censor of the CFA without substantial edits. The Company will suffer material and substantial economic losses if one of its TV show or movie is banned by the CFA.

Risks Related to the Telecommunications Infrastructure

Our operations and ability to deliver programs or services may be disrupted due to a systematic failure, shutdown in our networks, disruptions from any of our server service providers or natural disasters.

Our cloud disks are maintained in Hong Kong and Taiwan and managed by Baidu, Tencent, and Amazon for internet services in different regions. The geographical area near Hong Kong is susceptible to earthquakes and typhoons. However, we do not carry insurance to cover damages caused by earthquakes, typhoons or other natural disasters or any resulting business interruption. Our services are currently carried through our fixed and mobile communications networks, as well as through our transmission networks consisting of optical fiber cable and microwave, which could be vulnerable to damage or interruptions in operations due to natural disasters. The occurrence of natural disasters could impact our ability to deliver services and have a negative effect on our results of operations. In addition, any disruption of business operations of any of our server service providers may adversely affect the distribution of our contents on the APP Platform. Furthermore, we might also be held liable for losses claimed from our customers that were incurred from our failure to deliver our services. These potential liabilities could also have a material adverse effect on our results of operations.

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Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our website and mobile applications less attractive and reliable, and we may be susceptible to security breaches, which may damage our reputation and adversely affect our business.

As an internet-based media company delivering contents through internet, our system is susceptible to cyber security risks, including hijacking attacks, phishing attacks, hacker’s intrusions to steal customer’s private information, and distributed denial-of-service (DDoS) attacks. These attacks may disrupt our services and cause leakage of our customers’ personal information, which may result in significant damages and material adverse effects to our customers and our operations. We cannot assure you that our data protection measures are sufficient to prevent any data leakage or disruption of our service due to cyber-attacks. We may suffer negative consequences, such as remedial losses, increased cyber security protection costs, lost revenues, litigation and reputational damage due to cyber-attacks.

Internet use can decline if any major compromise of internet security occurs. “Hacking” involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our services. We may be required to expend capital and other resources to protect our website and mobile applications against hackers, and the measures we take may not be effective. In addition, the inadvertent transmission of computer viruses could expose us to a risk of loss or litigation and possible finding of liabilities, damages to our reputation as well as decrease in our user traffic.

Traffic growth and user engagement depend upon effective interoperation with operating systems, networks, devices, web browsers and standards that we do not control.

We make our websites and mobile applications available across a variety of operating systems. We are dependent on the interoperability of our websites and mobile applications with popular devices, desktop and mobile operating systems and web browsers that we do not control, such as Windows, Android, iOS, and others. Any changes in such systems, devices or web browsers that degrade the functionality of our websites and mobile applications or give preferential treatment to competitive websites and mobile applications could adversely affect us.

Further, if the number of platforms for which we develop our websites and mobile applications increases, it will result in an increase in our costs and expenses. In order to deliver high quality products and services, it is important that our websites and mobile applications work well with a range of operating systems, networks, devices, web browsers and standards that we do not control. In addition, because a large number of our users access our websites and mobile applications through mobile devices, we are particularly dependent on the interoperability of our websites and mobile applications with such devices and operating systems. In the event that it is difficult for our users to access and use our websites and mobile applications and services, particularly on their mobile devices, our user growth and user engagement could be harmed, and our business and operating results could be adversely affected.

Our business and results of operations may be harmed by service disruptions, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure.

The continual accessibility of our websites and the performance and reliability of our network infrastructure are critical to our reputation and our ability to attract and retain users, advertisers and merchants. Any system failure or performance inadequacy that causes interruptions in the availability of our services or increases the response time of our services could reduce our appeal to users and consumers. Factors that could significantly disrupt our operations include systematic failures and outages caused by fire, floods, earthquakes, power loss, telecommunications failures and similar events; software errors; computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems; and security breaches related to the storage and transmission of proprietary information, such as credit card numbers or other personal information.

As the number of our users increases and more content we generate or deliver, including photos and videos on our APP Platform, we may be required to expand and adapt our technology and infrastructure to continue to reliably store and analyze this content. It may become increasingly difficult to maintain and improve the performance of our programs and services, especially during peak usage times, as our programs and services become more complex and our user traffic increases. We have limited backup systems and redundancy. Future disruptions or any of the foregoing factors could damage our reputation, require us to expend significant capital and other resources and expose us to a risk of loss or litigation and possible liability. We do not carry any business interruption insurance to compensate for losses that may occur as a result of any of these events. Accordingly, our results of operations may be adversely affected if any of the above disruptions occurs.

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If we fail to comply with the rating of internet content, news regulations or any other applicable laws and rules, we may be investigated and face litigation and potential liabilities and be subject to fines.

Our business operations are subject to the regulations of rating of internet content, news regulations and privacy laws in Hong Kong. We are required to restrict children, teenagers, and young adults from viewing the programs provided by us outside the appropriate ratings. With respect to the regulations of news production and distribution, we are prohibited from creating or distributing news that invade people’s privacy, damage people’s reputations based on false or misleading information, or contravene other applicable laws and regulations. If the authority in Hong Kong has reason to investigate the potential violation of ratings of internet content, news regulations or other applicable laws and rules, our business operations could be disrupted, which would have a negative impact on our reputation and results of operations.

Risks Related to Our Stock and Being a Public Company

Our management team may take actions that conflict with our public stockholders’ best interests.

As of  September 11, 2020, our executive officers as a group collectively owned approximately 55% of the outstanding shares of our common stock. The executive officers may own or operate companies that may conflict with those of the Company. We cannot assure you that our executive officers will not take any actions that may impair our ability to conduct our business competitively or conflict with the best interests of our other stockholders.

You may experience dilution of your ownership interests because of the future issuance of additional common stock of the Company.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our current shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for shares of common stock, as the case may be, in connection with hiring or retaining employees, future acquisitions, future financing, and other purposes. The future issuance of any such additional shares may create downward pressure on the market price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts at a price (or exercise prices) below the price at which our shares may be valued or priced in a public market.

There is no active liquid trading market for the Company’s Common Stock.

There is no regular active trading market in the Company’s Common Stock, and we cannot guarantee that an active trading market will develop. If an active market for the Company’s Common Stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our operating results;

•	announcements that our revenue or income are below expectations;

•	general economic slowdowns;

•	sales of large blocks of the Company’s Common Stock; and

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

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Because we can issue additional shares of common stock, purchasers of our common stock may suffer immediate dilution, and may experience further dilution in the future.

We are authorized to issue up to 600,000,000 shares of common stock. As of September 11, 2020, 286,280,000 shares of common stock were issued and outstanding. Our board of directors has the authority to mandate the issuance of additional shares of common stock without the consent of any of our shareholders as long as we have enough authorized common stock. Consequently, our shareholders may experience further dilution of their ownership in the Company in the future, which could have an adverse effect on the trading market for our common stock.

We have not paid cash dividends in the past, and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock, and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

The Company incurs additional costs as a result of being a public company, and the management will be required to devote substantial time to compliance initiatives.

As a public company, the Company incurs significant legal, accounting, and other expenses that it would not have as a private company. The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”). These rules and regulations require, among other things, that we file annual, quarterly, and current reports with respect to our business and financial conditions and establish and maintain effective disclosure and financial controls and corporate governance practices. These rules and regulations substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly, and this will be after we are no longer an “emerging growth company” as defined in the recently enacted Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Board, management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

Our stock price may be volatile; you may not be able to resell your shares at or above your purchase price.

The market prices for our securities and the securities of companies similar to ours have been highly volatile, with price and volume fluctuations, and may continue to be highly volatile in the future. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock, some of which are beyond our control:

•	Announcements of new commercial products by our competitors or us;

•	Our issuance of equity or debt securities, or disclosure or announcements relating thereto;

•	Developments concerning proprietary rights;

•	Regulatory developments in the United States and foreign countries;

•	Litigation;

•	Economic and other external factors, or other disasters or crises; or

•	Period-to-period fluctuations in our financial results.

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Anti-takeover provisions may impede the acquisition of our Company.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. But certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so, which could cause our stock price to decline.

RISKS RELATED TO THIS OFFERING

Investors may experience dilution of ownership interests because of future issuance of additional shares of our common stock or other securities that are convertible into or exercisable for our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our common stock offered hereby. The Company is authorized to issue an aggregate of 600,000,000 shares of common stock. We may issue additional shares of our common stock that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a materially adverse effect on our business and cause the price of our common stock to decline.

Future sales or issuances of our common stock may cause the market price of our common stock to decline.

The sale of substantial amounts of our common stock, whether directly by us or in the secondary market by existing security holders (including holders of our outstanding warrants and convertible debt), as well as the perception that such sales could occur, or the availability for future sale of shares of our common stock or securities convertible into (or exchangeable or exercisable for) our common stock could materially and adversely affect the market price of our common stock, and our ability to raise capital through future offerings of equity or equity-related securities. Any such sales may result in significant dilution to our existing shareholders, including you. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which will result in additional dilution to you.

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There is currently limited trading of our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain an active trading market could negatively affect the value of our common stock and make it difficult or impossible for investors to sell their shares in a timely manner.

There is currently very limited trading of our common stock, and an active trading market may never develop. Our common stock is quoted on the OTC Pink Market. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to list our common stock on a national stock exchange, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. Based upon the last evaluation conducted as of May 31, 2020, our management at the time concluded that our disclosure controls and procedures were not effective due to the identified material weaknesses. For more information, please refer to Item 9A. Controls and Procedures in our quarterly report on Form 10-Q for the quarter ended May 31, 2020.

While we are taking actions to diligently remediate the identified material weaknesses in the forthcoming quarters and intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, we cannot assure you that we will establish the effectiveness of our internal controls over financial reporting or that we will not be subject to these or other material weaknesses in the future. Management may not be able to conclude that our internal control over financial reporting is effective in the near future. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

There is no minimum offering amount that must be raised and as a result the Company may raise significantly less than the Maximum Offering Amount.

There is no minimum offering amount that must be raised and as result we may close on significantly less than the Maximum Offering Amount. In the event that we close on less than the Maximum Offering Amount, we may not have sufficient capital to execute on our business strategy the way we have intended. Our ability to obtain additional financing thereafter may have a materially adverse effect on our ability to execute its overall plan and your investment may be lost. All investor funds for subscriptions are being transmitted directly to the Company for the Company’s immediate use.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 15 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the shares of common stock offered pursuant to this prospectus will be up to approximately $48 million after deducting estimated offering expenses, based on an assumed public offering price of $4.00 per share and assuming we sell the maximum number of shares offered hereby. There is no minimum offering amount. Thus, we may continue to have significant debt obligations.

We currently intend to use the net proceeds that we receive in this offering as follows: 1) repayments to Butterfly Effect Shareholders pursuant to the Butterfly Effect Acquisition Agreement; 2) acquiring the intellectual property rights to selected online video games and Hollywood movies for the APP Platform distribution; 3) producing live performing internet-based TV shows and programs; 4) purchasing and/or constructing macro-scale LED screens in Kuala Lumpur and Hong Kong; 5) employing artificial intelligence, blockchain and the Company’s cloud database to enhance the performance of the APP Platform; 6) recruiting more entertainment media staff for existing and new media operational centers; and 7) providing general working capital. We assign various estimated amounts of capital required to implement different tasks as specified in the following chart, depending on the amount of capital we raise in this offering.

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Capital Raised	$24 million	$48 million
Use of Proceeds on Various Projects

1) Make cash payments to the Butterfly Effect Shareholders pursuant to the Butterfly Effect Acquisition Agreement ($8 million)

2) Develop and broadcast globally over the internet a live program called “Le Xue Internet Anchorwoman” ($4 million)

3) Purchase or construct at least 500 square meters of LED screens in Kuala Lumpur ($1 million)

4) Technology improvement for the APP Platform to save internet traffic ($1 million)

5) General working capital for the operations in Hong Kong and U.S. ($5 million)

6) Purchase copyrights of selected video games ($4 million)

7) Establish media operation centers in Malaysia and Paris, France ($1 million)

1) Make cash payments to the Butterfly Effect Shareholders pursuant to the Butterfly Effect Acquisition Agreement ($12 million)

2) Develop and broadcast globally over the internet a live program called “Le Xue Internet Anchorwoman” ($4 million)

3) Purchase or construct at least 500 square meters of LED screens in Hong Kong and Kuala Lumpur ($2 million)

4) Technology improvement for the APP Platform to save internet traffic ($1 million)

5) General working capital for the operations in Hong Kong and U.S. ($7 million)

6) Purchase copyrights of selected video games ($8 million)

7) Investments in selected Hollywood movies to be identified ($12 million)

8) Establish media operation centers in Malaysia, Paris (France), Canberra (Australia), and Vancouver (Canada) ($2 million)

DIVIDEND POLICY

We have never paid our holders of Common Stock any cash dividends, and currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends to the holders of our Common Stock will be at the discretion of our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of May 31, 2020. Such information is set forth on the following basis:

•	on an actual basis; and

•

on a pro forma basis to reflect the sale by us of up to 12,000,000 shares of our Common Stock in this offering at a assumed public offering price of $4.00 per share, before deducting any commissions if applicable and offering expenses.

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 As of May 31, 2020

		Pro Forma
	Actual	Maximum
Cash and cash equivalents	$91,177	48,091,177
Shareholders’ equity:
Share capital:
Share of Common Stock, $.001 par value per share, 600,000,000 shares authorized, 284,280,000 shares issued and outstanding, actual;	284,280
Share of Common Stock, $.001 par value per share, 600,000,000 shares authorized, 296,280,000 issued and outstanding, pro forma at maximum		296,280
Additional paid-in capital	6,896,216	54,884,216
Subscription receivables and shares issuable, net	(311,345)	(311,345)
Accumulated deficit	(2,924,933)	(2,924,933)
Accumulated other comprehensive loss	(236,173)	(236,173)
Noncontrolling interest	(140,587)	(140,587)
Total shareholders’ equity(deficit)	3,567,458	51,567,458

Total capitalization	$3,567,458	$51,567,458

You should consider this table in conjunction with “Description of Securities” on page 75 and our financial statements and the notes to those financial statements included elsewhere in this prospectus.

DILUTION

If you invest in our common stock, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our pro forma net tangible book value as of May 31, 2020 was $20.3 million, or $0.069 per share. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of outstanding common stock.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

After giving effect to the receipt of the net proceeds from our sale of 12,000,000 shares of Common Stock at maximum at an assumed public offering price of $ 4.00 per share, as set forth on the cover page of this prospectus, after deducting any applicable placement agents’ discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of May 31, 2020 would have been $20.3 million at maximum, or $0.07 per share at maximum. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.17 per share at maximum to existing stockholders and an immediate dilution of $3.93 per share at maximum to new investors purchasing the shares of Common Stock in this offering.

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The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share	$4.00
Increase in net tangible book value per share attributable to this offering	0.17
Pro forma net tangible book value per share after this offering	0.07
Dilution in pro forma net tangible book value per share to new investors	3.93

A $1.00 increase in the assumed public offering price of $4.00 per share, which is set forth on the cover page of this prospectus, would increase the pro forma net tangible book value to give effect to this offering, by $0.206 per share, and the dilution to new investors by $4.891 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting any applicable expenses payable by us. A $1.00 decrease in the assumed public offering price of $4.00 per share, which is set forth on the cover page of this prospectus, would increase the pro forma net tangible book value to give effect to this offering, by $0.125 per share, and the dilution to new investors by $2.972 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting any applicable expenses payable by us.

Each increase of one million shares in the number of shares of common stock offered by us in this offering would increase the pro forma net tangible book value given effect to this offering, by $0.179 per share, and the dilution to new investors by $3.918 per share, assuming the assumed public offering price remains the same and after deducting any applicable expenses payable by us. Similarly, each decrease of one million shares in the number of shares of common stock offered by us in this offering would increase the pro forma net tangible book value given effect to this offering, by $0.152 per share, and the dilution to new investors by $3.945 per share, assuming the assumed public offering price remains the same and after deducting any applicable expenses payable by us.

To the extent that outstanding options are exercised, investors purchasing our common stock will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management Discussion and Analysis (“MD&A”) contains “forward-looking statements”, which represent our projections, estimates, expectations or beliefs concerning among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe under “Risk Factors” in this prospectus. Actual results may differ materially from any forward looking statement.

Overview

Organization and Business Operations

China VTV Limited (the “Company,” “we,” “us,” or “our”) was incorporated under the laws of the State of Nevada on February 19, 2015. On February 9, 2018, we filed with the Nevada Secretary of State to change the name of our corporation from “T-Bamm” to “China VTV Limited”.

China VTV Ltd. (“China VTV HK”) was incorporated on January 9, 2015 under the laws of Hong Kong. The business of China VTV is developing an Over-The-Top (the “OTT”) streaming media platform that distributes streaming media as a standalone product directly to viewers over the Internet, bypassing telecommunications, multichannel television, and broadcast television platforms that traditionally act as a controller or distributor of such content. China VTV HK provides news, entertainment shows, TV episodes and other programs on its website and social media accounts.

Pursuant to the Share Exchange Agreement dated March 15, 2019, on May 6, 2019, we issued an aggregate of 115,550,000 shares of our common stock to the shareholders of China VTV HK in exchange for all of the issued and outstanding equity interests of China VTV HK and five individuals who provided prior services to China VTV HK. As a result, China VTV HK has become our wholly-owned subsidiary. The acquisition of China VTV HK is treated as a reverse acquisition, and the business of China VTV became our business.

On December 18, 2019, the Company, VTV Global Culture Media (Beijing) Co., Ltd., a Chinese wholly foreign owned entity and a wholly-owned subsidiary of the Company (“WFOE”), Butterfly Effect Culture Media (Beijing) Co., Ltd., a corporation formed under the laws of China (the “Target”) and each and all of the shareholders of the Target (each, a “Target Shareholder”, and collectively, “Target Shareholders”) entered into a business acquisition agreement (the “Acquisition Agreement”), pursuant to which the Company through its WFOE agreed to acquire the Target through a series of management agreements (the “VIE Agreements”) to effectively control and own the Target (the “Acquisition”). In accordance with the Acquisition Agreement, in consideration for the effective control over the Target, the Company issued an aggregate of 24,000,000 shares of its common stock (the “Common Stock”) to the Target Shareholders in accordance with the percentage (the “Target Shareholder Equity Percentage”) as set forth in the Acquisition Agreement. In addition, subject to the terms and conditions in the Acquisition Agreement, the Company and its subsidiaries agreed to pay a total of RMB 288,000,000 (the “Cash Consideration”) to the Target Shareholders pro rata with the Target Shareholder Equity Percentage over a period of time as set forth therein.

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Pursuant to the terms and conditions of the Acquisition Agreement, the Company also agreed to dedicate forty percent (40%) of the net proceeds actually received in any public or private equity offering (the “Qualified Offering”), in which the Company raises at least $20,000,000 USD in gross proceeds before deducting any underwriter or placement agent’s discount and commissions and any offering expenses, to be used to pay the Target Shareholders pro rata with the Target Shareholder Equity Percentage until the total amount of the Cash Consideration is paid in full, without the obligation to pay any interest thereon.

In addition, the Acquisition Agreement provides that in the event that the Target fails to meet the net profit milestones as set forth in the Acquisition Agreement, each Target Shareholder shall return the Common Stock or equivalent amount of cash (the “Claw-back”) according to the formula specified in the Acquisition Agreement. However, subject to the Claw-back provision, the Acquisition Agreement prescribes that if the Company does not make payments of at least half of the Cash Consideration to the Target Shareholders within one (1) year commencing on the first trading day (excluding the first trading day) of the Common Stock on a national stock exchange, i) the Target shall have the right to appoint the majority of the Company’s Board and manage and operate the Company and its subsidiaries and ii) each of the Target Shareholders shall have the right to receive the number of shares of the Common Stock equal to the result of (the total amount of Cash Consideration – the sum of cash received by the Target Shareholders)/ $2.00 per share* Target Shareholder Equity Percentage.

The Company completed this acquisition transaction on February 24, 2020 (the “Closing Date”) and acquired Butterfly Effect Media’s business.

Butterfly Effect Culture Media is primarily engaging in literary adaptation business. The Company centers its business on internet Chinese literary and literary adaptation for television shows, movies, audible books and mobile phone video games that are primarily distributed through online platforms to provide marketing and media services to the entertainment industry in China, including production of media promotion and advertising services to movies, television shows, actors and commercial products in China. For the year ended February 29, 2020, the focus and revenue stream for the Company was the purchase and sale of literature copyrights, and licensing of the copyrights to video game software development companies.

Following the acquisition, the Company plans to operate as a single entity with two relatively separate but integrated business units, which are 1) the e-media online streaming platform operated by the Company’s Hong Kong subsidiary and 2) the literary adaptation business whereby the Target adapts original stories or books into TV shows, movies and mobile video games to be distributed in and outside the People’s Republic of China (the “PRC”) through the internet. The Company is currently exploring the model to distribute contents, such as TV show episodes, produced by Butterfly Effect Culture Media on our online streaming platform. While each of the two business units is operating independently of each other, they are supervised by the board of directors (the “Board”) of the Company and share certain common resources and functions, including, but not limited to, accounting, business development, an marketing functions. The new Board after January 10, 2020 has representatives from both the Company and Butterfly Effect Media.

Strategic Development with CybEye and Chief Technology Officer

On September 30, 2019, we entered into a strategic development agreement (the “Strategic Development Agreement”) with CybEye Image, Inc. (“CybEye”), pursuant to which CybEye is developing and providing technical support and maintenance to the Company’s online streaming media OTT Platform and incorporating blockchain technologies to the Company’s OTT Platform to enhance security. CybEye is a mobile video-messaging APP platform company that builds customized applications for various industries. The Strategic Development Agreement shall continue in full force and effect until September 29, 2022. During the term of the Strategic Development Agreement, CybEye will develop the OTT Platform only for the Company, and will not engage in providing any services to other media companies. Subject to the terms and conditions of the Strategic Development Agreement, the Company shall issue to CybEye two million and five hundred thousand (2,500,000) shares of its unissued and registered common stock at one time and forty thousand (40,000) shares its unissued and registered common stock per month during the term of the Strategic Development Agreement upon the effectiveness of a registration statement to register those shares. Pursuant to the terms of the Strategic Development Agreement, upon listing of the Company’s common stock on a national stock exchange market, the Company shall make a cash payment of $150,000 to CybEye instead of the stock payment at the end of each whole month for CybEye’s services pursuant to this Agreement.

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In connection with the Strategic Development Agreement, on September 30, 2019, the Company and CybEye entered into a non-exclusive licensing agreement (the “Licensing Agreement”), pursuant to which the Company and its affiliates were granted a fully-paid perpetual non-exclusive right and license to use and develop any intellectual property and proprietary information, including, without limitation, any patents and trademarks as set forth in Schedule A thereto, which CybEye owns, to carry out the purposes and goals of the Strategic Development Agreement. On December 13, 2019, the Company and CybEye entered into an amendment to the Licensing Agreement dated September 30, 2019, pursuant to which the term of the Licensing Agreement was amended to twenty (20) years (from September 30, 2019 to September 29, 2039) and the Company agreed to issue 2,500,000 shares of its common stock to CybEye as set forth in the Strategic Development Agreement dated September 30, 2019. A copy of such amendment was filed in a current report on Form 8-K on December 17, 2019.

In addition, on September 30, 2019, the Company and Mr. Bing Liu (the “Executive”) entered into an executive employment agreement (the “Executive Employment Agreement”), in accordance with which, subject to the approval of the board of directors of the Company (the “Board”), the Executive shall be elected as a member of the Board and the Chief Technology Officer (“CTO”) of the Company. The Executive Employment Agreement has a term (the “Term”) of three (3) years, unless terminated earlier pursuant to the termination provisions therein. In accordance with the Employment Agreement, the Executive shall receive incentive stock options to purchase five hundred thousand (500,000) shares of the Company’s common stock each year during the Term of the employment pursuant to the stock option agreement (the “Stock Option Agreement”). Upon termination of the Strategic Development Agreement, the Executive Employment Agreement shall also be terminated, unless otherwise mutually agreed in writing. In connection with the Executive Employment Agreement, on September 30, 2019 (the “Grant Date”), the Company and the Executive entered into the Stock Option Agreement under the Company’s 2019 stock plan (the “Plan”), whereby the Company issued the Executive options (the “Options”) to purchase an aggregate of five hundred thousand (500,000) shares of the Company’s common stock, at an exercise price of $12.00 per share. The Stock Option Agreement provides that the Options shall become exercisable on September 29, 2020, one year from the Grant Date, and shall expire on September 29, 2026. Subject to the terms of the Stock Option Agreement and Plan, the Options shall vest in equal amounts each quarter from the Grant Date.

Copies of the Strategic Development Agreement, Licensing Agreement, Executive Employment Agreement and Stock Option Agreement were filed in a current report on Form 8-K on October 3, 2019.

Since November 2019, our blockchain-operated App have been available for both iPhone and Android mobile phone users, and we have been trying to recruit more mobile phone users to use our App to watch our online media programs.

Change of Directors

On November 29, 2019, the board of directors (the “Board”) of the Company appointed Mr. Bing Liu as a member of the Board and the Company’s Chief Technology Officer (“CTO”), Ms. Gehui Xu and Mr. Chi-Chung Cheng as members of the Board, effective immediately. Each of Mr. Bing Liu, Ms. Gehui Xu and Mr. Chi-Chung Cheng serves as a member of the Board until the next annual shareholder meeting and until his or her successor shall be duly elected and qualified or his or her early resignation.

Mr. Bing Liu, 60 years old, is the founder and Chief Executive Officer of CybEye, Inc., which was incorporated in October 2011. He owns fourteen U.S. patents and has the expertise in social networking platform, internet security, cloud computing and multi-lingual processing. Mr. Bing Liu received a Bachelor and a Masters of Computer Science from Tsinghua University in China. The Company has thus determined that it is in its best interest of the shareholders to appoint Mr. Liu the CTO and a member of its Board to fill a vacancy on the Board.

Ms. Gehui Xu, 51 years old, was a well-known television hostess at China Central Television Station from 1991 until 1995 and started her career as a television hostess at Hong Kong Phoenix Television Station in 1996. Ms. Gehui Xu received the award as one of the Top Ten Television Hostesses in China in 1994. Ms. Gehui Xu currently hosts three TV programs at Hong Kong Phoenix Television Station. Ms. Xu received a Bachelor’s Degree in English from Beijing Foreign Language College. Therefore, the Company has determined that it is in its best interest of the shareholders to elect Ms. Gehui Xu to the Board to fill a vacancy on the Board.

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Mr. Chi-Chung Cheng, 53 years old, has been a director of ETtoday Dongsen News Cloud Co., Ltd. since 2018. From 2011 to 2018, Mr. Chi-Chung Cheng was the Chairman, Chief Executive Officer and a director of SMI Holdings Group Limited (a company previously listed on the Hong Kong Stock Exchange). Mr. Chi-Chung Cheng received a Bachelor’s Degree from Taiwan University and an MBA Degree from Tsinghua University. Therefore, the Company has determined that it is in its best interest of the shareholders to appoint Mr. Chi-Chung Cheng to the Board to fill a vacancy on the Board.

On January 10, 2020, the Board reviewed and accepted Mr. Hongbin Dong’s resignation letter as a member of the Board, effective January 6, 2020. In addition, on January 10, 2020, the Board appointed Mr. Hongbin Dong as the Chairman of the supervisory board of the Company effective immediately, where Mr. Hongbin Dong oversees the general operations of the Company and advises on the executive compensation.

On January 10, 2020, the Board elected Ms. Qiongfang Shi as a member of the Board in connection with the Acquisition Agreement with Butterfly Effect, effective immediately. Ms. Qiongfang Shi serves as a member of the Board until the next annual shareholder meeting and until her successor shall be duly elected and qualified or her early resignation.

Ms. Qiongfang Shi, 39 years old, has been a member of the board of directors of Butterfly Effect since July 2015. Previously Ms. Shi served as the Vice President of Jiubang Digital Technology (Guangzhou) Co., Ltd. from November 2010 to June 2015. In addition, Ms. Shi has had various roles in the areas of Chinese literature, sales and marketing and project management. Ms. Qiongfang Shi received an associate’s degree in international accounting from Guangdong Industry Technical College in 2000, an associate’s degree in property management from Guangzhou Caimao Guanli Ganbu College in 2004, and has been pursuing an MBA at Communication University of China since September 2019.

Impact of Covid-19

A novel strain of coronavirus, or COVID-19, was first identified in China in December 2019 and subsequently declared a pandemic in March 11, 2020, by the World Health Organization. As a result of the COVID-19 pandemic, all travel has been severely curtailed to protect the health of our employees and comply with local guidelines, and we temporarily closed our china offices from February to early March 2020. To date, COVID-19 has surfaced in nearly all regions around the world and resulted in travel restrictions and business slowdowns in affected areas. The full impact of the pandemic on our business, operations and financial results will depend on various factors that continue to evolve which we may not accurately predict.

Results of Operations

Fiscal Year Ended February 29, 2020 compared to the Fiscal Year Ended February 28, 2019

The following table sets forth certain financial data in the comparative form for the years indicated below:

	For the Years Ended
	February 29, 2020	February 28, 2019	Dollar Change
Net Revenue	$3,834	$-	$3,834
Cost of Revenue	1,278	-	1,278
Gross Profit	2,556	-	2,556
Sales and marketing expenses	6,390	-	6,390
Research and Development Expenses	231,791	861,581	(629,790)
General and Administrative Expenses	1,271,630	13,426	1,258,204
Total Operating Expenses	1,509,811	875,007	634,804
Interest expense	316	-	316
Loss before income tax	(1,507,571)	(875,007)	(632,564)
Provision for Income Tax	-	-	-
Net Loss	(1,507,571)	(875,007)	(632,564)
Comprehensive Loss	$(1,508,906)	$(875,770)	$(633,136)

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Revenue:

During the year ended February 29, 2020, we realized $3,834 in revenue, representing an increase of $3,834 as compared to $0 for the year ended February 28, 2019, as a result of one-time advertising revenue that was generated by the Company’s subsidiary, China VTV Ltd. The Company acquired China VTV Ltd., through a reverse merger transaction, in May 2019.

Cost of Revenue:

Our cost of sales consisted of the fees that we paid to telecommunication carriers and other service providers for telecommunications and other content delivery-related services. During the year ended February 29, 2020, we had cost of revenue of $1,278, compared to $0 during the year ended February 28, 2019, as a result of the increase in advertising revenue.

Sales and marketing expenses:

Sales and marketing expenses during the year ended February 29, 2020 was $6,390, an increase of $6,390 from $0 during the year ended February 28, 2019. The Company did not have any business operations during the year ended February 28, 2019.

Research and Development Expenses:

Research and development expenses mainly consisted of the costs incurred in the development and improvement of the Company’s OTT service platform. Research and development expenses decreased by $629,790 to $231,791 for the year ended February 29, 2020, as compared to $861,581 for the year ended February 28, 2019. The decrease in the research and development expenses was primarily due to the decrease in the development and technical support cost for our OTT Platform.

During the year ended February 29, 2020, we engaged our business strategic partner, CybEye Image, Inc. (“CybEye”), in developing and providing technical support and maintenance to the Company’s online streaming media OTT Platform and incorporating blockchain technologies to the Company’s OTT Platform to enhance security. Pursuant to the “Strategic Development Agreement”, entered by the Company and CybEye, the Company shall issue 2,500,000 shares of its common stock at one time and forty thousand (40,000) shares its common stock per month to CybEye during the term of the contract term. In addition, the Company granted the CybEye’s developers stock options to purchase 500,000 shares of the Company’s common stock each year during the term of the employment pursuant to the stock option agreement. The total share-based compensation of $231,791 was recognized as research and development expenses for the year ended February 29, 2020.

General and Administrative Expenses:

General and administrative expenses primarily consist of legal, accounting, other professional service fees, the compensations to the Company’s employees, executives, and directors, and depreciation expenses of the capital assets. General and administrative expenses were $1,271,630 for the year ended February 29, 2020, as compared to $13,426 for the year ended February 28, 2019, representing an increase of $1,258,204.

The increase in general and administrative expenses for the year ended February 29, 2020 was primarily attributable to the increase in stock-based compensations to the Company’s executives and directors of $713,415, legal fees of $107,651, impairment of intangible assets and depreciation expenses of $183,088, accrued salaries of $146,396, travel expenses of $28,649, and rental expenses of $6,953.

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Net Loss:

Our net loss was $1,507,571 for the year ended February 29, 2020, as compared to $875,007 for the year ended February 28, 2019, representing an increase of $632,564. The increase in net loss for the year ended February 29, 2020 was primarily attributable to the stock-based compensations to Cybeye developers and the Company’s executives and directors. The stock-based compensations, totaling $872,914, were recognized as operating expenses for the year ended February 29, 2020.

Comprehensive Loss:

Our business operates in Chinese RMB and Hong Kong Dollars, but we report our results in our SEC filings in U.S. Dollars. The conversion of our accounts from RMB and Hong Kong Dollars to U.S. Dollars results in translation adjustments, which are reported as a middle step between net income and comprehensive income. The net loss is added to the accumulated deficit while the translation adjustment is added to a line item on our balance sheet labeled “other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and the foreign currencies than of the success of our business. During the year ended February 29, 2020, the effect of converting our financial results to USD was a loss of $1,335 to our other comprehensive income, as compared to a loss of $763 during the year ended February 28, 2019 as a result of the currency exchange rate fluctuation.

Liquidity and Capital Resources

Overview

Prior to the acquisitions of China VTV Ltd. (“China VTV HK”) and Butterfly Effect Media, the Company had only nominal operations and did not have any cash generated from business operations. We funded our operating expenses by borrowing loans from our related parties. We had cash and cash equivalents of $51,551 at February 29, 2020, compared to $17,548 at February 28, 2019. As of February 29, 2020, we have incurred accumulated operating losses of $3,844,738 since inception. As of February 29, 2020, and February 28, 2019, we had a working capital deficit of $28,066,471 and $598,354, respectively.

During the year ended February 29, 2020, we issued 25.1M common stock shares to four individual subscribers for gross proceeds of $732,963, in which $114,678 was received and the rest of $618,285 was to be received in the following year. In May 2019, we acquired China VTV HK that generated 3,834 revenue during the year ended February 29, 2020. In February 2020, we acquired Butterfly Effect Culture Media through a series of management agreements (the “VIE Agreements”). In accordance with the Business Cooperation Agreement, in exchange for the Company’s exclusive technical, business and other related consulting services, the VIE will pay a service fee to the Company, which constitutes 100% of the VIE’s after-tax income, resulting in a transfer of 100% of the net profits from the VIE to the Company. The service fees shall be due and payable on a monthly basis, within 30 days after the end of each month. Butterfly Effect Culture Media has been profitable in the past three years, and its financing arrangements consist of a revolving credit facility from the Bank of Beijing that met our short-term liquidity requirements for the past year. We anticipate that the cash generated from the VIE operations as well as these financing activities will be sufficient to satisfy our liquidity requirements for the next 12 months.

The following table sets forth a summary of our cash flows for the periods indicated below:

	For the Years Ended
	February 29, 2020	February 28, 2019
Net Cash Used in Operating Activities	$(471,808)	$(508,322)
Net Cash Used in Investing Activities	(78,466)	-
Net Cash Provided by Financing Activities	506,476	60,918
Effect of Exchange Rate Changes on Cash and Cash Equivalents	77,801	413,501
Net Increase (Decrease) in Cash and Cash Equivalents	34,003	(33,903)
Cash and Cash Equivalents
Beginning	17,548	51,451
Ending	$51,551	$17,548

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Net Cash Used in Operating Activities

Net cash used in operating activities was $471,808 during the year ended February 29, 2020, compared to net cash used in operating activities of $508,322 for the year ended February 28, 2019. The decrease in the cash used in operating activities was primarily due to the increase in accounts payable and wages payable for the year ended February 29, 2020, compared to the year ended February 28, 2019.

Net Cash Used in Investing Activities

Net cash used in investing activities was $78,466 during the year ended February 29, 2020, compared to net cash used in investing activities of $0 for the year ended February 28, 2019. The increase in cash used in investing activities was primarily due to the purchase of office equipment and furniture, offset by $33,313 cash proceeds we acquired from the acquisition of Butterfly Effect Media.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $506,476 during the year ended February 29, 2020, compared to $60,918 for the year ended February 28, 2019. The increase in the cash provided by financing activities was primarily due to the sale of newly issued common stock shares of $114,679 and the $391,797 increase in the balance of due to related parties during the year ended February 29, 2020, compared to the year ended February 28, 2019.

Net increase in cash and cash equivalents was $34,002 for the year ended February 29, 2020, compared to net decrease in cash and cash equivalents of $33,903 for the year ended February 28, 2019.

Three Months Ended May 31, 2020 compared to Three Months Ended May 31, 2019

The following table sets forth certain financial data in the comparative form for the periods indicated below:

	For the Three Months Ended
	May 31, 2020	May 31, 2019	Dollar Change
Net Revenue	$3,721,618	$-	$3,721,618
Cost of Revenue	1,581,567	-	1,581,567
Gross Profit	2,140,051	-	2,140,051
General and Administrative Expenses	1,326,517	103,039	1,223,478
Income (Loss) from Operations	813,534	(103,039)	916,573
Interest Expense	15,542	-	15,542
Other Loss	(18,774)	-	(18,774)
Income (Loss) Before Income Tax	779,218	(103,039)	882,257
Provision for Income Tax	-	-	-
Net Income (Loss)	779,218	(103,039)	882,257
Comprehensive Income (Loss)	$685,729	$(103,266)	$788,995

Revenue:

During the three months ended May 31, 2020, we realized $3,721,618 in revenue, representing an increase of $3,721,618 as compared to $0 in revenue for the three months ended May 31, 2019. The revenue was generated from sales of literature copyrights and licensing of copyrights to video game software development companies. Prior to the acquisition of Butterfly Effect in February 2020, the Company did not conduct any significant revenue generating activities.

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Cost of Revenue:

Our cost of sales primarily consisted of direct production cost of audiobooks and related production overhead. During the three months ended May 31, 2020, we had cost of revenue of $1,581,567, compared to $0 during the three months ended May 31, 2019, as a result of the increase in revenue.

General and Administrative Expenses:

General and administrative expenses primarily consisted of accrued salaries and benefits for the Company’s executives, directors and administrative staff, depreciation and amortization expenses, legal and other professional service fees, and rental expenses. General and administrative expenses were $1,326,517 for the three months ended May 31, 2020, as compared to $103,039 for the three months ended May 31, 2019, representing an increase of $1,223,478 or 1187%.

The increase in general and administrative expenses for the three months ended May 31, 2020 was primarily attributable to the increase in depreciation and amortization expenses of $577,304, salaries and benefits accruals for the Company’s executives, directors and administrative staff of $560,354, rental expenses of $72,086, legal and other professional service fees, of $10,043, and other office and miscellaneous expenses of $3,691.

Net Income (Loss):

Our net income was $779,218 for the three months ended May 31, 2020, as compared to a loss of $103,039 for the three months ended May 31, 2019, representing an increase of $882,257. Prior to the acquisitions of VTV HK and Butterfly Effect, the Company had only nominal operations and did not conduct any revenue generating activities. The Company substantially expanded its business operations in the beginning of its first fiscal quarter in 2020 through business combination transactions.

Comprehensive Income (Loss):

Our business operates in Chinese RMB and Hong Kong Dollars, but we report our results in our SEC filings in U.S. Dollars. The conversion of our accounts from RMB and Hong Kong Dollars to U.S. Dollars results in translation adjustments, which are reported as a middle step between net income and comprehensive income. The net loss is added to the accumulated deficit while the translation adjustment is added to a line item on our balance sheet labeled “other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and the foreign currencies than of the success of our business. During the three months ended May 31, 2020, the effect of converting our financial results to USD was a loss of $234,075 to our other comprehensive income, as compared to a loss of $227 during the three months ended May 31, 2019 as a result of the currency exchange rate fluctuation.

Liquidity and Capital Resources

Overview

The Company substantially expanded its business operations in the beginning of its first fiscal quarter in 2020 through mergers and acquisitions. For the three months ended May 31, 2020, we had net cash inflow of $686,896 from operations, compared to the same quarter of the prior year’s net cash outflow of $87,019.We expect to expand our business and grow our revenue with consistent operating profitability. We believe that cash flow from operations, financing arrangements, and cash on hand will adequately fund our operations for, at least, the next twelve months.

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The following table sets forth a summary of our cash flows for periods indicated:

	For the Three Months Ended
	May 31, 2020	May 31, 2019
Net Cash Provided by (Used in) Operating Activities	$686,896	$(87,019)
Net Cash Provided by Investing Activities	800,529	-
Net Cash Provided by (Used in) Financing Activities	(1,365,243)	79,522
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(82,556)	-
Net Increase (Decrease) in Cash and Cash Equivalents	39,626	(7,497)
Cash and Cash Equivalents
Beginning	51,551	17,548
Ending	$91,177	$10,051

Net Cash Provided by (Used in) Operating Activities

Net cash provided by operating activities was $686,896 during the three months ended May 31, 2020, compared to net cash used in operating activities of $87,019 for the three months ended May 31, 2019, reflecting an increase in the amount of $773,915. The increase in the cash provided by operating activities was primarily due to the increase in net income from the business operations, the decrease in advances to suppliers, the increase in deferred revenue and tax payable, partly offset by the increase in inventories, and the decrease in other payable, compared to the three months ended May 31, 2019.

Net Cash Provided by Investing Activities

Net cash provided by investing activities was $800,529 during the three months ended May 31, 2020, compared to net cash provided by investing activities of $0 for the three months ended May 31, 2019. The increase in cash provided by investing activities in the amount of $800,529 was primarily due to the receipt of $3,214,837 net cash proceeds from the sale of 15% interest in a Company’s 86.5% owned subsidiary, offset by the increase in acquisition of new intangible assets in amount of $2,414,308.

Net Cash Provided by (Used in) Financing Activities

Net cash used in financing activities was $1,365,243 during the three months ended May 31, 2020, compared to the net cash provided by financing activities of $79,522 for the three months ended May 31, 2019. The increase in the cash used in financing activities in the amount of $1,444,765 was primarily due to the decrease in the balance of due to related parties and short-term debt during the three months ended May 31, 2020, compared to the three months ended May 31, 2019.

Net increase in cash and cash equivalents was $39,626 for the three months ended May 31, 2020, compared to net decrease in cash and cash equivalents of $7,497 for the three months ended May 31, 2019.

Sources of Liquidity

The principal sources of liquidity are derived from cash flows from operations, available borrowings including the related parties’ advances under our existing financing arrangements, proceeds from private placements, and existing cash on hand.

Uses of Liquidity

The Company’s requirements for liquidity and capital resources are generally for the purposes of operating activities and capital expenditures.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Reclassification

Certain reclassifications have been made to the prior year’s financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss nor accumulated deficit.

Advances to Suppliers

The Company advances funds to certain authors or publishers for the purchase of literature copyrights and productions. Based on management’s assessment, no allowance for advances to suppliers is required at the balance sheet date.

Inventories

Inventories comprises work-in-progress which are stated at the lower of cost or net realizable value. Costs include direct production cost of audiobooks and related production overhead. The cost of inventories is calculated on a title-by-title basis. Any excess of the cost over the net realizable value of each item of inventories is recognized as a loss in the statement of operations.

Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Copyrights

Copyrights consist of payments made to holders for use of the copyrights during the licensed term. Amortization of capitalized copyrights commences when the copyrights is available for use by the Company and is recorded on a title-by-title basis in statement of operations over the licensed term, ranging from 3 to 10 years. Copyrights are stated at the lower of amortized cost or net realizable value. The valuation of copyrights is reviewed on a title-by-title basis when an event or change in circumstances indicated that the fair value of a copyright is less than its unamortized cost.

Revenue Recognition

The Company adopted Topic 606 effective March 1, 2019 and recognizes revenue based on the five criteria for revenue recognition that are established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

The Company began to generate revenue during the year ended February 29, 2020. The Company sells advertising services to third-party advertising agencies and advertisers. Advertising contracts are signed to establish the price and specify the advertising services to be provided. Pursuant to the advertising contracts, the Company provides advertisement placements on its APP Platform in different formats, including but not limited to video, banners, links, logos, brand placement and buttons. The Company performs a credit assessment of the customers to assess the collectability of the revenue prior to entering into contracts. For contracts where the Company provides customers with multiple performance obligations, primarily for advertisements to be displayed in different spots, placed under different forms and occurred at different times, the Company would evaluate all the performance obligations in the arrangement to determine whether each performance obligation is distinct. Consideration is allocated to each performance obligation based on its standalone selling price and revenue is recognized as each performance obligation is satisfied by displaying the advertisements in accordance with the advertising contracts.

The Company sells copyrights of scripts and original stories to third parties, and sells the video and audio products to internet content platforms for broad distribution, upon the finishing of the production of TV shows, movies, audible books or video games. Revenue from the sales of copyrights, original stories, and finished products are recognized when the Company delivers products and passes its contractual rights or copyrights to the customers in accordance with the sales contracts. Prepayments for sales of product is recorded as deferred revenue and is generally recognized as revenue when the production is completed, and the product is transferred, or copyrights have been passed to customers and collectability is reasonably assured.

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The Company also grants licenses to third parties for using its literary copyrights. Revenue derived from licenses of the Company’s literal copyrights and original stories, which provide customers with a right to use the intellectual properties as they exist and are available to customers, are recognized at the point of time when the intellectual property is made available to customers. Prepayments for sales of product is recorded as deferred revenue from customers and is generally recognized as revenue when the production is completed, and the product is transferred, or copyrights have been passed to customers and collectability is reasonably assured.

For revenue from licensing of literal copyrights where the Company continues to develop the product or provide maintenance services, the Company recognizes the fixed fee proportionately over the licensing term. For royalty derived from licensing of literature copyrights, as revenue, it is recognized when sales or usage occurs based upon the licensee’s usage reports. When these reports are not available, revenue is recognized based on historical data, industry information and other relevant trends.

Deferred Revenue

Deferred revenue, primarily relating to licensing fees, is stated at the amount of licensing fees received less the amount previously recognized as revenue over the terms of the respective literary licensing contracts.

Stock-Based Payments

The Company follows the provisions of ASC Topic 718, Compensation - Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, non-employee directors, and consultants, including employee stock options. Stock compensation expense, which is based on the grant date’s fair value estimated in accordance with the provisions of ASC 718, is recognized as an expense over the requisite service period, and the Company made a policy election to recognize forfeitures when they occur.

The fair value of each option grant is estimated using the Black-Scholes option-pricing model, which requires assumptions regarding the expected volatility of the stock price, the expected lifetime of the options, an expectation regarding future dividends on the Company’s common stock, and estimation of an appropriate risk-free interest rate. The Company’s expected common stock price volatility assumption is based upon the historical volatility of the stock price of some similar companies due to limited history of our own stock price. The expected lifetime assumption for stock options grants was based upon the simplified method provided under ASC 718-10, which averages the contractual term of the options with the vesting term. The dividend yield assumption of zero is based upon the fact that the Company has never paid cash dividends in the past and has presently no intention of paying cash dividends in the future. The risk-free interest rate used for each grant was based upon the prevailing short-term interest rates over the expected lifetime of the options.

Translation Adjustment

The accounts of China VTV and Butterfly Effect were maintained, and their financial statements were expressed, in Hong Kong Dollar (“HKD”) and Chinese Yuan (RMB), respectively. Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the HKD and RMB as the functional currencies. Pursuant to the ASC 830, all assets and liabilities are translated at the current exchange rate, stockholders’ equity (deficit) are translated at the historical rates, and income statement items are translated at an average exchange rate for the period.

The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Impairment of Long-Lived Assets and Goodwill

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed to be reported at the lower of the carrying amount or the fair value less costs to sell.

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Goodwill represents the excess of the purchased consideration over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the acquired entity as a result of the Company’s acquisitions of interests in VIE and its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. The Company first assesses the qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Company considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test will be performed. Application of a goodwill impairment test requires significant management judgment.

Fair Value Measurements

The Company has adopted FASB Accounting Standard Codification Topic on Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and include the following:

Level 1 - quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets and liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2 - observable prices that are based on inputs not quoted on active markets but corroborated by market data; and

Level 3 - unobservable inputs when there is little or no market data available, thereby requiring an entity to develop its own assumptions. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The carrying values of certain assets and liabilities of the Company approximate to fair value due to their relatively short maturities.

Noncontrolling Interests

For the Company’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company. Consolidated net income in the consolidated income statements includes net income (loss) attributable to noncontrolling interests.

Basic and Diluted Earnings (Loss) Per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method) and common shares issuable upon the conversion of convertible notes payable (using the as-if converted method). These common stock equivalents may be dilutive in the future.

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All potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	May 31,	May 31,
	2020	2019
Stock options	500,000	-
	500,000	-

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued and their potential effect on the consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on its consolidated financial statements.

Off-Balance Sheet Arrangements

As of May 31, 2020, there were no off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have a current or future effect on the business, financial condition, changes in financial condition, revenue or expenses, result of operations, liquidity, capital expenditures and/or capital resources.

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BUSINESS

We are an internet-based online entertainment media company with focuses on audience interaction, entertainment and promotion of young artists (actors, singers and entertainers). The Company is primarily engaged in broadcasting news, videos, television shows, tourists’ programs and other entertainment programs through its application (or “App”) over the internet. Our broadcasting programs can be played via smart TVs, our application or App on both IOS-based and Android-based mobile phones or tablets, computers, and satellite TVs. The Company also produces certain original news programs, travel programs, and other entertainment shows, and adapts original literature into internet TV shows, internet movies and video games.

The Company has developed a blockchain cloud-based platform (the “APP Platform”) that distributes streaming media as a standalone product directly to viewers over the Internet, bypassing telecommunications, multichannel television, and broadcast television platforms that traditionally act as a controller or distributor of such content. The Company has built the technology to distribute media programs on smart TVs, computers, Android smart phones via its App (collectively, the “End Devices”) and through multiple social media channels, such as Weibo, Facebook and YouTube.

As of the date of this prospectus, the Company has generated limited revenues. The Company has an audience of approximately three million and eight hundred thousand (3,800,000) viewers that either follow its social media channels or watch its media programs on End Devices. The Company is at the stage of expanding its viewer base and intends to generate revenue and profits from subscription fees, advertisements and video games. However, there can be no assurance that the Company will have revenue or reach profitability as expected or at all.

On February 24, 2020, the Company completed the acquisition transaction of Butterfly Effect contemplated under the Acquisition Agreement dated December 18, 2019, as amended, pursuant to which the Company effectively controls Butterfly Effect via a series of variable interest entity Agreements. Butterfly Effect is a literature and media company that devotes to literary adaptation to another medium, such as television shows, movies, audible books or video games. Butterfly Effect’s business chain starts from composing books or scripts, licensing copyrights, producing moving pictures or video games to eventually distributing the moving pictures, audio products and video games on the internet. With the addition of Butterfly Effect, we expanded our internet media platform business into the content production business and hope that our blockchain cloud-based APP Platform and the content production business may benefit from each other, although there is no assurance of any of such benefits or advantages.

Through mergers and acquisitions, we have become an internet-based online entertainment media company with focuses on audience interaction, entertainment and business opportunities. The Company’s mission is to present real life and up-to-date developments in China to global Chinese communities outside mainland China with the least possible political interference. The Company’s goal is to build fantasy for young entertainment people and create entertainment value for audience.

Recent Developments

Butterfly Effect Acquisition

On December 18, 2019, the Company, VTV Global Culture Media (Beijing) Co., Ltd., a Chinese wholly foreign owned entity and a wholly-owned subsidiary of the Company (“WFOE”), Butterfly Effect Culture Media (Beijing) Co., Ltd., a corporation formed under the laws of China (“Butterfly Effect”), and each and all of Butterfly Effect’s shareholders (each, a “Butterfly Effect Shareholder”, and collectively, “Butterfly Effect Shareholders”) entered into a business acquisition agreement (the “Butterfly Effect Acquisition Agreement”), pursuant to which the Company, through its WFOE, acquired Butterfly Effect through a series of management agreements (the “Butterfly Effect VIE Agreements”) to effectively control and own Butterfly Effect (the “Butterfly Effect Acquisition”).

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On February 24, 2020 (the “Butterfly Effect Acquisition Closing Date”), the Company and Butterfly Effect completed the transactions contemplated under the Acquisition Agreement, as amended (the “Closing”), pursuant to which the Company effectively controls Butterfly Effect via the VIE Agreements, which were executed by the WFOE, Butterfly Effect and each Butterfly Effect Shareholder on the Butterfly Effect Acquisition Closing Date. In accordance with the terms of the Acquisition Agreement, the Company issued a total of 24,000,000 restricted shares (the “Stock Consideration”) of its common stock, par value $0.001 per share, to the Butterfly Effect Shareholders at the stipulated price of $4.00 per share and 1,680,000 restricted shares of common stock to the broker of this Acquisition for introduction and facilitating the completion of the Acquisition.

Shortly after the execution of this Butterfly Effect Acquisition Agreement, the Company, Butterfly Effect and each Butterfly Effect Shareholder entered into two amendments to the Acquisition Agreement, Amendment No. 1 and Amendment No. 2 to reflect updated understandings. In accordance with the Butterfly Effect Acquisition Agreement as amended, in consideration for the effective control over Butterfly Effect and in addition to the Stock Consideration, the Company agreed to pay a total of RMB 288,000,000 (the “Cash Consideration”) (equivalent to $42,020,485 U.S. dollars at the closing exchange rate published by Bloomberg L.P. on September 8, 2020) to the Butterfly Effect Shareholders pro rata over a period of time ending on December 31, 2021 pursuant to a schedule as set forth in Amendment No. 1.

In addition, the Butterfly Effect Acquisition Agreement and its amendments provide that in the event that Butterfly Effect fails to meet the net profit milestones as set forth in the Butterfly Effect Acquisition Agreement, each Butterfly Effect Shareholder shall return the Common Stock or equivalent amount of cash (the “Claw-back”) according to the following formula:

Shares of Common Stock to be Returned by Each Butterfly Effect Shareholder

=3.8* (the Accumulated Net Income Milestone – Actual Accumulated Net Income for the First, Second and Third Fiscal Years)*Target Shareholder Equity Percentage ÷ the Closing per Share price at One Day Prior to the Return Date

However, subject to the Claw-back provision described above, the Butterfly Effect Acquisition Agreement prescribes that if the Company does not make payments of at least half of the Cash Consideration to the Butterfly Effect Shareholders within one (1) year commencing on the first trading day (excluding the first trading day) of the Common Stock on a national stock exchange, i) the Butterfly Effect shall have the right to appoint the majority of the Company’s Board and manage and operate the Company and its subsidiaries and ii) each of the Butterfly Effect Shareholders shall have the right to receive the number of shares of the Common Stock equal to the result of (the total amount of Cash Consideration – the sum of cash received by the Butterfly Effect Shareholders)/ $2.00 per share* Butterfly Effect Shareholder Equity Percentage.

A copy of the Butterfly Effect Acquisition Agreement was filed as Exhibit 10.1 to a current report on Form 8-K on December 23, 2019. A copy of the audited financial statements of Butterfly Effect for the years ended December 31, 2019 and 2018 are included in this prospectus.

Butterfly Effect is a literature and media company that devotes itself to literary adaptation to another medium, such as television shows, movies, audible books or video games. Butterfly Effect’s business starts from composing original stories, obtaining licensing right to original stories for script adaptation, producing the adapted stories onto another medium, and eventually distributing the new products, such as moving pictures, audio books or video games, over the internet.

Strategic Development with CybEye and Chief Technology Officer

On September 30, 2019, the Company entered into a strategic development agreement (the “Strategic Development Agreement”) with CybEye, pursuant to which CybEye is developing and providing technical support and maintenance to the Company’s online streaming media platform (“APP Platform”) and incorporating the blockchain technologies to the Company’s APP Platform to enhance security. The Strategic Development Agreement shall continue in full force and effect until September 29, 2022. During the term of the Strategic Development Agreement, CybEye will develop the APP Platform only for the Company, and will not engage in providing any services to other media companies. Subject to the terms and conditions of the Strategic Development Agreement, the Company shall issue to CybEye two million and five hundred thousand (2,500,000) shares of its unissued and registered common stock at one time and forty thousand (40,000) shares its unissued and registered common stock per month during the term of the Strategic Development Agreement upon the effectiveness of a registration statement to register those shares. Pursuant to the terms of the Strategic Development Agreement, upon listing of the Company’s common stock on a national stock exchange market, the Company shall make a cash payment of $150,000 to CybEye instead of the stock payment at the end of each whole month for CybEye’s services pursuant to this Agreement. Further pursuant to an amendment dated July 23, 2020 to the Strategic Development Agreement, in the event that the Company issues and sells its common stock in a public offering facilitated by a broker-dealer or investment bank at a price less than $4.00 per share (the “Better Price”) within the following twelve (12) months from September 30, 2019, the Company agreed to grant CybEye options to purchase a number of shares of the Company’s common stock which is calculated by multiplying the difference of $4.00 and the Better Price by 2,500,000, then dividing the product by the Better Price, at an exercise price equaling to the Better Price.

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In connection with the Strategic Development Agreement, on September 30, 2019, the Company and CybEye entered into a non-exclusive licensing agreement (the “Licensing Agreement”), which was amended on December 13, 2019. Pursuant to the Licensing Agreement, as amended, the Company and its affiliates were granted a fully-paid non-exclusive right and license for a term of twenty (20) years to use and develop any intellectual property and proprietary information, including, without limitation, any patents and trademarks as set forth in Schedule A thereto, which CybEye owns, to carry out the purposes and goals of the Strategic Development Agreement.

In addition, on September 30, 2019, the Company and Mr. Bing Liu (the “Executive”) entered into an executive employment agreement (the “Executive Employment Agreement”), in accordance with which, subject to the approval of the board of directors of the Company (the “Board”), the Executive serves as the Chief Technology Officer (“CTO”) of the Company for a term of three (3) years.

Copies of the Strategic Development Agreement, Licensing Agreement, and Executive Employment Agreement were filed in a current report on Form 8-K on October 3, 2019 and the amendment to the Licensing Agreement was filed in a current report on Form 8-K on December 17, 2019. As of the date of this prospectus, our blockchain-operated App is available for downloading for both iPhone and Android mobile phone users. At the time of this prospectus, we continue our efforts to recruit more mobile phone users to use our App to watch our online media programs.

Xin Mei Culture Distribution Co., Ltd.

The Company engaged Xin Mei Culture Distribution Co., Ltd. (“Xin Mei Technology”) to develop the cloud technology and internet services which are integral to the establishment and maintenance of the first generation of the media platform, the “OTT Platform”. On December 22, 2016, China VTV (HK) and Xin Mei Technology entered into the OTT development and maintenance agreement (the “OTT Development Agreement”) pursuant to which Xin Mei Technology provided the information technology to build and update a customized OTT Platform for China VTV(HK), through which China VTV (HK) may distribute its programs and shows to the audiences’ End Devices. The term of the OTT Development Agreement was five years. The total consideration of the OTT Development Agreement was an aggregate of thirty million (RMB 30,000,000) Chinese dollars (equivalent to $4,474,673 U.S. dollars), which was payable over the five-year period in the combination of cash and the Company’s stock. Later the Company and Xin Mei Technology mutually agreed to terminate the OTT Development Agreement due to changes to the Company’s business needs for new technologies. On December 31, 2018, the Company and Xin Mei Technology entered into a termination agreement, pursuant to which Xin Mei ceased its maintenance services to the Company’s OTT Platform on December 31, 2018 and also waived the Company’s obligation to pay the balance of service fee balance of RMB 16,000,000 in cash or the Company’s common stock. Currently, we are operating through our second generation media distribution platform, APP Platform, which incorporates the blockchain and cloud technologies.

Principal Products

We are at the early stage of our business development. As of the date of this prospectus, the Company has established a functioning APP Platform which distributes news, videos, television shows, travel programs and other entertainment programs via internet to the End Devices, such as computers, smart TVs, smart phones and tablets.

The Company’s APP Platform consists of the IOS app, the Android app, online updates, online video and audio services, channel services and multi-media functions. The fully-integrated APP system digitalizes the traditional film-based videos and distributes the digital contents over the internet to various End Devices. Recently, the Company and its technology partners together developed the live-streaming function of the APP Platform where the Company can distribute live programs digitally. As of the date of this prospectus, the Company has broadcasted many live programs, such as Boao Forum for Asia (an established political forum in Asia) and Xiang Fei Jia Dao (a travel program). The Company has reached more than 1 million viewers who watched its live programs. The APP Platform can distribute, upload and broadcast contents constantly (24-7) on multiple social media channels and websites on smart TVs and smart phones.

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Furthermore, Butterfly Effect and its subsidiaries and affiliates, our literary adaptation line of business, are developing scripts and producing TV shows, movies, audio books and video games to be distributed online. As of the date of this prospectus, Butterfly Effect owned various copyrights to approximately 49 original stories, including the right to develop the audible versions and other adaptation rights. Among these original stories, Butterfly Effect was working on nine TV scripts for future TV show production. The nine TV show scripts include Chinese martial art actions, contemporary detective, historical dramas, Chinese civil war-themed stories, and science fictions. Among the TV scripts that Butterfly Effect was working on, there are five hot scripts:

i)

“The Legacy of Chu Liu Xiang” authored by Long Gu, a topnotch novelist in China with specialty in the martial art genre. The Legacy of Chu Liu Xiang is a martial art classic enjoying widespread popularity in Chinese speaking communities. We have the full copyrights to adapt the classic story “The Legacy of Chu Liu Xiang” to any type of moving pictures.

ii)

“The Bride with White Hair” authored by Yu Sheng Liang, who was one of the four “fathers”/ founding writers of New Martial Arts Writing and was a member of the Chinese Author Association. The three other founding writers of the New Martial Arts Writing style are Yong Jin, Long Gu, and Rui’an Wen. The Bride with White Hair movie (1993 version) received the Hong Kong Film Award for Best Cinematography. We have the copyright to adapt The Bride with White Hair to TV shows.

iii)	“The Legend of Sword and Fairy 2,” which was one of the most popular video games in China. We have the full copyrights to adapt the Legend of Sword and Fairy 2 to all types of moving picture products.

iv)

“Yi Nian Yong Heng (Moment of Forever),” written by Er Gen, one of the most well-known internet writers in China. We have the full copyrights to adapt Yi Nian Yong Heng (Moment of Forever) to all types of moving picture products.

v)	“Qin Xu,” written by Guan Yue, a topnotch historian novelist. We have the full copyrights to adapt Qin Xu to all types of moving picture products.

With respect to cell phone video games, Butterfly Effect launched a number of rounds of internal testing on a cell phone video game named after the same name of the original book “The Qin Empire” in March 2020. Based on the second testing results from the Taptap platform, Butterfly Effect believed that the cell phone video game “The Qin Empire” received enthusiastically positive feedbacks from its gamers during the testing. The testing has started generating revenue for the Company.

Current and Planned Business Model

The Company primarily derives its income from royalties from copyrighted scripts and audio books, online advertisement on the APP Platform and online video games. In addition, the Company plans to generate revenues primarily from the following sources: 1) APP subscription fees, 2) CVTV premier membership fees, and 3) online and offline advertisements.

APP subscription fees and premier membership fees

In March 2019, the Company’s OTT platform developed the capacity and infrastructure to process TV programs from approximately 200 TV channels all over the world and distribute such programs on its OTT platform to subscribers for fees. As of the date of this prospectus, the Company with the help of CybEye developed the second generation platform, the APP Platform. In the next three years, the Company will focus on developing the fee-based subscription services that would add online entertainment value to the subscribers. The Company plans to grow its subscriber base organically leveraging its existing social media audiences. Our management believes the subscription fees will become one of the Company’s most material sources of income.

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In addition, we have reached out to our contacts in the hospitality industry in some of the sixty-five countries that are collectively referred to as “The Silk Road Economic Belt and the 21st Century Maritime Silk Road” countries which mainland China is trying to establish or expand the business coordination. Some examples of the sixty-five Silk Road Economic Belt and the 21st Century Maritime Silk Road countries include, Russia, Mongolia, Singapore, Malaysia, Turkey, Iran, Israel, India and Kazakhstan. We plan to provide internet APP Platform services to hotels and families located in those sixty-five countries as it expands its media coverage.

The Company plan to reach the goal of 600,000 APP subscribers by the end of the first quarter of 2021, although there is no assurance that the Company may reach such goal. In addition, we also plan to structure a leveled membership system, where the premier members of our APP Platform will have access to more unlimited programs, such as online TV, online movies, and online video games, by paying a small premium. We are in the process of designing the online infrastructure for the membership system. The contents published on the Company’s social media accounts and website shall remain free to the public in the foreseeable future.

Online and Offline Advertising

Currently the Company is generating limited revenue from online advertisement on the APP Platform. The Company plans to offer advertising products, primarily consisting of banner, button, text-link, and video advertisements that appear on its web pages, social media accounts, and advertising campaign design and management services. The targeted advertising and sponsorship clientele for advertising and sponsorships will include local enterprises, municipalities with focuses on tourism and celebrities. The Company intends to offer brand promotion services in display formats on the website as well as performance-based online marketing solutions, such as promoted feeds on mobile or tablet. The Company highlights the interactive feature of its online advertisement services. For example, the Company may invite a celebrity (or celebrities) to use the product being promoted, record and broadcast the celebrity’s (or celebrities’) user experiences and host an interactive online forum where celebrities, existing product users and potential users can discuss and review the subject product in real time.

With respect to offline advertisement, the Company intends to build a few LED billboards in major cities to display its original programs and promotional videos. The Company also plans to charge advertisement fees for the LED board display.

Royalties from Copyrighted Scripts and Audio Books and Broadcasting and Distribution of TV Shows

With the recent Butterfly Effect Acquisition in February 2020, we added the business of internet content production and distribution. Our Butterfly Effect subsidiaries focus on literary adaptation and literary creation for internet TV shows and movies for the Chinese speaking audience.

Butterfly Effect constantly reviews books and articles with an eye for suitable candidates for adaptation into TV shows, movies and mobile phone video games, primarily to be launched over the internet. When Butterfly Effect identifies a proper story for adaptation, it may purchase or obtain a licensing right from the copyright owner, which is oftentimes a publishing company, to allow Butterfly Effect to adapt the original story into TV scripts, audible book scripts, or movie scripts and to distribute the new product(s) in certain jurisdictions. If Butterfly Effect believes a certain original story may become a big hit as an online TV show, video game, movie or audible book, it will usually purchase all types of the copyrights underlying the original story for further development. On the other hand, Butterfly Effect may purchase certain type of license to the original stories, such as the right to adapt a story into a TV show. Along the selection process, Butterfly Effect may determine to sell certain copyrighted scripts to other media companies in exchange for royalties, cash and/or other considerations.

After a script is completed, the in-house production department forms a dedicated team with outside production studios to make the end-product, which can be TV episodes, a movie, audible books, or video games. Butterfly Effect houses a number of actors for its moving picture production needs. Upon completion of the end product, Butterfly Effect collaborates with an internet content platform to distribute the end product. In addition to the APP Platform, we have established working relationships with more than ten Chinese online platforms with distribution network in mainland China, such as TV Sohu, Tencent Video (a subsidiary of Tencent), Youku, iQiyi (a subsidiary of Baidu), Beijing Kaixing Culture Communication Co., Ltd., and etc.

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As of the date of this prospectus, Butterfly Effect owned various copyrights to approximately 49 original stories, including the right to develop the audible versions and other adaptation rights. Among these original stories, Butterfly Effect was working on nine TV scripts for future TV show production. The nine TV show scripts include Chinese martial art actions, contemporary detective, historical dramas, Chinese civil war-themed stories, and science fictions. Among the TV scripts that Butterfly Effect was working on, one script is based on a popular martial art book “The Legacy of Chu Liu Xiang,” authored by Gu Long, a topnotch novelist in China with specialty in the martial art genre.

In addition, we, through Butterfly Effect, has invested in two TV shows and one internet movie, which are “A Journey to Tang” (TV show), “Princess is a Cat” (TV show), and “Murder the Memory” (movie). Among the invested products, A Journey to Tang was distributed exclusively on Tencent Video since January 12, 2018.

Online Video Games

With respect to cell phone video games, Butterfly Effect launched a few rounds of internal testing on “The Qin Empire” and received enthusiastically positive feedbacks from its gamers. We charge fees from video game players for playing The Qin Empire and expect fast growth of the revenue from The Qin Empire as the game becomes fully available.

Market Opportunities

We currently focuses on the Asian markets outside mainland China where sizable Chinese speaking communities have established or are expanding rapidly, such as Hong Kong, Taiwan, Singapore, and Malaysia. Due to the media nature of the Company, we take into consideration the population of the regions and countries we distribute our programs or target the audiences. We believe that it is more likely to attract more subscribers and viewers from a region with large population than a region with relatively smaller population. The Worldometers, a website displaying demographic data, showed that the population in Hong Kong, Taiwan, Singapore and Malaysia was approximately 7,496,981, 23,816,775, 5,850,342, and 32,365,999, respectively, as of January 2020.

In the future, we plan to focus on growing our media distribution network to the Chinese speaking communities in the United States and certain European countries.

Audiences

As of July 2020, we have approximately 3.8 million users or viewers that either subscribed to the Company’s various social media channels or watched the programs distributed by our APP Platform from time to time. The following chart breaks down the estimated numbers of viewers on our primary social media channels and websites.

Channel or Website	Estimated Number Of Viewers
Yi Zhi Bo Zhonghua Weishi	500,000
Facebook Zhonghua Weishi	430,000
Facebook Liang An Tou Tiao	750,000
Miao Pai Zhonghua Weishi	530,000
Weibo Zhonghua Weishi	540,000
YouTube Zhonghua Weishi	100,000
Facebook Zhi Bo Da Zhong Hua	890,000

Our viewers primarily reside in Malaysia, Singapore, Australia, Canada, Hong Kong, Taiwan, Indonesia, India, Thailand, and the United States.

Targeted Customers

Our targeted customers include APP subscribers outside mainland China, mainland internet distribution platforms, local enterprises, municipalities, and celebrities in various regions and countries, including mainland China. Our revenues for the years ended February 29, 2020 and February 28, 2019 derive primarily from the sales of copyrights, original stories, and finished products, licensing literal copyrights, and advertising services.

During the fiscal year ended February 29, 2020 and the first quarter ended May 31, 2020, we did not have any major client that contributed to more than 10% of our consolidated revenue.

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Key Business Partners

•         Information Technology Companies

Since 2016, we have formed strategic alliance relationships with information technology companies to improve and maintain our APP Platform. On September 30, 2019, the Company entered into the Strategic Development Agreement with CybEye, pursuant to which CybEye is developing and providing technical support and maintenance to the Company’s online streaming media platform or APP Platform and incorporating the blockchain technologies to the Company’s APP Platform to enhance security. Mr. Bing Liu, the founder of CybEye, joined us as the CTO to improve the efficiency and security of the APP Platform.

•         Writers

We, through Butterfly Effect, have exclusive and non-exclusive contracts with approximately 80 writers who primarily write stories for online readers. The representatives of the contracting writers include Mr. Boyong Ma, Yue Guan, Er Gen (pen name), Straying Toad (pen name, real name: Chao Wang), Angel Oscar (pen name) and Xintian Tang. The contracting writers endeavor to cater to the taste of their readers and fans on the internet and create a variety of stories that to certain extent reflect the Chinese social reality. We and the contracting writers give high priority to political correctness in order to avoid the risks of prohibition imposed by the relevant Chinese governmental agency.

The advisory team of Butterfly Effect consists of four established writers who we believe are prolific and know how to cater to the taste of internet readers and viewers. The four advisors are Er Gen (pen name), Yue Guan, Boyong Ma, and Shuxin Chang.

•         Publishing Companies

We, through Butterfly Effect, purchase certain categories of copyrights from the owners, including approximately 20 publishing houses in the PRC. We believe that we maintain a good relationship with those publishers. Some of the national publishers that Butterfly Effect has worked with include, without limitation, the Intellectual Property Publishing House (China), The Writers Publishing House (China), Jiu Zhou Press (China), China Agriculture Press, China Land Press and the Petroleum Industry Press (China).

•         Actors

We, through Butterfly Effect, have service contracts with a number of experienced actors. Some of the contracting actors include Mr. Junze Du, Ms. Die Cai, Mr. Yike Li and Mr. Shihang Zhan. Mr. Junze Du has appeared in a few popular TV shows and a couple of movies, such as The Glamorous Imperial Concubine (TV show), New Dragon Gate Inn (TV show), Eternal Love (TV show), Beauty’s Rival in Palace (TV show), and Lost in Panic Room (movie). Ms. Die Cai was one of the lead actors in the TV show “Ladies and Boys” and appeared in “The Believer is Invincible” (TV show). Mr. Yike Li participated in the acting of the following recent TV shows: “Nothing Gold Can Stay,” “Nos Annees Francaises,” and “The King of Land Battle.” Mr. Shihang Zhan appeared in the following recent TV shows: “Strange Tales of Liao Zhai 2” and “The Accomplice.”

•         Directors and Producers

We, through Butterfly Effect, are casting “Yi Nian Yong Heng (Moment of Forever),” the director of which is Jialin Chen, who is the director of “Chen Qing Ling” aka “The Untamed,” one of the most popular Chinese TV shows in 2019. We also secured in contract another famous director, Dun Cao, for the TV show “The Legacy of Chu Liu Xiang.” Mr. Dun Cao directed “The Longest Day in Chang’an,” also a big hit TV show in China in 2019. In addition, we have Mr. Gang Luo, Producer and Senior Vice President of Butterfly Effect, oversee the moving picture production and script composition on a daily basis. Mr. Luo has participated, as an executive producer or producer, in the production of various Chinese TV shows and movies, such as “Ye Wen” (movie), “Dragon Tiger Gate” (movie), “Divorce Lawyers” (TV show), “Long Time No See” (TV show), “Ice Fantasy”(TV show), “Three Dads” (TV show), “Lady & Liar” (TV show), “Prince of Lan Ling” (TV show), and “Women Must Be Stronger” (TV show).

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•         Distribution Platforms

In addition to the APP Platform for the viewers outside mainland China, Butterfly Effect collaborates with mainland China internet content platforms to distribute TV shows and movies and uses certain mobile downloading platforms to test its mobile video games. Butterfly Effect has established working relationships with more than ten Chinese online platforms, such as TV Sohu, Tencent Video (a subsidiary of Tencent), Youku, iQiyi (a subsidiary of Baidu), Beijing Kaixing Culture Communication Co., Ltd., etc. In 2019, Butterfly Effect worked with Taptap to test its video game “The Qin Empire” which is adapted from the historical novel of the same name.

Intellectual Property

We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology and brand names. Monitoring unauthorized use of our products and brands is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology and brand names, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations. See also our discussion of protection of our intellectual property under the “Risk Factors.”

Copyrights

The Company and its strategic partner CybEye have developed a new software system for the blockchain cloud-based platform. The Company may register any copyrights related to the blockchain cloud-based platform.

As of the date of this prospectus, the Company, through Butterfly Effect Media, owned various copyrights to approximately 49 original stories, including the right to adapt the original stories to audible books, TV shows, movies, or video games and market and distribute online or offline the adapted contents.

Domain Names

As of the date of this report, the Company has an aggregate of six (6) domain names registered under its name for the use in various jurisdictions as set forth below.

Domain Names	Jurisdiction	Valid Period		Ownership
		From	To
chinavtv.tv	China	2015/4/3	2022/4/3	direct
chinavtv.tw	Taiwan	2015/4/3	2022/4/3	direct
chinavtv.vip	China	2018/2/3	2022/2/3	direct
zhonghuaweishi.com	China	2015/5/9	2021/5/9	direct
zhonghuaweishi.com.cn	China	2015/5/9	2021/5/9	direct
chinavtv.us	The United States	2020/8/12	2021/8/12	direct

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In addition, our wholly-owned subsidiary in Hong Kong manages and operates chinavtv.hk, a domain of which was registered on April 3, 2015 and will expire on April 3, 2022. chinavtv.hk was registered under VTV Internet Technology (Jiangsu) Co., Ltd., which is an affiliate of the Company. We intend to renew and maintain the registered domain names as the expiration dates approach.

Patents

In connection with the Strategic Development Agreement with CybEye, on September 30, 2019, the Company and CybEye entered into a non-exclusive Licensing Agreement (the “Licensing Agreement”), pursuant to which the Company and its affiliates were granted a fully-paid non-exclusive right and license to use and develop any intellectual property and proprietary information, including, without limitation, any patents and trademarks that CybEye owned as of September 30, 2019 and are set forth in Schedule A thereto. As of the date of this prospectus, we licensed six patents in the areas of computer search method, visual network, group communication, and customer interaction, and five trademarks from CybEye.

Trademarks

In addition to the licensed marks from CybEye, we have our own marks to distinguish ourselves from other online media companies. The Company started using the mark or logo as referenced below since February 2015 in various jurisdictions, such as mainland China, Taiwan, Hong Kong, the U.S., France, Japan and Malaysia.

Later in 2019, we updated the company’s logo as following:

On November 15, 2017, the Company and China VTV Taiwan Co., Ltd. (“China VTV Taiwan”) entered into a strategic partnership agreement, pursuant to which the two parties agreed to work together to promote the visibility of the Company. The Company believes that China VTV Taiwan did not perform under such agreement and the agreement was terminated shortly thereafter. However, the Company then discovered that China VTV Taiwan submitted a trademark registration of the Company’s mark consisting of the English letters, Chinese letters and the rainbow, as referenced above under its own name in Taiwan without consent or approval from the Company. Immediately thereafter on December 7, 2018, the Company filed an opposition to China VTV Taiwan’s mark registration in front of the Taiwan Intellectual Property Office. On November 12, 2019, the Taiwan Intellectual Property Office denied China VTV Taiwan’s mark registration application and China VTV Taiwan appealed such decision to the Ministry of Economic Affairs of Taiwan. On April 14, 2020, the Ministry of Economic Affairs of Taiwan affirmed the decision of the Taiwan Intellectual Property Office that it agreed with the Company on denying China VTV Taiwan’s mark registration in Taiwan. On July 7, 2020, the Company’s wholly owned subsidiary in Hong Kong received the affirmation from the Taiwan Intellectual Property Office to register the Company’s mark and the accompanying text in Taiwan.

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In addition, we have successfully registered the plain text “CVTV” as our trademark for a period from November 16, 2019 to November 15, 2029. The mark is as listed below:

Competition

The industry in which we operate is highly competitive and depends on key talents, such as writers, directors, producers, and performers. We face competition from similar technologies for online streaming. There are many large and small internet streaming platforms catering to Chinese speakers in the world, such as M17 Entertainment, and ETToday.

With respect to literary adaptation and content production, there are a number of emerging and established companies that own the intellectual property to produce contents to compete with our TV shows, movies, audio products and video games already launched or to be launched.

If other new media companies enter our markets with better financial resources, we will face additional competition, although we believe that our progress to date in this area gives us a significant advantage regarding the market share and reputation.

Competitive Advantages

The Company provides online content and services for the global Chinese community, including but not limited to informational features, social media and social networking services as well as other fee-based services. This industry can be characterized as highly competitive and rapidly changing due to the fast growing market demand and change of trends. Barrier to entry is relatively low, and current and new competitors can launch new websites or services at a relatively low cost. Many companies offer various content and services targeting the same group of audience and therefore compete with us. Many of our competitors have greater financial resources, longer history of online services, larger and more active user bases, more established brand names and greater breadth of programs than what the Company currently offers. However, we believe that we possess the following competitive strengths that enable us to compete effectively:

•

An experienced executive team and influential directors in the media and other related industries. Mr. Tijin Song has over thirty years of experience in media and promotion business and held a leadership position of China Commission of Promotion of Publicity for the Undertakings of Chinese Disabled Persons for more than ten years. In addition, other key management members, including the producer, chief editor, chief branding officer, and chief strategy officer, have substantive experience and influence in the media and moving picture industries in mainland China, Hong Kong and Taiwan.

•

Cloud-based media operations and interaction with subscribers and viewers. The Company has multiple social media official accounts where the readers and viewers may watch programs and interact with each other on the APP Platform. The Company currently owns the database of its content which is recorded in the cloud disks stored in Hong Kong and Taiwan.

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•	High quality of the programs, including real-time news and live broadcasting with 24-hour services.

•	Possess the adaptation rights to a number of well-known original stories.

•	Long-standing relationships with talented writers, actors, directors, and producers.

•	Less regulations as a Hong Kong media company.

•	Active participation in renowned events, such as Boao Forum for Asia, World Internet Conferences (also known as Wuzhen Summit), and Cross-Strait Peace Talks.

There is no assurance that we will continue to enjoy the competitive advantages in this fast-changing environment.

Sales and Marketing

The Company enhances its brand images and visibility through participating in various public events, exchanging audience resources with other media companies, and establishing partnerships with other media companies. The Company plans to invest additional time and capital to the popular social media platforms, such as Facebook and Twitter, to increase its visibility and public awareness.

Research and Development

The Company incurred approximately $ 231,791 and $ 861,581 of research and development expenses in the twelve months ended February 29, 2020 and February 28, 2019, respectively. The Company has H.265 video data de-compression technology, which provides viewers higher image quality at the same internet speed than some other internet content distribution platforms. We believe that the H.265 de-compression technology would enhance the picture quality in certain Silk Road Economic Belt and the 21st Century Maritime Silk Road countries where the internet infrastructure is still developing and the internet speed is relatively low. In addition, we have included the blockchain technology to the APP Platform to improve the account security for each of the viewers who maintains an user account on the APP Platform.

Technologies

We have the core technology to our APP Platform, which operates with our blockchain proprietary software and uses big data processing power and cloud services. The APP Platform servers reside in the U.S. and our information technology department is based in the U.S.

Our APP Platform features high protection on users’ privacy. We believe the blockchain technologies we adopted in the APP Platform add additional privacy protection to our users because each user has his or her unique blockchain account on the APP Platform that is extremely secure and unalterable. However, there is no guaranty that no hacker will succeed in gaining unauthorized access to our users’ blockchain accounts at all.

Employees

As of July 29, 2020, we, together with our wholly-owned and majority-owned subsidiaries, either through direct ownership or the VIE agreements, had a total of 96 employees, all of whom are full-time and are based in Hong Kong and mainland China. The breakdown of our employees based on departments is set forth below:

Department	Number of Employees
Management	7
Content Editing	7
Technology Development and Coding	16
Sales and Marketing	6
Product Testing	5
Strategy	7
Production and micro-movies	4
Creative Writing	10
Celebrity Management	2
Art Design	7
Administration	12
Accounting	7
International Business Development	6

There are no collective bargaining contracts of any of our employees. We believe our relationship with our employees is satisfactory.

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Corporate History and Information

The Company was incorporated in the State of Nevada, originally under the name T-Bamm, on February 19, 2015. The Company was organized to sell Bamboo T-Shirts over the internet. On February 9, 2018, the Company changed its name from T-Bamm to “China VTV Limited” and planned to switch from the clothing retail store business to the internet media and news content business.

On March 15, 2019, the Company and Mr. Guoping Chen, the then-Principal Executive Officer and President of the Company, entered into a share exchange agreement (the “Share Exchange Agreement”) with China VTV Ltd. (“China VTV (HK)”), a Hong Kong company, and all of its shareholders ( “China VTV (HK) Shareholders”), pursuant to which the Company agreed to acquire all of the issued and outstanding shares of common stock of China VTV (HK) from the China VTV (HK) Shareholders by issuing an aggregate of 110,550,000 restricted shares of common stock of the Company (the “Stock Exchange”) to China VTV (HK) Shareholders pro rata upon closing of the Stock Exchange. Upon closing of the Stock Exchange, China VTV (HK) became a wholly-owned subsidiary of the Company and China VTV (HK) Shareholders now collectively own approximately 51.29% of the then issued and outstanding shares of the Company’s common stock on a fully diluted basis.

On May 6, 2019, pursuant to the Share Exchange Agreement, China VTV (HK) became a wholly-owned subsidiary of the Company, the acquisition was treated as a reverse acquisition, and China VTV (HK)’s business became the Company’s business. At the time of the Reverse Merger, the Company was not engaged in any active business.

China VTV (HK) was incorporated on January 9, 2015 under the laws of the Special Administrative Region of Hong Kong. The authorized capital stock of China VTV (HK) is 1,000,000 shares, all of which were issued and outstanding prior to the closing of the Share Exchange. China VTV (HK) did not update its shareholder registration when the investors or new shareholders invested in it. The Share Exchange Agreement was signed and agreed by all of the shareholders or beneficial owners of China VTV (HK).

On February 24, 2020, the Company completed the acquisition of Butterfly Effect and therefore expanded its business into the literary adaptation and content production area. Butterfly Effect was incorporated on February 23, 2016 under the laws of the PRC. Butterfly Effect has one wholly owned subsidiary registered in Khorgas, Xinjiang, China and five majority owned Chinese subsidiaries and has minority ownership interest in two Chinese subsidiaries.

The diagram below illustrates our corporate structure following the Stock Exchange and Butterfly Effect Acquisition.

The Company’s consolidated financial statements for the year ended February 29, 2020 do not include the financial information of the following four non-wholly-owned subsidiaries: Hangzhou Wenye Culture Media Co., Ltd., Xinjin Butterfly Effect Culture Media Co, Ltd., Beijing Yi Butterfly Culture Media Co., Ltd., and Shenzhen Coconut Movies Co., Ltd.

Properties

Our corporate headquarters are located at New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong. We do not pay rent for this office space and there is only a verbal lease between the Company and the landlord, who is a friend of one of the directors. Some of our cloud disks are maintained in such office space in Hong Kong. The Company and the landlord have the mutual understanding that the Company may use such office space till the end of 2020. There is no assurance how long this office accommodation will last.

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In addition, a director of the Company has verbally agreed to host the Company’s office in Beijing, China for seven years beginning from the year of 2020. The Company’s office space in Beijing, China is approximately 600 square meters (approximately 6,458 square feet) and currently the Company is not obligated to pay any rent.

Butterfly Effect leases its main office space in Chaoyang District, Beijing, China from September 22, 2017 to September 21, 2020. Its offices in Beijing occupy approximately 7,290 square feet (approximately 78,469 square feet), consisting of offices, an entertainment lounge, and a terrace. The annual base rent for the Beijing office was approximately $211,000 from September 22, 2018 to September 21, 2019 and $227,600 from September 22, 2019 to September 21, 2020. Butterfly Effect is responsible for all the expenses incurred because of the use of the office space, such as electricity, internet, telecommunication, water and parking. A summary translation of the lease agreement of Butterfly Effect’s office is included in this registration statement to which this prospectus forms a part, as Exhibit 10.2.

Regulatory Overview

Regulatory Authorities

Compared to the restrictions and regulations over media companies in mainland China, the Company’s online media business is subject to relatively less stringent rules and regulations in Hong Kong. The Company’s Hong Kong segment registered its business scope as news broadcasting, TV program production, new media investment, advertisements, and internet technology development. The Company’s Hong Kong segment does not need any special permit or license to engage in internet media business, including news or TV program production and distribution over the internet. The Company believes that its Hong Kong segment is currently not subject to the oversight of Hong Kong Broadcasting Authority because it does not engage in traditional broadcasting via radio waves or cable television.

Rating of Internet Content

Hong Kong has adopted its version of the television content rating system which regulates the suitability of television programs for children, teenagers, or adults. The Hong Kong television rating system is provided by generic code of television programs standard of the Broadcasting Ordinance (Chapter 562) on December 11, 1995. The Company, as an internet content provider and distributor, needs to comply with the rating system and restrict children, teenagers and young adults from viewing television programs outside the appropriate ratings.

News Regulation

As a news producer, the Company’s Hong Kong segment is subject to regulations on contents of news. The Company’s Hong Kong segment is prohibited from creating or distributing certain news including but not limited to the following:

•	News that damages people’s reputation

•	News that invades people’s privacy

•	News that involves information on national defense

•	News that might influence judicial proceedings

Depending on the circumstances, in the event of violation of any of the foregoing restrictions, the Company’s Hong Kong segment may be exposed to the possibility of fines or criminal liabilities. In addition, we need to comply with requirements on news regarding election, public polls and pharmaceutical companies.

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Advertisement

In Hong Kong, companies are prohibited from using false or misleading advertising language and advertising agencies cannot help its clients design or create untrue or misleading advertisements. Otherwise, the agencies may be subject to the same liabilities as their clients.

In addition, a company may contravene the Personal Data Ordinance if it collects information on its users, analyzes the information for a profile of the user’s interests and sells or transmits the profiles to third parties for direct marketing purposes without the user’s consent. As part of the Company’s future advertisement delivery system, the Company’s website and social media platform may collect personal information, including a user’s online response, rate to advertisements, name, address, age or e-mail address with third party databases to generate a comprehensive demographic profile of the Internet user. The transfer of this information, which provides an individual’s profile, may violate the Personal Data Ordinance unless the individual expressly consents to the use of this information.

Intellectual Property Licensing and Literary Adaptation in China

With respect to our China segment, we believe that Butterfly Effect purchases and sells its copyrights in the PRC in compliance with the intellectual property laws of the PRC. We believe that there is no special license or permit that we need to obtain in order to trade or license our copyrights in the PRC.

The PRC Tax Beneficial Treatment

On November 29, 2011, the Chinese State Taxation Administration announced its notice regarding the tax exemption for companies operating certain businesses in any of the two special economic development zones in Xinjiang Province, China. On June 5, 2017, the local branch of the State Taxation Administration in Khogus granted Khogus Butterfly Effect Culture Media Co., Ltd. the tax exempt status regarding its operating profits from January 1, 2017 to December 31, 2020. Khogus Butterfly Effect Culture Media Co., Ltd. is a wholly owned subsidiary of Butterfly Effect.

Legal Proceedings

On November 15, 2017, the Company and China VTV Taiwan entered into a strategic partnership agreement, pursuant to which the two parties agreed to work together to promote the visibility of the Company. The Company believes that China VTV Taiwan did not perform under such agreement and the agreement was terminated shortly thereafter. However, the Company then discovered that China VTV Taiwan submitted a trademark registration of the Company’s mark consisting of the English letters, Chinese letters and the rainbow, as referenced above under its own name in Taiwan without consent or approval from the Company. Immediately thereafter on December 7, 2018, the Company filed an opposition to China VTV Taiwan’s mark registration in front of the Taiwan Intellectual Property Office. On November 12, 2019, the Taiwan Intellectual Property Office denied China VTV Taiwan’s mark registration application and China VTV Taiwan appealed such decision to the Ministry of Economic Affairs of Taiwan. On April 14, 2020, the Ministry of Economic Affairs of Taiwan affirmed the decision of the Taiwan Intellectual Property Office that it agreed with the Company on denying China VTV Taiwan’s mark registration in Taiwan. On July 7, 2020, the Company’s wholly owned subsidiary in Hong Kong received the affirmation from the Taiwan Intellectual Property Office to register the Company’s mark and the accompanying text in Taiwan.

Other than the administrative proceeding set forth above, there are no other pending or threatened legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or stockholder is a party adverse to the Company or has a material interest adverse to the Company.

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TAXATION

United States Federal Income Taxation General

The following are the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the shares of common stock of the Company. As used in this discussion, references to “we,” “us” or “our” refer to China VTV Limited.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of the common stock of the Company that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our common stock that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of our common stock is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that acquires our common stock pursuant to the Share Exchange and own and hold our common stock as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

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•	real estate investment trusts;

•	certain expatriates or former long term residents of the United States;

•	persons that actually or constructively own 5% or more of our voting shares (including as a result of ownership of our common stock);

•	persons that acquired our common stock pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold our common stock as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	passive foreign investment companies; or

•	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our common stock. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold the common stock through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) to a holder in respect of our common stock and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of our common stock will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, (the “IRS”), or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Cash Distributions Paid on Our Common Stock

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our common stock. A cash distribution on our common stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The portion of such cash distribution, if any, in excess of such earnings and profits, will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such common stock.

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With respect to non-corporate U.S. Holders, any such cash dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “—Taxation on the Disposition of Our Common Stock” below) provided that (a) the securities are readily tradable on an established securities market in the United States or, in the event we are deemed to be a PRC “resident enterprise” under the EIT Law, we are eligible for the benefits of the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), (b) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (c) certain holding period requirements are met.

If a PRC income tax applies to any cash dividends paid to a U.S. Holder on our common stock, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such dividends, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Disposition of Our Common Stock

Upon a sale or other taxable disposition of our common stock, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in our common stock.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for our common stock exceeds one year. The deductibility of capital losses is subject to various limitations.

If a PRC income tax applies to any gain from the disposition of our common stock by a U.S. Holder, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such gain, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (b) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

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If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our common stock, and the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our common stock, a QEF election along with a purging election, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of our common stock; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our common stock during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our common stock).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our common stock;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

We have not made a determination as to whether we would be classified as a “passive foreign investment company,” or PFIC, for our preceding taxable year nor can we assure you that we will not be a PFIC for our current taxable year or any future taxable year. We do not expect ourselves to be classified as a “passive foreign investment company” for our current taxable year.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to our common stock by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and may be affected by various factors in addition to those described above. Accordingly, U.S. Holders of our common stock should consult their own tax advisors concerning the application of the PFIC rules to our common stock under their particular circumstances.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to our common stock generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

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In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our common stock unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to cash distributions made on our common stock within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our common stock by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its common stock and adjustments to that tax basis and whether any gain or loss with respect to such common stock is long-term or short-term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our common stock.

Moreover, backup withholding of U.S. federal income tax, at a current rate of 24%, generally will apply to cash dividends paid on our common stock to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our common stock by a U.S. Holder (other than an exempt recipient), in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

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MANAGEMENT

Our business affairs are managed under the direction of our board of directors (the “Board of Directors”), which is currently composed of ten members, three of whom are deemed independent within the meaning of the listing standards of the NASDAQ Stock Market LLC.

The following table sets forth the names, ages as of the date of this prospectus, and certain other information for each of the directors. Our Board of Directors appoints our executive officers. Each director of the Board serves for a term of one year or until the successor is duly elected and qualified at the Company’s annual shareholders’ meeting and is subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position

Tijin Song	57	Chairman of the Board and CEO

Guoping Chen	58	Director

Yatao Wang	37	Director

Liqiang Meng	51	Director

Tung Ho Yu	74	Director and Chief Marketing and Branding Officer

Qiongfang Shi	40	Director

Bing Liu	61	Director and Chief Technology Officer (“CTO”)

Gehui Xu	52	Director

Chi-Chung Cheng	54	Director

Daoxin Zhang	43	Director

Jian Li	42	Chief Financial Officer (“CFO”)

______________

Mr. Tijin Song is a co-founder, Chairman and Chief Executive Officer of China VTV Hong Kong. Mr. Song founded China VTV Hong Kong in 2015 and served as its Chairman and Chief Executive Officer since its inception. From 2004 to 2015, Mr. Tijin Song served as the Secretary of China Commission of Promotion of Publicity for the Undertakings of Chinese Disabled Persons where he organized and promoted a number of charitable projects and events. From 2000 to 2004, Mr. Song was the Manager of China Times. Mr. Song received a master’s degree from Nanjing University.

Mr. Guoping Chen has been the Chairman of the board of Shanghai Fengxing Telecommunication Equipment Franchise Co., Ltd. and Shanghai Fengxing Telecommunication Services Co., Ltd. since 1999 and became the CEO, CFO, secretary, treasury and director of the Company in June 2017. In addition, Mr. Chen serves as a director of Shanghai Xujiahui Business Management School. Mr. Guoping Chen obtained an associate degree in business management from Shanghai Institute of Mechanical Technology.

Ms. Yatao Wang, a co-founder of China VTV Hong Kong, serves as the President of Elion Financial Co., LTD, a subsidiary of Elion Group, since 2017, the Chief Advisor of Elion Foundation since 2015 and the chairperson of Shengya Yunding Payment Co., Ltd. since August 2017. Ms. Yatao Wang received a bachelor’s degree from Dongbei University of Finance and Economics. We have determined it is in our best interest to appoint Ms. Wang as a member of our Board due to her business experience.

Mr. Liqiang Meng, a co-founder of China VTV Hong Kong, has been the Chairman of Lanchou Automobile Culture Development (Beijing) Co., Ltd. since November 2017, Beijing Gengtai Culture Development Co. Ltd. since October 2017, and Beijing Zhonglian Bo’ai Interactive Entertainment Co., Ltd since December 2014. Mr. Liqiang Meng has a bachelor degree from Hebei University. We have determined it is in our best interest to appoint Mr. Meng as a member of our Board due to his business experience.

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Mr. Tung Ho Yu is the Chief Marketing and Branding Officer at China VTV Hong Kong since 2015. Previously he was the Chief Operating Officer of Asia Television Limited, a subsidiary of Phoenix Television, from 2002 to 2008, the executive vice president of Phoenix Television from 1996 till 2002, the Vice President of China Broadcasting International Economic and Technology Company from 1992 till 1996, and the President of Guangdong Radio and Television Company from 1989 to 1992. Mr. Tung Ho Yu served as a consultant from 2008 to 2015. Mr. Yu received a bachelor degree from Remin University in 1970. We have determined it is in our best interest to appoint Mr. Yu as a member of our Board and the Chief Marketing and Branding Officer due to his business experience and influence in the media industry.

Ms. Qiongfang Shi has been a member of the board of directors of Butterfly Effect since July 2015. Previously Ms. Shi served as the Vice President of Jiubang Digital Technology (Guangzhou) Co., Ltd. from November 2010 to June 2015. In addition, Ms. Shi has had various roles in the areas of Chinese literature, sales and marketing and project management. Ms. Qiongfang Shi received an associate’s degree in international accounting from Guangdong Industry Technical College in 2000, an associate’s degree in property management from Guangzhou Caimao Guanli Ganbu College in 2004, and has been pursuing an MBA at Communication University of China since September 2019. The Board elected Ms. Shi as a member of the Board in connection with the Butterfly Effect Acquisition and believes her media experience adds value to the Company and Board.

Mr. Daoxin Zhang is the President of Yatai Charitable Foundation since 2018 and a member of China Artists Association since 2014. Mr. Zhang is a professional artist specialized in Chinese traditional painting. Mr. Zhang received a bachelor of law from Hefei University of Technology. We have determined it is in our best interest to appoint Mr. Zhang as a member of our Board due to his work experience.

Mr. Bing Liu is the founder and Chief Executive Officer of CybEye, Inc., which was incorporated in October 2011. He owns fourteen U.S. patents and has the expertise in social networking platform, internet security, cloud computing and multi-lingual processing. Mr. Bing Liu received a Bachelor and a Masters of Computer Science from Tsinghua University in China. Mr. Bing Liu serves as the CTO pursuant to the executive employment agreement (the “CTO Employment Agreement”) with Mr. Liu dated September 30, 2019. We have determined it is in our best interest to appoint Mr. Liu as a member of our Board due to his technical background, business acumen and deep understanding of the U.S. capital markets.

Ms. Gehui Xu was a well-known television hostess at China Central Television Station from 1991 until 1995 and started her career as a television hostess at Hong Kong Phoenix Television Station in 1996. Ms. Gehui Xu received the award as one of the Top Ten Television Hostesses in China in 1994. Ms. Gehui Xu currently hosts three TV programs at Hong Kong Phoenix Television Station. Ms. Xu received a Bachelor’s Degree in English from Beijing Foreign Language College. Because Ms. Xu has great influence in Chinese speaking media, particularly Hong Kong and Southeast Asia, the Company has determined that it is in its best interest of the shareholders to elect Ms. Gehui Xu to the Board to fill a vacancy on the Board.

Mr. Chi-Chung Cheng has been a director of ETtoday Dongsen News Cloud Co., Ltd. since 2018. From 2011 to 2018, Mr. Chi-Chung Cheng was the Chairman, Chief Executive Officer and a director of SMI Holdings Group Limited (a company previously listed on the Hong Kong Stock Exchange). Mr. Chi-Chung Cheng received a Bachelor’s Degree from Taiwan University and an MBA Degree from Tsinghua University. Because of Mr. Cheng’s leadership experience at our competing business, the Company has determined that it is in its best interest of the shareholders to appoint Mr. Chi-Chung Cheng to the Board to fill a vacancy on the Board.

Mr. Jian Li has extensive experience in accounting management and corporate finance. Since October 2014 till April 2020, Jian Li served as a vice president of Shoujian Sunshine Asset Management Co., Ltd. Prior to that, Jian Li was a vice president at Dagong International Credit Rating Co., Ltd. from September 2012 to October 2014. Jian Li earned an MBA degree from Victoria University in Australia in 2005 and was awarded a bachelor degree in Accounting from Hebei Geology University in 2000. Mr. Jian Li was admitted as a fellow of the Institute of Public Accountants in Australia in 2013, a fellow of Institute of Financial Accountants in the United Kingdom in 2012 and an associate member of the Association of International Accountants in the United Kingdom in 2014.

66

Family Relationships

There are no family relationships between any of our executive officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees and Director Independence

We have not formed any Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee or any other board committees as of the filing of this current prospectus. We currently do not have an audit committee financial expert on our Board. We plan to form the three committees in the near future.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee and the entire Board serves the functions of the compensation committee. The Board reviews the compensation of each executive officer of the Company.

Code of Business Ethics

Our Board of Directors has adopted the Code of Business Ethics as of the date of this prospectus, a copy of which is included in this registration statement to which this prospectus forms a part, as Exhibit 14.1.

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EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to our principal executive officers for the years ended February 29, 2020 and February 28, 2019.

Summary Compensation of Named Executive Officers

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Tijin Song(1)	2020	107,036							107,036
	2019	-	-	-	-	-	-	-	-

Guoping Chen (2)	2020	53,518	-	-	-	-	-	-	53,518
	2019		-	-	-	-	-	-	-

Tung Ho Yu (3)	2020	53,518	-	-	-	-	-	-	53,518
	2019	-	-	-	-	-	-	-	-

Bing Liu (4)	2020	-	-	319,000	9,531	-	-	-	328,531
	2019	-	-	-	-	-	-	-	-

___________

(1)	Mr. Tijin Song was appointed to as the CEO on March 15, 2019 and assumed the office on April 18, 2019. The compensation listed in the table has been accrued and remained unpaid.
(2)

Mr. Guoping Chen assumed the position of the director of the Company on March 1, 2017, became the president, secretary and treasurer of the Company on June 2, 2017 and resigned as the president on April 18, 2019. On May 1, 2020, Mr. Guoping Chen resigned as the CFO and treasurer. The compensation listed in the table has been accrued and remained unpaid.

(3)

Mr. Tung Ho Yu was appointed as the Chief Marketing and Branding Officer on March 15, 2019 and assumed the office on April 18, 2019. The compensation listed in the table has been accrued and remained unpaid.

(4)

Mr. Bing Liu was appointed as the CTO on September 30, 2019 and confirmed by the Board on November 29, 2019. Mr. Bing Liu received stock options to purchase 500,000 shares of the common stock and 5,000,000 shares of common stock as the CTO of the Company.

Narrative Disclosure to Summary Compensation Table

From April 1, 2019, our named executive officers accrued compensation as follows: Mr. Tijin Song, the CEO, an annual salary of RMB 720,000 (approximately $107,036 USD), Mr. Guoping Chen, the interim CFO, an annual salary of RMB 360,000 (approximately $53,518 USD), and Mr. Tung Ho Yu, the Chief Marketing and Branding Officer, an annual salary of RMB 360,000 (approximately $53,518 USD). The Company plans to pay the accrued compensation to the three named officers when it becomes profitable.

We further expect that the specific direction, emphasis and components of our executive compensation programs will evolve. Factors that may affect our compensation policies include the hiring of full-time employees, our future revenue growth and profitability, the implementation of our business plan and strategy and increasing complexity of our business.

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Employment Agreement

On September 30, 2019, the Company and Mr. Bing Liu entered into an executive employment agreement (the “CTO Employment Agreement”), in accordance with which Bing Liu acts as the CTO of the Company. The CTO Employment Agreement has a term of three (3) years, unless terminated earlier pursuant to the termination provisions therein. In accordance with the CTO Employment Agreement, Bing Liu received incentive stock options to purchase five hundred thousand (500,000) shares of the Company’s common stock each year during the term of the employment pursuant to a stock option agreement (the “Stock Option Agreement”) dated September 30, 2019. Upon termination of the Strategic Development Agreement, the CTO Employment Agreement shall also be terminated, unless otherwise mutually agreed in writing. Subject to the terms of the CTO Employment Agreement, Bing Liu agrees that during the Term of the Agreement and for a period of one (1) year following the end of the Term, he will not, without the prior written consent of the Company, directly or indirectly, engage in any competing business activities relating to the internet-based media industry in all geographical areas of the United States and foreign jurisdictions where the Company may operate.

On May 1, 2020, the Company and Mr. Jian Li entered into an employment agreement (the “CFO Employment Agreement”), pursuant to which Mr. Jian Li was appointed as the new CFO of the Company and Weishi Huanyu Culture Media (Beijing) Co., Ltd., a wholly-owned subsidiary of the Company, effective immediately. In accordance with the CFO Employment Agreement, Jian Li is responsible for the financing, capital management and accounting functions of the Company. In addition, he has agreed to raise at least $3 million Chinese dollars (equivalent to $422,255 U.S. dollars) or consummate a merger with a target company to be identified by him within three months from May 1, 2020. The CFO Employment Agreement provides the following compensation to Jian Li: 1) a yearly salary of $2.6 million Chinese dollars (approximately $365,955 U.S. dollars) in the Company’s stock, payable each quarter, 2) a monthly cash stipend of $10,000 Chinese dollars (approximately $1,407 U.S. dollars), payable in arrears each month, 3) reimbursements for expenses incurred as a result of performing his job duties for the Company, 4) Company’s contribution to the CFO’s social security insurance, 5) entitlement to 7% of the funds raised by the CFO for the Company during his term with the Company, 6) participation in the Company’s bonus program approved by the Board. The term of the CFO Employment Agreement is one year and may be renewed for another year with written consents from both the Company and Jian Li.

Except described above, we are not a party to any other employment agreements.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards for each of the named executive officers and directors as of February 29, 2020:

OUTSTANDING EQUITY AWARDS AT February 29, 2020

				OPTION AWARDS		STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Tijin Song	—	—	—	—	—	—	—	—	—
Guoping Chen	—	—	—	—	—	—	—	—	—
Tung Ho Yu	—	—	—	—	—	—	—	—	—
Bing Liu	125,000	500,000	375,000	12.00 per share	September 29, 2026	—	—	—	—
Yatao Wang	—	—	—	—	—	—	—	—	—
Liqiang Meng	—	—	—	—	—	—	—	—	—
Daoxin Zhang	—	—	—	—	—	—	—	—	—
Qiongfang Shi	—	—	—	—	—	—	—	—	—
Chi-Chung Cheng	—	—	—	—	—	—	—	—	—
Gehui Xu	—	—	—	—	—	—	—	—	—
Hongbin Dong (1)	—	—	—	—	—	—	—	—	—

_______

(1) Mr. Hongbin Dong resigned as a director of the Board on January 10, 2020.

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Outstanding Equity Awards

There were options to purchase 500,000 shares of the Company’s common stock outstanding as of February 29, 2020 under the 2019 Plan.

As of February 29, 2020, there were a total of 12,950,000 shares of the Company’s common stock issued to its employees as stock awards under the 2019 Plan.

Stock Options/SAR Grants

On September 30, 2019, pursuant to the CTO Employment Agreement and the Option Agreement, the Company granted Mr. Bing Liu the right and option to purchase 500,000 shares of the Company’s common stock at the exercise price of $12.00 per share.

Other than the stock options granted to Mr. Bing Liu, during our fiscal year ended February 29, 2020, there were no options granted to our named officers or directors.

Option Exercises

During our Fiscal year ended February 29, 2020, there were no options exercised by our named officers or directors.

The 2019 Plan

On November 29, 2019, our Board of Directors adopted an incentive stock plan (the “2019 Plan”), under which the Company may issue up to an aggregate of 22,000,000 shares of stock awards, options, or performance shares, subject to certain adjustments set forth therein. The Board has the sole authority to implement and administer the 2019 Plan and may delegate a committee or one or more officers to grant awards under the 2019 Plan. This 2019 Plan became effective upon the Board approval on November 29, 2019 and shall terminate ten years thereafter. The holders of the majority voting power of the Company approved the 2019 Plan on June 8, 2020.

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Director Compensation

Name & Position	Fiscal Year	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation ($)	Total ($)
Tijin Song, Chairman of the Board	2020	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-

Yatao Wang, Director	2020	-	191,400	-	-	-	-	191,400
	2019	-	-	-	-	-	-	-

Liqiang Meng, Director	2020	-	191,400	-	-	-	-	191,400
	2019	-	-	-	-	-	-	-

Guoping Chen, Director	2020	-	191,400	-	-	-	-	191,400
	2019	-	-	-	-	-	-	-

Bing Liu, Director	2020	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-

Tung Ho Yu, Director	2020	-	63,800					63,800
	2019	-	-	-	-	-	-	-

Qiongfang Shi, Director	2020	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-

Gehui Xu, Director	2020	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-

Daoxin Zhang, Director	2020	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-

Chi-Chung Cheng, Director	2020	-	63,800	-	-	-	-	63,800
	2019	-	-	-	-	-	-	-

Hongbin Dong(1),	2020	-	-	-	-	-	-	-
Former Director	2019	-	-	-	-	-	-	-

___________

(1) Mr. Hongbin Dong resigned as a director of the Board on January 10, 2020.

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As of February 29, 2020, there was no cash compensation paid to non-employee directors for their service on our Board of Directors. We do not have any agreements for compensating our non-employee directors in cash for their services in their capacity as directors.

Board Leadership Structure and Role in Risk Oversight

As of the date of this prospectus, the Board consisted of ten members, four of whom served as executive officers of the Company.

The Board will be actively involved in oversight of risks that could affect the Company. The board oversees its risk management responsibilities directly. Specifically, the Board has responsibility for overseeing, reviewing and monitoring the Company’s overall risks and certain specific risks. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

The Board of Directors reviewed the Company’s compensation practices, policies and programs and believes that the Company’s compensation practices, policies and programs represent an appropriate balance of short-term and long-term compensation and do not encourage employees to take unnecessary or excessive risks that are likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth certain information, as of September 11, 2020, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of common stock listed below. For each individual and group included in the table below, percentage ownership is calculated by dividing (a) the number of shares of common stock beneficially owned by such person or group by (b) the sum of the shares of common stock outstanding as of the date of this current report, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after September 11, 2020. The address for each individual listed below is: c/o New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong, unless otherwise noted.

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each director and named executive officer, (ii) all executive officers and directors as a group; and (iii) each shareholder known to be the beneficial owner of 5% or more of the outstanding common stock of the Company as of September 11, 2020.

Beneficial ownership is determined in accordance with the rules of the SEC. Generally, a person is considered to beneficially own securities: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, and (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of September 11, 2020 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock (1)
Directors and Officers and Shareholders (2)	No. of Shares	% of Class
Tijin Song, Chairman of the Board and CEO (3)	42,300,000	14.78%
Jian Li, CFO	-	-
Yatao Wang, Director (4)	30,000,000	10.48%
Liqiang Meng, Director	36,600,000	12.78%
Daoxin Zhang, Director	5,000,000	1.75%
Tung Ho Yu, Director and Chief Marketing and Branding Officer (5)	2,000,000	*
Guoping Chen, Director (6)	27,160,000	9.49%
Bing Liu, Director and CTO (7)	5,375,000	1.88%
Qiongfang Shi, Director	8,404,800	2.94%
Gehui Xu, Director	2,000,000	*
Chi-Chung Cheng, Director	1,000,000	*
Directors and Officers as a group (11 persons)	159,464,800	55.70%
5% Stockholders
Xuanyi Guo	15,000,000	5.24%
Haoyang Zhang (8)	15,000,000	5.24%

______________

* Less than 1%.

(1)	Based on 286,280,000 shares of common stock issued and outstanding as of September 11, 2020.
(2)	Unless otherwise stated, the address for each named officer and director is New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong.
(3)	Including 2,000,000 shares of common stock held by Tijin Song’s spouse.
(4)	Including 15,000,000 shares of common stock directly owned by Yatao Wang and 15,000,000 shares of common stock held by Haoyang Zhang for the benefit of Yatao Wang.
(5)	Including 1,000,000 shares of common stock held by Tung Ho Yu’s spouse.
(6)	Including 3,000,000 shares of common stock held by Guoping Chen’s spouse and 160,000 shares of common stock held by Guoping Chen’s son living in the same household.
(7)

Excluding the option to purchase 125,000 shares of common stock, which are not exercisable within 60 days from September 11, 2020 and including the option to purchase 375,000 shares of common stock, which are exercisable within 60 days from September 11, 2020.

(8)	Holding for the benefit of Yatao Wang.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The related parties of the Company with whom transactions are reported in these consolidated financial statements are as follows:

Name of entity or individual	Relationship with the Company and its subsidiary

Mr. Tijing Song	Shareholder, Chairman of the Board, CEO and President

Mr. Guoping Chen	Shareholder and Director

Ms. Qiongfang Shi	Shareholder and Director

Due to related parties:

	As of
	May 31, 2020	February 29, 2020	February 28, 2019
Mr. Tijing Song	$440,755	448,151	136,265
Mr. Guoping Chen	412,204	403,155	456,474
Ms. Qiongfang Shi	1,617,908	2,967,894	-
Total due to related parties	$2,470,867	3,819,200	592,739

The Company has received advances from its related parties for working capital purposes. The advances are unsecured, bear no interest, and are due on demand.

Director Independence

As a development stage company, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.”

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 600,000,000 shares of common stock, with a par value of $0.001 per share. As of September 11, 2020, there were 286,280,000 shares of our common stock issued and outstanding. Our shares are held by approximately 108 stockholders of record.

In this offering, we intend to offer and sell up to 12,000,000 shares of our Common Stock with or without a placement agent.

Common Stock

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our Board out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Company is not obligated to declare any dividend. Any future dividends will be subject to the discretion of our Board and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Anti-Takeover Provisions

Nevada Revised Statutes

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our amended articles of incorporation opted out the application of the provisions relating to these statutes. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

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Combinations with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested shareholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, we elect not to be governed by these statutes in our amended articles of incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

PLAN OF DISTRIBUTION

We are offering up to 12,000,000 shares of Common Stock in this offering at an assumed price of $4.00 per share. There is no minimum offering amount required as a condition to closing and we may sell significantly fewer shares in the offering. The offering will terminate one hundred and eighty (180) days from the effectiveness of this registration statement, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. The minimum investment amount for each purchaser of Common Stock in this offering is $500 or 125 shares of Common Stock. In the near future, we may apply to list our common stock on a national stock exchange; however, there is no assurance that in the event we do apply to list our common stock, our application will be approved.

In determining the offering price of the shares of Common Stock, we have considered a number of factors including, but not limited to, the current market price of our Common Stock, trading prices of our Common Stock over time, the illiquidity and volatility of our Common Stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Common Stock will remain fixed for the duration of the offering. The offering price for the Common Stock sold in this offering may be higher or less than the market price for our Common Stock.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly the public with no commission or other remuneration payable to him for any shares of Common Stock that are sold by him. We may also engage registered broker-dealers to offer and sell the Common Stock (collectively, the “Placement Agents”). We may pay any such registered persons who make such sales a commission of up to a certain percentage of the aggregate purchase price of the shares sold by such Placement Agent in this offering and issue to the Placement Agent a warrant to purchase such number of shares of our common stock in an amount not to exceed certain percentage of the number of shares of Common Stock sold by such Placement Agent in this offering, subject to the compliance with the maximum allowable fees under applicable, rules and regulations including the rules of the Financial Industry Regulatory Authority (“FINRA”) and the foreign equivalent agencies where the Placement Agent is regulated.  However, we have not entered into any underwriting or agent agreement, arrangement or understanding for the sale of the securities being offered pursuant to this prospectus. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreements to prospective investors. Any Placement Agent engaged by us for this offering would only be compensated based on the aggregate purchase price of the shares of Common Stock sold by such Placement Agent in this offering.

This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. We may terminate this offering prior to the expiration date. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act, at the time of their participation; and

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates may purchase common shares in this offering.

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Investors interested in subscribing for the shares of Common Stock in this offering must complete and deliver to the Company a completed subscription agreement to the address provided in the subscription agreement. Upon receipt of the completed subscription agreement, the Company will inform the investor that it has accepted the subscription and send prompt notification of this acceptance if the Company decides to accept the subscription. Then the investor should deliver the purchase price for the number of shares being purchased by wire transfer in immediately available funds using the wire transfer instructions provided in the subscription agreement. Promptly following the receipt of purchase proceeds from the investor, the Company will notify its transfer agent to either deliver the subscribed shares of Common Stock in a book entry form or in the investor’s brokerage account as requested by the investor.  All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. The Company shall not offer and sell fractional shares in this Offering.

We have not arranged to place the funds from investors in an escrow, trust or similar account. All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. As a result, upon execution of the subscription agreement by the subscriber and acceptance by the Company such subscription is irrevocable.

Any Placement Agent engaged by us will only be paid a commission and/or issued warrants based on the securities sold by such Placement Agent. Because there cannot be any assurance that the Maximum Offering Amount will be sold in this offering or how much of the amount of the securities offered will be sold by any Placement Agents, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligations to issue and sell the shares of Common Stock to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the shares of Common Stock is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

We estimate the total offering expenses in this offering that will be payable by us, excluding the placement agents’ fees, if any, will be approximately $136,000, which include legal, accounting, stock issuances and printing costs.

 The foregoing does not purport to be a complete statement of the terms and conditions of any placement agent agreement we may enter into and the subscription agreement. A form of subscription agreement with investors is included as an exhibit to the Registration Statement of which this prospectus forms a part.

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, of 1933, as amended, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the Placement Agents would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act and applicable Canadian securities laws. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agents acting as principal. Under these rules and regulations, the Placement Agents:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference LLP., New York, New York.

EXPERTS

The audited consolidated financial statements of China VTV Limited for the years ended February 29, 2020 and February 28, 2019 have been so included in reliance on the report of Manning & Elliott LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Butterfly Effect Culture Media (Beijing) Co., Ltd. for the years ended December 31, 2019 and 2018 have been so included in reliance on the report of Manning & Elliott LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OFFER RESTRICTIONS OUTSIDE THE UNITED STATES

Other than in the United States, no action has been taken by us or the Placement Agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. After the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus.

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INDEX TO FINANCIAL STATEMENTS

 CHINA VTV LIMITED

FINANCIAL STATEMENTS

February 29, 2020

F-1

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

China VTV Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of China VTV Limited, and its subsidiaries (the “Company”), which comprise the consolidated statement of balance sheets as at February 29, 2020, and the consolidated statements of operations and comprehensive loss, consolidated statements of changes in stockholders’ equity (deficit) and consolidated statements of cash flows for the year then ended, and the related notes, including a summary of significant accounting policies and other explanatory information (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at February 29, 2020, and its financial performance and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Other Matter

The consolidated financial statements for the year ended February 28, 2019, which are presented for comparative purposes, were audited by another auditor who expressed an unmodified opinion on those consolidated financial statements on April 16, 2019.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia

July 20, 2020

We have served as the Company’s auditor since 2020.

F-3

CHINA VTV LIMITED
CONSOLIDATED BALANCE SHEETS

	February 29,	February 28,
	2020	2019
Assets
Current Assets
Cash	$51,551	$17,548
Accounts receivable	79,020	-
Advances to suppliers	8,648,546	-
Copyrights and development costs, net	10,919,779	-
Other receivables and current assets	3,400,963	-
Total current assets	23,099,859	17,548
Investment in equity investees, net	3,275,929	-
Contingent receivable	608,914	-
Capital assets, net	693,192	-
Intangible assets, net	1,530,000	-
Goodwill	21,552,596	-
Right-of-use assets, net	78,638	-
Total Assets	$50,839,128	$17,548

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$601,671	$-
Wages payable	304,509	23,163
Short-term debt	2,218,050	-
Interest payable	106,268	-
Due to related parties	3,819,200	592,739
Deferred revenue	2,547,180	-
Acquisition liabilities	36,931,000	-
Taxes payable	222,766	-
Lease liabilities	84,663	-
Other payables	4,331,023	-
Total current liabilities	51,166,330	615,902
Total liabilities	51,166,330	615,902

Stockholders’ Deficit
Common stock, par value $0.001, 600,000,000 shares authorized, 284,280,000 and 105,000,000 shares issued and outstanding as of February 29, 2020 and February 28, 2019, respectively	284,280	105,000
Additional paid-in capital	3,681,379	1,634,576
Subscription receivables and shares issuable, net	(446,025)	-
Accumulated deficit	(3,844,738)	(2,337,167)
Accumulated other comprehensive loss	(2,098)	(763)
Total stockholders’ deficit attributable to the Company	(327,202)	(598,354)
Total stockholders’ deficit	(327,202)	(598,354)
Total Liabilities and Stockholders’ Deficit	$50,839,128	$17,548

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CHINA VTV LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For The Years Ended
	February 29, 2020	February 28, 2019

Net revenue	$3,834	$-
Cost of revenue	1,278	-
Gross profit	2,556	-

Sales and marketing expenses	6,390	-
Research and development expenses	231,791	861,581
General and administrative expenses	1,271,630	13,426
Loss from operations	(1,507,255)	(875,007)
Interest expense	316	-
Loss before income tax	(1,507,571)	(875,007)
Provision for income tax	-	-

Net loss	$(1,507,571)	$(875,007)

Other comprehensive income (loss):
Foreign currency translation loss	(1,335)	(763)
Comprehensive loss	(1,508,906)	(875,770)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.01)
Weighted average number of common shares outstanding:
Basic and diluted	205,071,288	105,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CHINA VTV LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional	Subscription Receivables/		Accumulated Other Comprehensive	Total Stockholders’
	Number of shares	Amounts	Paid-in Capital	Shares Issuable	Accumulated Deficit	Income (Loss)	Equity (Deficit)

Balance at February 28, 2018	75,000,000	$75,000	$1,634,576	$-	$(1,462,160)	$-	$247,416
Issuance of common stock for cash	30,000,000	30,000					30,000
Net loss					(875,007)	(763)	(875,770)
Balance at February 28, 2019	105,000,000	$105,000	$1,634,576	$-	$(2,337,167)	$(763)	$(598,354)
Issuance of common stock for the acquisition of China VTV Ltd.	115,550,000	115,550	(113,788)				1,762
Compensation cost for common stock issued	14,630,000	14,630	858,284				872,914
Compensation cost for stock options granted			9,530				9,530
Stock issued for cash	25,100,000	25,100	707,863	(618,285)			114,678
Issuance of common stock for the acquisition of Butterfly Effect Culture Media (Beijing) Co., Ltd.	24,000,000	24,000	584,914				608,914
Shares issuable for services				172,260			172,260
Net loss for the period					(1,507,571)		(1,507,571)
Foreign currency translation						(1,335)	(1,335)
Balance at February 29, 2020	284,280,000	$284,280	$3,681,379	$(446,025)	$(3,844,738)	$(2,098)	$(327,202)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CHINA VTV LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	February 29,	February 28,
	2020	2019

Cash Flows from Operating Activities
Net loss	$(1,507,571)	$(875,007)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	183,180	-
Stock-based compensation	945,206	343,522
Changes in assets and liabilities:
Increase in accounts payable	20,890	-
Increase in wages payable	191,977	-
Increase in other payable	(305,490)	23,163
Net cash provided by (used in) operating activities	(471,808)	(508,322)

Cash Flows from Investing Activities
Purchase of equipment	(111,779)	-
Cash acquired from business acquisition	33,313	-
Net cash used in investing activities	(78,466)	-

Cash Flows from Financing Activities
Increase in due to related parties	391,797	30,918
Proceeds from issuance of ordinary shares	114,679	30,000
Net cash provided by financing activities	506,476	60,918

Effect of exchange rate changes on cash and cash equivalents	77,801	413,501

Net decrease in cash and cash equivalents	34,003	(33,903)

Cash and Cash Equivalents
Beginning	17,548	51,451
Ending	$51,551	$17,548

Supplement Disclosure of Cash Flows
Cash paid during the year for:
Interest expenses	$-	$-
Income taxes	$-	$-
Noncash Financing and Investment Activities:
Issuance of common stock for equity acquisition	$-	$-
Issuance of common stock for subscription receivables	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

CHINA VTV LIMITED.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BUSINESS BACKGROUND

China VTV Limited (formerly known as “T-Bamm”, the “Company”) was incorporated in the State of Nevada on February 19, 2015 and established a fiscal year end of February 28. The Company is a holding company and has not carried out substantive business operations of its own.

China VTV Ltd. (“China VTV”) was incorporated on January 9, 2015 under the laws of Hong Kong. China VTV is developing an Over-The-Top (the “OTT”) platform that distributes streaming media as a standalone product directly to viewers over the internet, bypassing telecommunications, multichannel televisions, and broadcast television platforms that traditionally act as a controller or distributor of such content.

On March 15, 2019, the Company, China VTV and its shareholders entered into a share purchase/exchange agreement (the “Share Exchange Agreement”), pursuant to which the Company issued an aggregate of 110,550,000 shares of its common stock to all of the shareholders of China VTV in prorated amounts in exchange for all of the issued and outstanding equity interests of China VTV on May 6, 2019 (the “Closing Date”).

Effective on the Closing Date, pursuant to the Share Exchange Agreement, the Company issued an aggregate of 115,550,000 shares of common stock of the Company to the shareholders of China VTV in exchange for all of the issued and outstanding equity interests of China VTV and five individuals who provided prior services to China VTV. As a result, China VTV has become a wholly-owned subsidiary of the Company. The acquisition of China VTV has been accounted for as a reverse acquisition (the “Reverse Merger”), and the business of China VTV became the business of the Company. At the time of the Reverse Merger, the Company was not engaged in any active business.

On December 18, 2019, the Company, VTV Global Culture Media (Beijing) Co., Ltd., a Chinese wholly foreign owned entity and a wholly-owned subsidiary of the Company (the “WFOE”), Butterfly Effect Culture Media (Beijing) Co., Ltd. (the “Target”), a corporation formed under the laws of the People’s Republic of China (the “PRC”), and each and all of the equity holders of the Target (each, a “Target Equityholders”, and collectively, “Target Shareholders”) entered into a business acquisition agreement (the “Acquisition Agreement”), pursuant to which the Company through its WFOE agreed to acquire the Target through a series of management agreements (the “VIE Agreements”) to effectively control the Target (the “Acquisition”). In accordance with the Acquisition Agreement, and in consideration for the effective control over the Target, the Company agreed to issue an aggregate of 24,000,000 shares of its common stock (the “Common Stock”) (the “Stock Consideration”) to the Target Equityholders pro rata in accordance with the Target equity holder equity percentage. In addition, subject to the terms and conditions in the Acquisition Agreement, the Company and its subsidiaries agreed to pay a total of RMB 288,000,000 (the “Cash Consideration”) to the Target Equityholders pro rata with the Target equity holder’s equity percentage over a period as set forth therein and in the first amended acquisition agreement (“Amendment No. 1”) dated December 28, 2019.

On February 24, 2020 (the “Closing Date”), the Company and the Target closed the transactions contemplated under the Acquisition Agreement, as amended (the “Closing”), pursuant to which the Company effectively controls Butterfly Effect Culture Media (Beijing) Co., Ltd. via the VIE Agreements, which have been executed by the WFOE, Butterfly Effect Culture Media (Beijing) Co., Ltd. and each Target Equityholder on the Closing Date. On February 25, 2020, in accordance with the terms of the Acquisition Agreement, the Company issued a total of 24,000,000 restricted shares of its common stock to the Target Equityholders. The Acquisition is accounted for as a regular acquisition pursuant to which the Company is considered the acquiring entity for accounting purposes in accordance with generally accepted accounting principles in the United States of America. (See NOTE 2 and NOTE 3)

F-8

Butterfly Effect Culture Media (Beijing) Co., Ltd. is primarily engaged in literary adaptation business and centers its business on internet Chinese literary and literary adaptation for TV shows, movies, audible books and mobile phone video games that are primarily distributed through online platforms.

Following the acquisition, the Company operates as a single entity in one integrated business unit which are 1) the e-media online streaming platform operated by the Company’s Hong Kong subsidiary and 2) the literary adaptation business whereby the Target adapts original stories or books into TV shows, movies and mobile video games to be distributed in and outside the People’s Republic of China (the “PRC”) through the internet.

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. The spread of COVID-19 caused interruption of operation in the Company’s China facilities from February to early March 2020. The breakout of COVID-19 around the world in the first and second quarters of 2020 has caused significant volatility in China, U.S., and the rest of the world markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the global economies and, as such, the Company is unable to determine if it will have a material impact on financial result of fiscal 2021.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements, including the accounts of the Company and its wholly-owned subsidiaries, China VTV, the WFOE, and its controlled variable interest entity (“VIE”) Butterfly Effect Culture Media (Beijing) Co., Ltd. and it’s four subsidiaries (collectively “Butterfly Effect Media”) for which the Company is the primary beneficiary. All transactions and balances among the Company, its subsidiaries and Butterfly Effect Media have been eliminated upon consolidation. The results of subsidiaries and Butterfly Effect Media acquired during the year are recorded in the consolidated income statements from the effective date of acquisition.

A VIE is required to be consolidated by the primary beneficiary of the VIE if the nominee equity holders in the VIE do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

F-9

PRC laws and regulations restrict foreign ownership and investment in the e-media, culture, and entertainment industry. As the Company is deemed a foreign legal person under PRC laws, accordingly the Company and its subsidiaries are not eligible to engage in the provision of literary adaptation business.

To comply with these restrictions on foreign ownership, the Company will operate substantially all of its literary adaptation business through its Butterfly Effect Media. Butterfly Effect Media holds licenses and other approvals necessary to operate literary adaptation business and generate revenues. To provide the Company's effective control over and the ability to receive substantially all of the economic benefits of Butterfly Effect Media, the Acquisition Agreement and the VIE Agreements were entered into amongst the Company, China VTV, the WOFE, Butterfly Effect Media and the shareholders of Butterfly Effect Media on December 18, 2019.

(i)	Agreements that give the Company power to effectively control the activities of Butterfly Effect Media that fully impact the its economic performance:

Business Acquisition Agreement

On December 18, 2019 and amended on December 28, 2019, the Company, the WFOE, Butterfly Effect Media and the equity holders of Butterfly Effect Media entered into the Acquisition Agreement to acquire effective control of Butterfly Effect Media through the VIE Agreements (the “Acquisition”) for Stock Consideration of 24,000,000 Common Stock and Cash Consideration of RMB 288,000,000 (see Note 1). For payment of the Cash Consideration, the Company will dedicate 40% of the net proceeds received in any future public or private equity offerings for gross proceeds of at least $20,000,000 (before deducting any underwriter or placement agent’s discount and commissions and any offering expenses) to pay to Butterfly Effect Media’s equity holders, until the total amount of the Cash Consideration is paid in full without the obligation to pay any interest thereon.

Due to the fact that the Company obtained control of Butterfly Effect Media as a result of the Acquisition, the Acquisition is accounted for as a regular acquisition pursuant to which the Company is considered the acquiring entity for accounting purposes in accordance with generally accepted accounting principles in the United States of America. (See NOTE 3 BUSINESS ACQUISITIONS)

Equity Disposal Agreements

The nominee equity holders of Butterfly Effect Media have granted the WFOE exclusive call options to purchase their equity interest in Butterfly Effect Media at an exercise price equal to the lowest price allowed by the laws of China. If appraisal is required by the laws of China at the time when the WFOE exercises the equity interest purchase option, the parties shall negotiate in good faith and based on the appraisal result make necessary adjustment to the equity interest purchase price so that it complies with any and all then applicable laws of China.

The WFOE may nominate another entity or individual to purchase the equity interest, if applicable, under the call options. Each call option is exercisable subject to the condition that applicable PRC laws, rules and regulations do not prohibit completion of the transfer of the equity interest pursuant to the call option. The WFOE is entitled to all dividends and other distributions declared by Butterfly Effect Media, and the nominee equity holders have agreed to give up their rights to receive any distributions or proceeds from the disposal of their equity interests in Butterfly Effect Media which are in excess of the original registered capital that they contributed to Butterfly Effect Media, and to pay any such distributions or premium to the WFOE. The exclusive call option agreements remain in effect until the equity interest or assets that are the subject of such agreements are transferred to the WFOE.

F-10

Voting Rights Proxy Agreements

Pursuant to the relevant proxy agreements, each of the nominee equity holders of Butterfly Effect Media irrevocably authorizes any person designated by the WFOE to exercise his/her rights as an equity holder of Butterfly Effect Media, including the right to attend and vote at equity holder meetings and appoint directors.

Equity pledge Agreements

To ensure that Butterfly Effect Media and its equity holders fully perform their obligations under the VIE Agreements, and pay the consulting and service fees thereunder to the WFOE when they become due, the Butterfly Effect Media hereby pledges to the WFOE to hold all of the equity holders’ interest in Butterfly Effect Media as security for payment of the consulting and service fees by the equity holders under the VIE Agreements.These equity pledge agreements remain in force for the duration of the relevant VIE Agreements and other structure contracts. These equity pledges have been registered with the relevant office of the Administrations for Industry and Commerce in the PRC.

(ii)	Agreement that transfers economic benefits to the Company:

Business Cooperation Agreement

The WFOE and Butterfly Effect Media entered into a business cooperation agreementpursuant to which the WFOE will provide exclusive technical support, consulting services, and other commercial services to Butterfly Effect Media. In exchange, Butterfly Effect Media will pay a service fee to the WFOE which constitutes a 100% of Butterfly Effect Media’s after-tax income, resulting in a transfer of 100% of the net profits from Butterfly Effect Media to the WFOE. The service fees shall be due and payable on a monthly basis, within 30 days after the end of each month. The rate of service fees may be adjusted based on the services rendered by the WFOE in any particular month and the operational needs of Butterfly Effect Media with prior written consent by both parties.

Unless terminated by the WFOE or compelled to be terminated under applicable PRC laws and regulations, this agreement will remain effective for twenty years and may be extended by written notice from the WFOE during the last twelve months of the term.

Based on these contractual agreements, the WFOE has:

1)	The power to direct the activities that most significantly affected the economic performance of Butterfly Effect Media, and

2)	Receives the economic benefits of Butterfly Effect Media.

In making the conclusion that the WFOE, a wholly owned subsidiary of the Company, is the primary beneficiary of Butterfly Effect Media, the Company believes the Company's rights under the terms of the equity disposal agreement has provided it with a substantive kick-out rights. More specifically, the Company believes the terms of the share disposal agreement are valid, binding and enforceable under PRC laws and regulations currently in effect. The Company also believes that the minimum amount of consideration permitted by the applicable PRC law to exercise the option has not represented a financial barrier or disincentive for the Company to currently exercise its rights under the equity disposal agreement. Consequently, the Company's rights under the business cooperation agreement and other agreements have reinforced the Company's abilities to direct activities most significantly impacting Butterfly Effect Media’s economic performance. The Company also believes that this ability to exercise control ensured that Butterfly Effect Media would execute service agreements and pay service fees to the Company. By charging service fees, and by ensuring that service agreements are executed, the Company has the rights to receive substantially all of the economic benefits from Butterfly Effect Media.

F-11

In conclusion, the Company determines that Butterfly Effect Media as described above is a VIE because the nominee equity holders do not have significant equity at risk nor do they have the characteristics of a controlling financial interest and the Company is the primary beneficiary of Butterfly Effect Media. Accordingly, the Company has consolidated the accounts of Butterfly Effect Media from the date of acquisition on February 24, 2020.

Risks in relation to VIE structure

The Company believes that the contractual arrangements with Butterfly Effect Media and its equity holders are in compliance with existing PRC laws and regulations and are legally enforceable. However, the contractual arrangements are subject to risks and uncertainties, including:

•

Butterfly Effect Media and its equity holders may have or develop interests that conflict with the Company's interests, which may lead them to pursue opportunities in violation of the aforementioned contractual agreements. If the Company cannot resolve any conflicts of interest or disputes between the Company and the equity holders of Butterfly Effect Media, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

•

Butterfly Effect Media and its equity holders could fail to obtain the proper operating licenses or fail to comply with other regulatory requirements. As a result, the PRC government could impose fines, new requirements or other penalties, mandate a change in ownership structure or operations, restrict the use of financing sources or ability to conduct business on Butterfly Effect Media or the Company.

•

The PRC government may declare the aforementioned contractual arrangements invalid. They may modify the relevant regulations, have a different interpretation of such regulations, or otherwise determine that the Company or Butterfly Effect Media have failed to comply with the legal obligations required to effectuate such contractual arrangements.

•

If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government may restrict or prohibit the Company's business and operations in China.

•

The Company's ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate Butterfly Effect Media in the consolidated financial statements as the Company may lose the ability to exert effective control over Butterfly Effect Media, and the Company may lose the ability to receive economic benefits from Butterfly Effect Media.

F-12

The Company's business has been directly operated by Butterfly Effect Media. For the year ended February 29, 2020, Butterfly Effect Media accounted for an aggregate of 99.8% of the Company's consolidated total assets, and 20.7% of the Company's consolidated total liabilities.

The following consolidated financial information of Butterfly Effect Media, after the elimination of inter-company transactions and balances, as of February 29, 2020 and for the period from February 24, 2020 to February 29, 2020 was included in the accompanying consolidated financial statements:

As of February 29, 2020
Cash and cash equivalents	$33,313
Accounts receivable	79,020
Advance to suppliers	8,648,378
Inventories	12,636,719
Other receivables and current assets	3,400,963
Total current assets	24,798,393
Long-term investment, net	3,275,929
Capital assets, net	605,093
Intangible assets	2,472,000
Right-of-use assets	78,638
Total assets	31,230,053
Accounts payable	587,620
Wages payable	156,268
Interest payable	106,268
Tax payable	222,766
Deferred revenue	2,547,180
Short-term loans	2,218,050
Due to related parties	2,967,894
Other current liabilities	4,331,023
Lease liabilities	84,663
Total liabilities	$13,221,732

For the Period Ended February 29, 2020
Net revenues	$-
Net loss	(29,163)
Net cash provided by operating activities	29,022
Net cash used in investing activities	-
Net cash provided by financing activities	-
Effects of exchange rate changes	$(141)

There are no assets of Butterfly Effect Media that are collateral for its obligations and which can only be used to settle its obligations. No creditors (or beneficial interest holders) of Butterfly Effect Media have recourse to the general credit of the Company or any of its consolidated subsidiaries. No terms in any arrangements, considering both explicit arrangements and implicit variable interests, require the Company or its subsidiaries to provide financial support to Butterfly Effect Media.

F-13

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of February 28, 2019 and 2018, the Company had $51,551 and $17,548 in cash and cash equivalents, respectively.

Accounts Receivable

Accounts receivable are stated at net realizable value. The Company usually grants credit to customers with a maximum of 60 days. An allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible. As at February 29, 2020, there were no accounts receivable allowance required.

Advances to Suppliers

The Company advances funds to certain authors or publishers for the purchase of literature copyrights and productions. Based on management’s evaluation, no allowance for advances to suppliers is required at the balance sheet date.

Inventories

Inventories are stated at the lower of cost or net realizable value. Costs include the purchase cost of literature copyright, direct production cost of audiobooks and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories.

Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Share Subscription Receivables

The Company issued common stock to five individual investors for cash under stock subscription agreements and the cash has not been received. For accounting purposes, the outstanding receivables with respect to the share subscription are recorded as subscription receivables in equity.

Capital Assets

Capital assets are stated at cost less accumulated depreciation and any provision required for impairment in value. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is computed using the straight-line method with no residual value based on the estimated useful lives of the various classes of assets, which range as follows:

Furniture and office equipment	3-5 years
Software	3 years
Leasehold improvements	shorter of remaining lease period or estimated useful life

F-14

Intangible Assets

Intangible assets acquired through business acquisitions are recognized as assets separated from goodwill if they satisfy either the “contractual-legal” or “separability” criterion. Purchased intangible assets and intangible assets arising from the acquisitions of subsidiaries and VIE subsidiaries are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method as follows:

Copyrights	2 - 5 years
Licenses	10-20 years

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the asset.

Impairment of Goodwill

Goodwill represents the excess of the purchase consideration over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the acquired entity as a result of the Company’s acquisitions of interests in VIE and its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Company considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test is performed. Application of a goodwill impairment test requires significant management judgment.

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed to be reported at the lower of the carrying amount or the fair value less costs to sell.

F-15

Reclassification

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss nor accumulated deficit.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to a customer. Topic 606 requires the Company to recognize revenues when control of the promised goods or services and receipt of payment is probable. The Company recognizes revenue based on the five criteria for revenue recognition established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

The Company adopted Topic 606 effective March 1, 2019 and began to generate revenue during the nine months ended November 30, 2019. The Company sells advertising services to third-party advertising agencies and advertisers. Advertising contracts are signed to establish the price and advertising services to be provided. Pursuant to the advertising contracts, the Company provides advertisement placements on its OTT platform in different formats, including but not limited to video, banners, links, logos, brand placement and buttons. The Company performs a credit assessment of the customers to assess the collectability of the contract price prior to entering into contracts. For contracts where the Company provides customers with multiple performance obligations, primarily for advertisements to be displayed in different spots, placed under different forms and occurred at different times, the Company would evaluate all the performance obligations in the arrangement to determine whether each performance obligation is distinct. Consideration is allocated to each performance obligation based on its standalone selling price and revenue is recognized as each performance obligation is satisfied by displaying the advertisements in accordance with the advertising contracts.

The Company’s VIE and its subsidiaries sell copyrights of scripts and original stories to third parties, and sell the video and audio products to internet content platforms for broad distribution, upon the finishing of the production of TV shows, movies, audible books or video games. Revenue from the sales of copyrights, original stories, and finished products are recognized when the Company delivers products and passes its contractual rights or copyrights to the customers in accordance with the sales contracts. Prepayments for sales of product is recorded as deferred revenue and is generally recognized as revenue when the production is completed, and the product is transferred, or copyrights have been passed to customers and collectability is reasonably assured.

The Company also grants licenses to third parties for using its literary copyrights. Revenue derived from licenses of the Company’s literal copyrights and original stories providing customers with a right to use the intellectual properties as they exist when made available to customers are recognized at the point in time when the intellectual property is made available to customers. Prepayments for sales of product is recorded as deferred revenue from customers and is generally recognized as revenue when the production is completed, and the product is transferred, or copyrights have been passed to customers and collectability is reasonably assured.

F-16

For revenue from licensing of literal copyrights where the Company continue to develop the product or provide maintenance services, the Company recognizes the fixed fee proportionately over the licensing term. For royalty derived from licensing of literature copyrights, royalty as revenue is recognized as sales or usage occurs based upon the licensee’s usage reports and, when these reports are not available, revenue is based on historical data, industry information and other relevant trends.

Deferred Revenue

Deferred revenue, mainly relating to licensing fees, is stated at the amount of licensing fees received less the amount previously recognized as revenue over the terms of the respective literary licensing contracts.

Research and Development Expenses

Research and development costs are generally expensed as incurred. Research and development expenses mainly consist of the costs incurred in the development and improvement of the Company’s OTT Platform. Research and development expenses were $231,791 and $863,528 for the years ended February 29, 2020 and February 28, 2019, respectively.

Stock-Based Payments

The Company follows the provisions of ASC Topic 718, Compensation - Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, non-employee directors, and consultants, including employee stock options. Stock compensation expense based on the grant date fair value estimated in accordance with the provisions of ASC 718 is recognized as an expense over the requisite service period and the Company made a policy election to recognize forfeitures when they occur.

The fair value of each option grant is estimated using the Black-Scholes option-pricing model, which requires assumptions regarding the expected volatility of the stock price, the expected life of the options, an expectation regarding future dividends on the Company’s common stock, and estimation of an appropriate risk-free interest rate. The Company’s expected common stock price volatility assumption is based upon the historical volatility of similar companies due to limited history of our stock price. The expected life assumption for stock options grants was based upon the simplified method provided for under ASC 718-10, which averages the contractual term of the options with the vesting term. The dividend yield assumption of zero is based upon the fact that the Company has never paid cash dividends and presently has no intention of paying cash dividends in the future. The risk-free interest rate used for each grant was based upon prevailing short-term interest rates over the expected life of the options.

Business Combinations and Noncontrolling Interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations” (“ASC 805”). The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Company to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

F-17

For the Company’s VIE, a noncontrolling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Company. Consolidated net income (loss) on the consolidated income statements includes the net income (loss) attributable to noncontrolling interests. The cumulative results of operations attributable to noncontrolling interests are recorded as noncontrolling interests in the Company’s consolidated balance sheets. Cash flows related to transactions with noncontrolling interests are presented under financing activities in the consolidated statements of cash flows.

Translation Adjustment

The accounts of China VTV were maintained, and its financial statements were expressed, in Hong Kong Dollar (“HKD”) and Chinese Yuan (RMB). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the HKD and RMB as the functional currencies. Pursuant to the ASC 830, all assets and liabilities are translated at the current exchange rate, stockholders’ equity (deficit) are translated at the historical rates, and income statement items are translated at an average exchange rate for the period.

The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Comprehensive Income (Loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) on its consolidated statements of stockholders’ equity (deficit) and consolidated statements of operations and comprehensive income (loss).

Leases

The Company’s lease portfolio consists operating real estate leases for its corporate offices. Under ASC 842, a contract is or contains a lease when (1) an explicitly or implicitly identified asset has been deployed in the contract and (2) the customer obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company determines if an arrangement is or contains a lease at inception of the contract. For all leases (finance and operating), other than those that qualify for the short-term recognition exemption, the Company will recognize on the balance sheet a lease liability for its obligation to make lease payments arising from the lease and a corresponding right of use (“ROU”) asset representing its right to use the underlying asset over the period of use based on the present value of lease payments over the lease term as of the lease commencement date. ROU assets are adjusted for initial direct costs, lease payments made and incentives. As the rates implicit in our leases are not readily determinable, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. This rate is based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments. The lease term used to calculate the lease liability will include options to extend or terminate the lease when the option to extend or terminate is at the Company’s discretion and it is reasonably certain that the Company will exercise the option. Fixed payments are recognized as lease expense on a straight-line basis over the lease term. For leases with a term of one year or less (“short-term leases”), the lease payments are recognized in the consolidated statement of operations on a straight-line basis over the lease term.

F-18

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

☐

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

☐

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

☐

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The Company’s financial instruments include cash, accounts receivable, advances to suppliers, other receivables, accounts payable, wages payable, short-term debt, interest payable, due to related parties, acquisition liability and other payables. The carrying values of these financial instruments approximate their fair value due to their relatively short maturities.

The Company’s cash and cash equivalents are classified as Level assets.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-19

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04, "Reference Rate Reform (Topic 848)". This ASU provides an easier and more cost-efficient way for companies to modify contracts that reference the London Interbank Offered Rate ("LIBOR") and other rates that are being phased out. The ASU (1) allows eligible contracts that are modified to be accounted for as a continuation of those contracts - a simplification that eliminates the need for companies to reassess or remeasure the contracts for accounting purposes; (2) permits companies to preserve their hedge accounting during the transition period; and (3) enables companies to make a one-time election to transfer or sell held-to-maturity debt securities that are affected by rate reform. It is effective as of March 12, 2020 through December 31, 2022. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes by removing certain exceptions currently permissible under ASC Topic 740. This ASU also requires entities to: (1) recognize a franchise tax that is partially based on income as an income-based tax and account for any incremental amounts incurred as non-income based tax; (2) evaluate when a step-up in the tax basis of goodwill should be considered as part of the business combination and when it should be considered a separate transaction; (3) specify that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements; and (4) reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation and other minor improvements. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption of the amendments is permitted, including adoption in any interim period for public business entities for periods for which financial statements have not yet been issued. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the use of a new current expected credit loss ("CECL") model in estimating allowances for doubtful accounts with respect to accounts receivable. Receivables from revenue transactions, or trade receivables, are recognized when the corresponding revenue is recognized under ASC Topic 606, Revenue from Contracts with Customers. The CECL model requires that the Company estimate its lifetime expected credit loss with respect to these receivables and record allowances that when deducted from the balance of the receivables, represent the estimated net amounts expected to be collected. Given the generally short term nature of trade receivables, we do not apply a discounted cash flow methodology. However, the Company considers whether historical loss rates are consistent with expectations of forward-looking estimates for our trade receivables. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted of the new standard on January 1, 2020. The adoption of this ASU did not have a material impact on our condensed consolidated financial statements and related disclosures. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

Risks and Uncertainties

The major operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory, and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

F-20

NOTE 3. BUSINESS ACQUISITIONS

Acquisition of China VTV Ltd.

On March 15, 2019, the Company entered into a share purchase/ exchange agreement (the “Share Exchange Agreement”) with China VTV,pursuant to which the Company agreed to issue an aggregate of 110,550,000 shares of its common stock to all of the shareholders of China VTV in prorated amounts in exchange for all of the issued and outstanding equity interests in China VTV.

Pursuant to the Share Exchange Agreement, on May 6, 2019, the Company issued 115,550,000 shares of common stock of the Company to the shareholders of China VTV in exchange for all of the issued and outstanding equity interests of China VTV and five individuals who provided prior services to China VTV. As a result, China VTV became a wholly-owned subsidiary of the Company. The acquisition of China VTV is accounted for as a reverse acquisition (the “Reverse Merger”), and the business of China VTV became the business of the Company. At the time of the Reverse Merger, the Company was not engaged in any active business.

The Company did not recognize any goodwill from the acquisition as the transaction was accounted for as a reverse recapitalization.

F-21

Acquisition of Butterfly Effect Media

Pursuant to the Acquisition Agreement, as amended, and the VIE Agreements (as described in the NOTES 1. and 2.), on February 24, 2020, the Company acquired and effectively is in control of Butterfly Effect Media. As consideration, the Company issued 24,000,000 shares of its common stock on February 25, 2020 as payment of the Stock Consideration to the equity holders of Butterfly Effect Media in pro rata to their equity percentage. In addition, subject to the terms and conditions in the Acquisition Agreement, the Company and its subsidiaries agreed to pay a total of RMB 288,000,000 Cash Consideration to the equity holders, pro rata to their equity percentage, over a period as set forth therein and in the first amended acquisition agreement (“Amendment No. 1”) dated December 28, 2019.

The Acquisition Agreement also provides that in the event that Butterfly Effect Media fails to meet the aggregate net profit milestones of RMB215,000,000 for the 3 years ending February 28, 2022, each equity holder is to return the common stock or equivalent amount of cash (the “Claw-back”) according to the calculation formula specified in the Acquisition Agreement.

The formula for calculation of number of shares to be returned by the equity holders is as follow:

Number of shares of the Company’s Common Stock to be returned by each equity holder equals to 3.8 multiplied by the difference of Accumulated Net Income Milestone - Actual Accumulated Net Income for the First, Second and Third Fiscal Years, divided by the closing Common Stock Price at one day prior to the return date, multiplied by the equity holder’s equity percentage.

Based on the net income of Butterfly Effect Media’s first fiscal year and the projected net incomes for the second and third fiscal year, the Company estimated that all of the 24,000,000 shares of common stock will be returned at the end of the third fiscal year.The fair value of the 24,000,000 shares of common stock issued to the equity holders on February 24, 2020 and February 29, 2020 is determined to be $608,914. Based on management expectation that the shares will be fully returned by the equity holders, a contingent receivable of $608,914 is recorded.

Subject to the Claw-back provision, the Acquisition Agreement prescribes that if the Company does not make payments of at least half of the Cash Consideration to the equity holders within 1 year commencing on the first trading day (excluding the first trading day) of the Company’s common stock on a national stock exchange, Butterfly Effect Media will:

i)	have the right to appoint the majority of the Company’s Board, manage and operate the Company and its subsidiaries operations and;

ii)

each of the equity holders will have the right to receive additional number of common stock of the Company calculated as the difference of the Cash Consideration minus the sum of cash already received by the equity holders, divided by $2.00, then multiply the resulting quotient with equity holder’s equity percentage.

As the Company obtained control of Butterfly Effect Media upon closing on February 24, 2020, the Acquisition is accounted for as a regular acquisition pursuant to which the Company is considered the acquiring entity for accounting purposes in accordance with the Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations” (“ASC 805”).

F-22

The Company assessed the fair value of the Stock and Cash Considerations, the purchase price, to be $36,931,000.The allocation of the fair value of the purchase price and goodwill as a result of the acquisition of Butterfly Effect Culture Media are calculated as follows:

Purchase Considerations
Cash Considerations	$36,931,000
Stock Considerations	608,914
Contingent receivable	(608,914)
Total Purchase Price at Fair Value:	$36,931,000
Estimated Fair Value of Assets Acquired:
Cash	33,313
Accounts receivable	79,020
Advances to suppliers	8,648,378
Other receivable	3,088,659
Copyrights and development costs, net	10,919,780
Other current assets	312,304
Investments	3,275,929
Capital assets	605,093
Intangibles - copy rights	1,530,000
Right-of-use assets	78,638
Estimated Fair Value of Liabilities Assumed:
Short term debt	(2,218,050)
Accounts payable	(580,781)
Deferred revenue	(2,547,180)
Wages payable	(134,400)
Taxes payable	(222,766)
Interest payable	(105,953)
Due to related parties	(2,967,894)
Other payables	(4,331,023)
Lease liabilities	(84,663)
Net Assets Acquired	15,378,401
Goodwill, being excess of Purchase Price Over Net Identifiable Assets Acquired	$21,552,596

As a result, the Company recognized a goodwill of $21,552,596 at the date of acquisition.

F-23

NOTE 4. COPYRIGHTS AND DEVELOPMENT COSTS, NET

Inventories consist of the following:

	As of
	February 29, 2020	February 28, 2019
Script development	$2,235,979	$-
Mobile audio games	1,215,000	-
Artwork	859,540	-
	4,310,519	-
Licensed copyrights at cost	8,326,199	-
Less: amortization	(1,716,939)	-
	6,609,260	-
Total	$10,919,779	$-

NOTE 5. ADVANCES TO SUPPLIERS, NET

Advances to suppliers, net, consist of the following:

	As of
	February 29, 2020	February 28, 2019
Deposits	$10,223,973	$-
Prepaid expenses	168	-
Total advance to suppliers	10,224,141	-
Less: allowance for doubtful accounts	(1,575,595)	-
Advance to suppliers, net	$8,648,546	$-

NOTE 6. OTHER RECEIVABLES AND CURRENT ASSETS

Other receivables and current assets consist of the following:

	As of
	February 29, 2020	February 28, 2019
Other receivables	$3,088,659	$-
Other current assets	312,304	-
Total	$3,400,963	$-

F-24

NOTE 7. INVESTMENT IN EQUITY INVESTEES

Investments are in equity of companies which shares are not publicly traded, and that the Company does not have control or significant influence. The investments are recorded at cost less impairment, as the fair value of the share prices are not readily determinable.

	As of
	February 29, 2020	February 28, 2019
Investment in equity investees	$3,852,622	$-
Less: impairment	(576,693)	-
Total	$3,275,929	$0

NOTE 8. CAPITAL ASSETS, NET

Capital assets, net, consist of the following:

	As of
	February 29, 2020	February 28, 2019
Furniture and office equipment	$168,641	$-
Software	541,345	-
Leasehold improvements	295,231	-
Total capital assets	1,005,217
Less: accumulated depreciation	(312,025)	-
Capital assets, net	$693,192	$-

Depreciation expense was $23,680 and $Nil for the years ended February 29, 2020 and February 28, 2019, respectively.

NOTE 9. INTANGIBLES, NET

Intangible assets consist of the followings:

	As of
	February 29, 2020	February 28, 2019
Copyrights	$2,311,837	$-
Less: accumulated amortization	(781,837)	-
	$1,530,000	$-

F-25

The company acquired the copyrights on acquisition of Butterfly Effect Media (see NOTE.3). There were no amortization expense recorded for the years ended February 29, 2020 and February 28, 2019, respectively.

NOTE 10. SHORT-TERM DEBT

Short-term debt represents amounts due to a bank and other lenders, and are generally due on demand or within one year. As at February 29, 2020, short-term debts consist of the following:

	As of
	February 29, 2020	February 28, 2019
Interest at 0% per annum, unsecured, due on demand	$787,050	$-
Interest at 4.35% per annum, unsecured, due on demand	286,200	-
Interest at 5.22% per annum, unsecured, due on demand	429,300	-
Interest at 10% per annum, unsecured, due on demand	715,500	-
	$2,218,050	$-

In June 2019, Butterfly Effect Media entered into a line of credit agreement with Bank of Beijing, Beijing, PRC to borrow up to $715,500 (RMB5 million). As of February 29, 2020, Butterfly Effect Media had borrowed $715,500 (RMB5 million) from Bank of Beijing with an annual interest rate of 5.22%. The line of credit is unsecured and due on demand.

NOTE 11. RELATED PARTY TRANSACTIONS AND BALANCES

The related parties of the Company with whom transactions are reported in these consolidated financial statements are as follows:

Name of entity or individual	Relationship with the Company and its subsidiary

Mr. Tijing Song	Shareholder, Chairman of the Board, CEO and President

Mr. Guoping Chen	Shareholder, Director, interim CFO, Secretary and Treasurer

Ms. Qiongfang Shi	Shareholder and Director

Due to related parties:

	As of
	February 29, 2020	February 28, 2019
Mr. Tijing Song	$448,151	$136,265
Mr. Guoping Chen	403,155	456,474
Ms. Qiongfang Shi	2,967,894	-
Total due to related parties	$3,819,200	$592,739

The Company has received advances from its related parties for working capital purposes. The advances are unsecured, bear no interest, and are due on demand.

F-26

NOTE 12. OTHER PAYABLES

	As of
	February 29, 2020	February 28, 2019
Advance received	$4,293,000	$-
Other	38,023	-
Total	$4,331,023	$-

NOTE 13. ACQUISITION LIABILITY

In accordance with the initial acquisition agreement dated on December 18, 2019 and the first amended acquisition agreement (“Amendment No. 1”) dated December 28, 2019, which were entered by the Company, the WOFE, and Butterfly Effect Media and each of Butterfly Effect Media’s equity holders (“Equity Holders”), the Company and its subsidiaries agreed to pay a total of RMB 288,000,000 (the “Cash Consideration”) to the Equity Holders pro rata with the their equity percentage over a period as set forth in the Amendment NO. 1. Per the Amendment No. 1, the Company shall pay the Equity Holders at least RMB 45 million (approximately $6.39 million) pro rata from the proceeds of its first public or private offering of its shares after the Acquisition, make payments to the Equity Holders pro rata of an additional RMB 99 million (approximately $14.07 million) by December 31, 2020, and a further payment of RMB 144 million (approximately $20.46 million) on or before December 31, 2021. In accordance with Amendment No. 1, after the Company makes the cash payments of at least RMB 144 million (approximately $20.46 million), which is half of the total Cash Consideration, to the Equity Holders, the Company may choose to pay the half of the remaining Cash Consideration, equivalent to RMB 72 million (approximately $10.23 million), in the form of its common stock at a price of $2.00 per share to the Equity Holders as opposed to making such cash payment in the amount of RMB 72 million.

The total Cash Consideration is RMB 288 million. The above arrangements allow the Company to settle RMB72 million by the Company’s common stock, if certain specified conditions are met.

The Company recognized the RMB288 million as acquisition liability as of the acquisition date. As it is the Company decision to settle the remaining RMB 72 million either by cash or by shares of its common stock, the settlement by shares is not an obligation for the Company when this is not beneficial to the Company. Therefore the settlement by shares of the Company is not considered as a contingent liability at the acquisition date.

The total fair value of the considerations was determined to be $36,931,000 which has been fully recognized as a liability as a result of the business acquisition.

F-27

NOTE 14. OTHER CONTINGENT LIABILITY

On September 30, 2019, the Company entered into a strategic development agreement (the “Strategic Development Agreement”) with CybEye Image, Inc. (“CybEye”). CybEye agreed to develop and provide technical support and maintenance to the Company’s online streaming OTT Platform and incorporate blockchain technologies to enhance security of the Company’s OTT Platform. The Strategic Development Agreement will continue in full force and effect until September 29, 2022.

Concurring to this agreement, the Company also entered into a non-exclusive licensing agreement , and ameded on December 13, 2019, with CybEye pursuant to which CybEye agreed to grant the Company a non-exclusive right and license to certain technology for 20 years, expiring September 30, 2029.

Pursuant to the Strategic Development Agreement, the Company agreed to issue 2,500,000 shares of its common stock to CybEye for the technical services to develop the OTT Platform. CybEye may sell and dispose any or all of the 2,500,000 shares at any time at a per share price of not less than $5.00. In the event that the Company issues and sells its common stock in a public offering facilitated by a broker-dealer or investment bank at a price less than $4.00 per share (the “Better Price”) within the next twelve (12) months from the agreement date, the Company agreed to grant CybEye options to purchase a number of shares of the Company’s common stock which is calculated by multiplying the difference of $4.00 and the Better Price by 2,500,000, then divide the product by the Better Price, at an exercise price equals to the Better Price.

As compensation for the license and services provided to maintain the OTT Platform, the Company agreed to issue 40,000 shares of its common stock monthly to CybEye until the Company’s shares are trading on a national stock exchange market, and thereafter a monthly payment of $150,000 until September 2022. In addition, during the term of the Strategic Development Agreement, the Company agreed to grant stock options of up to 500,000 shares of the common stock each year to the owner of CybEye and stock options of up to 200,000 shares of the common stock each year to 2 technicians of CybEye for their services to the Company. The granting of the options is subject to the approval of the Board of Directors.

As at February 29, 2020, only the 500,000 stock options to the owner of CybEye were approved and granted. The Company has not issued the 2,500,000 shares and 200,000 shares agreed to be issued to CybEye, and has not approved the granting of the 200,000 stock options to the 2 technicians as described above.

During the year ended February 29, 2020, CybEye completed the development of the OTT Platform. As February 29, 2020, the Company estimated the fair value of the 2,700,000 shares issuable at a fair value of $172,260 and recognized the amount as development expenses on the consolidated statement of operations, and a corresponding amount as shares issuable on the consolidated balance sheets.

The Company estimated the fair value of the 500,000 stock option at $9,531, based on the Black Scholes Model using the following assumptions: share price - $0.068, exercise price - $12.00, expected life of the option – 7 years, volatility – 150%, dividend yield - $Nil, interest rate – 1.61%. The Company recognized $9,531 as development expenses and a corresponding amount in the additional paid-in capital.

F-28

NOTE 15. EQUITY

The Company’s authorized common stock is comprised of 600,000,000 shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

Pursuant to the Share Exchange Agreement (See Note 1), the Company issued an aggregate of 115,550,000 shares of common stock to the shareholders of China VTV and five individuals who provided prior services to China VTV on May 6, 2019.

In December, 2019, the Company granted 12,400,000 shares to its eight executives and directors and 550,000 shares to employees for their services. The total fair value of the shares, in the amount of $791,120 and $35,090 respectively, was recorded as stock-based compensation expense.

On December 31, 2019 and January 21, 2020, the Company issued 2,500,000 shares and 22,600,000 shares, respectively, to four individual subscribers for $732,963.As at February 29, 2020, $618,284 of the proceeds has not been received and is recorded as subscription receivables, a contra equity account.

On February 25, 2020, in accordance with the Acquisition Agreement with Butterfly Effect Media, the Company issued a total of 24,000,000 restricted shares of its common stock at nominal value as Stock Consideration (see NOTE 3.). In addition, the Company also issued 1,680,000 restricted shares of common stock to the broker of this acquisition as finder’s fee for the introduction and services provided in completing the acquisition. The fair value of 1,680,000 shares was determined to be 46,704 and was recognized as stock-based compensation for the year ended February 29, 2020.

2019 Stock Plan

On November 29, 2019, the board of directors (the “Board”) of the Company adopted an incentive stock plan (the “2019 Stock Plan”) under which the Company may issue up to an aggregate of 22,000,000 shares of stock awards, options, or performance shares, subject to certain adjustments set forth therein. The Board of the Company has the sole authority to implement and administer the 2019 Stock Plan and may delegate a committee or one or more officers to grant awards under the 2019 Stock Plan. This 2019 Stock Plan became effective upon the Board approval on November 29, 2019 and will terminate ten years thereafter. Pursuant to the 2019 stock plan, the Company issued 12,950,000 shares of common stock to directors and employees, vested immediately on the date of award. The fair value of the 12,950,000 shares is determined to be $826,210 which is recognized as stock-based compensation expense for the year ended February 29, 2020 (see above).

Stock Options

On September 30, 2019, the Company granted 500,000 stock options in pursuant to the Strategic Development Agreement (see NOTE 14.). The options vest 25% each on every quarter end from the grant date. The options are exercisable at $12.00 per share until September 29, 2026.

Compensation costs associated with the Company’s stock options are recognized, based on the grant-date fair value of these options, over the vesting period. Accordingly, the Company recognized stock-based compensation expense of $9,530 for the year ended February 29, 2020.

F-29

The fair value of the stock options granted for the year ended February 29, 2020 was calculated using the Black-Scholes option-pricing model applying the following assumptions:

For the Year Ended February 29, 2020
Risk free interest rate	1.61%
Expected term	7
Dividend yield	$0.00
Expected volatility	150%

As at February 29, 2020, 125,000 of the outstanding 500,000 options are exercisable. The 500,000 options are expected to vest one year from the grant date, with the weighted-average exercise price of $12.00 per share, the weighted-average contractual life remaining is 6.6 years, and the aggregate intrinsic value is $Nil.

There were no stock options issued and outstanding during the year ended February 28, 2019.

NOTE 16. INCOME TAXES

United States

The Company files income tax returns in the U.S. federal jurisdiction and local jurisdictions. The Company is not currently under examination by the Internal Revenue Service or any state income tax authorities. The 2015 through 2017 tax years remain subject to examination by the Internal Revenue Service. On December 22, 2017, H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

Hong Kong

China VTV was incorporated in Hong Kong and is subject to Hong Kong profits tax at 16.5%. No provision for Hong Kong income or profit tax has been made as the China VTV has no assessable profit for the period from January 9, 2015 (date of inception) to February 29, 2020. China VTV has provided a full valuation allowance on the deferred tax assets for the net operating loss carry-forward because of the uncertainty regarding its realizability.

F-30

China

The Company's subsidiary the WFOE and the VIE subsidiaries Butterfly Effect Media were entities incorporated in the PRC (the "PRC entities") are subject to PRC Enterprise Income Tax (EIT), on the taxable income in accordance with the relevant PRC income tax laws, which have adopted a unified income tax rate of 25% since January 1, 2008.

Provision for income tax expense (benefit) consists of the following:

For the Years Ended
	February 29, 2020	February 28, 2019
Current
USA	$-	$-
Hong Kong	-	-
China	-	-
Subtotal	-	-

Deferred
USA
Deferred tax assets for NOL carryforwards	389,598	--
Valuation allowance	(389,598)	-
Net changes in deferred income tax expense (benefit)	-	-

Hong Kong
Deferred tax assets for NOL carryforwards	-	-
Valuation allowance	-	-
Net changes in deferred income tax expense (benefit)		-
China
Deferred tax assets for NOL carryforwards	477,589	-
Valuation allowance	(477,589)	-
Net changes in deferred income tax expense (benefit)	-	-
Total provision for income tax expense (benefit)	$-	$-

F-31

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Years Ended
	February 29, 2020	February 28, 2019
U.S. statutory tax benefit	(21.0)%	-%
Permanent difference	20.0%	-%
Change in deferred tax asset valuation allowance	1.0%	-%
Hong Kong statutory tax benefit	(16.5)%	(16.5)%
Change in deferred tax asset valuation allowance	16.5%	16.5%
China statutory tax benefit	(25.0)%	-%
Permanent difference	-%	-%
Change in deferred tax asset valuation allowance	25.0%	-%
Effective income tax rate	-%	-%

The significant component of deferred income tax assets at February 29, 2020 and February 28, 2019 are as follows:

	For the Years Ended
	February 29, 2020	February 28, 2019
Net operating loss carry-forward	$867,187	$-
Other receivable	482,963	-
Deferred revenue	11559	-
Valuation allowance	(1,361,709)	-
Net deferred income tax assets	$-	$-

NOTE 17. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred after the date of the balance sheet through the date of issuance of these financial statements and determined that no subsequent event requires recognition or disclosure to the financial statements in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-32

CHINA VTV LIMITED.

F-33

CHINA VTV LIMITED
CONSOLIDATED BALANCE SHEETS

	May 31,	February 29,
	2020	2020
	Unaudited	Audited
Assets
Current Assets
Cash	$91,177	$51,551
Accounts receivable	652,283	79,020
Advances to suppliers	5,066,081	8,648,546
Inventories	7,422,951	4,310,519
Copyrights, net	8,295,865	6,609,260
Other receivables and current assets	3,580,081	3,400,963
Total current assets	25,108,438	23,099,859
Investment in equity investees, net	3,255,252	3,275,929
Contingent receivable	608,914	608,914
Capital assets, net	678,489	693,192
Intangible assets, net	1,417,548	1,530,000
Goodwill	21,552,596	21,552,596
Right-of-use assets, net	63,180	78,638
Total Assets	$52,684,417	$50,839,128

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$611,677	$601,671
Wages payable	361,385	304,509
Short-term debt	2,201,140	2,218,050
Interest payable	120,603	106,268
Due to related parties	2,470,867	3,819,200
Deferred revenue	4,346,200	2,547,180
Acquisition liabilities	36,931,000	36,931,000
Taxes payable	1,459,420	222,766
Lease liabilities	69,320	84,663
Other payables	545,347	4,331,023
Total current liabilities	49,116,959	51,166,330
Total liabilities	49,116,959	51,166,330

Stockholders’ Equity (Deficit)
Common stock, par value $0.001, 600,000,000 shares authorized, 284,280,000 and 284,280,000 shares issued and outstanding as of May 31, 2020 and February 29, 2020, respectively	284,280	284,280
Additional paid-in capital	6,896,216	3,681,379
Subscription receivables and shares issuable, net	(311,345)	(446,025)
Accumulated deficit	(2,924,933)	(3,844,738)
Accumulated other comprehensive loss	(236,173)	(2,098)
Total stockholders’ equity (deficit) attributable to the Company	3,708,045	(327,202)
Noncontrolling interests	(140,587)	-
Total shareholders' equity (deficit)	3,567,458	(327,202)
Total Liabilities and Stockholders’ Equity	$52,684,417	$50,839,128

The accompanying notes are an integral part of these consolidated financial statements.

F-34

CHINA VTV LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

Unaudited

	For The Three Months Ended
	May 31, 2020	May 31, 2019

Net revenue	$3,721,618	$-
Cost of revenue	1,581,567	-
Gross profit	2,140,051	-

General and administrative expenses	1,326,517	103,039
Income (Loss) from operations	813,534	(103,039)
Interest expense	(15,542)	-
Investment impairment	(19,200)	-
Other income	426	-
Income (Loss)	779,218	(103,039)
Provision for income tax	-	-

Net income (loss)	$779,218	$(103,039)
Net income (loss) attributable to noncontrolling interests	(140,587)	-
Net income (loss) attributable to the Company	919,805	(103,039)

Other comprehensive income (loss):
Foreign currency translation loss	(234,075)	(227)
Comprehensive income (loss)	685,730	(103,266)

Net income (loss) per common share:
Basic and diluted	$0.00	$(0.00)
Weighted average number of common shares outstanding:
Basic and diluted	284,280,000	137,655,435

The accompanying notes are an integral part of these consolidated financial statements.

F-35

CHINA VTV LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional	Subscription Receivables/		Accumulated Other		Total Stockholders’
	Number of shares	Amounts	Paid-in Capital	Shares Issuable	Accumulated Deficit	Comprehensive Loss	Noncontrolling Interests	Equity (Deficit)
Balance at February 29, 2020	284,280,000	$284,280	$3,681,379	$(446,025)	$(3,844,738)	$(2,098)	$-	$(327,202)
Proceed received from subscriber				134,680				134,680
Proceed received from sale of 15% interest in subsidiary			3,214,837					3,214,837
Net income for the period					919,805		(140,587)	779,218
Foreign currency translation						(234,075)		(234,075)
Balance at May 31, 2020 (Unaudited)	284,280,000	$284,280	$6,896,216	$(311,345)	$(2,924,933)	$(236,173)	$(140,587)	$3,567,458

	Common Stock		Additional	Subscription Receivables/		Accumulated Other		Total
	Number of shares	Amounts	Paid-in Capital	Shares Issuable	Accumulated Deficit	Comprehensive Loss	Noncontrolling Interests	Stockholders’ Deficit
Balance at February 28, 2019	75,000,000	$105,000	$1,634,576	$-	$(2,337,167)	$(763)	$-	$(598,354)
Issuance of common stock for the acquisition of China VTV Ltd.	115,550,000	115,550	(115,550)					-
Net loss for the period					(103,039)		-	(103,039)
Foreign currency translation						(227)	-	(227)
Balance at May 31, 2019 (Unaudited)	190,550,000	$220,550	$1,519,026	$-	$(2,440,206)	$(990)	$-	$(701,620)

The accompanying notes are an integral part of these consolidated financial statements.

F-36

CHINA VTV LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	For the Three Months Ended
	May 31,	May 31,
	2020	2019

Cash Flows from Operating Activities
Net income (loss)	$779,218	$(103,039)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	871,239	-
Changes in assets and liabilities:
Accounts receivable	(573,263)	-
In advances to suppliers	3,582,465	-
Inventories	(3,112,432)	-
Other receivables and current assets	(176,203)	-
Accounts payable	10,006	-
Wages payable	56,876	-
Interest payable	14,335	-
Deferred revenue	1,799,020	-
Taxes payable	1,236,654	-
Accrued expenses and other payable	(3,801,019)	16,020
Net cash provided by (used in) operating activities	686,896	(87,019)

Cash Flows from Investing Activities
Acquisition of copyrights and intangible assets	(2,414,308)	-
Proceeds from sale of ownership interest in subsidiary	3,214,837	-
Net cash provided by investing activities	800,529	-

Cash Flows from Financing Activities
(Decrease) increase in due to related parties	(1,348,333)	79,522
Decrease in short-term debt	(16,910)	-
Net cash provided by (used in) financing activities	(1,365,243)	79,522

Effect of exchange rate changes on cash and cash equivalents	(82,556)	-

Net decrease in cash and cash equivalents	39,626	(7,497)

Cash and Cash Equivalents
Beginning	51,551	17,548
Ending	$91,177	$10,051

Supplement Disclosure of Cash Flows
Cash paid during the year for:
Interest expenses	$2,202	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-37

CHINA VTV LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MAY 31, 2020

NOTE 1. ORGANIZATION AND BUSINESS

China VTV Limited, formerly known as T-Bamm., was incorporated in the State of Nevada on February 19, 2015 and is a holding company which has not carried out substantive business operations of its own.

China VTV Ltd. (“China VTV”) was incorporated on January 9, 2015 under the laws of Hong Kong. China VTV has developed its own blockchain-operated and cloud-based application platform (the “APP Platform”) that distributes streaming media as a standalone product directly to viewers over the internet, bypassing telecommunications, multichannel televisions, and broadcast television platforms that traditionally act as a controller or distributor of such content.

On May 6, 2019,  pursuant to a Share Exchange Agreement among China VTV Limited, China VTV and its shareholders, China VTV Limited issued an aggregate of 115,550,000 shares of its common stock to the shareholders of China VTV in exchange for all of the issued and outstanding equity interests of China VTV and five individuals who provided prior services to China VTV. As a result, China VTV has become a wholly-owned subsidiary of China VTV Limited. The acquisition of China VTV has been accounted for as a reverse acquisition (the “Reverse Merger”), and the business of China VTV became the business of China VTV Limited. At the time of the Reverse Merger, China VTV Limited was not engaged in any active business.

Butterfly Effect Culture Media (Beijing) Co., Ltd. (the “Butterfly Effect”) was formed under the laws of the People’s Republic of China (the “PRC”) on February 23, 2016.Butterfly Effect is primarily engaged in literary adaptation business and centers its operations on internet Chinese literary and literary adaptation for TV shows, movies, audible books and mobile phone video games that are primarily distributed through online platforms.

On February 24, 2020 (the “Closing Date”), China VTV Limited, VTV Global Culture Media (Beijing) Co., Ltd., a Chinese wholly-foreign-owned entity and a wholly-owned subsidiary of China VTV Limited (the “WFOE”), Butterfly Effect, and each and all of the Equity Holders of the Butterfly Effect closed the transactions contemplated under an Acquisition Agreement. Pursuant to this Acquisition Agreement, China VTV Limited effectively controls Butterfly Effect Culture Media (Beijing) Co., Ltd. via a series of VIE Agreements, which have been executed by the WFOE, Butterfly Effect Culture Media (Beijing) Co., Ltd. and each Butterfly Effect’s Equity Holder on the Closing Date. On February 25, 2020, in accordance with the terms of the Acquisition Agreement, the Company issued a total of 24,000,000 restricted shares of its common stock to the Butterfly Effect’s Equity Holders. The Acquisition is accounted for as a regular acquisition pursuant to which China VTV Limited is considered the acquiring entity for accounting purposes in accordance with generally accepted accounting principles in the United States of America.

Following the acquisition, China VTV Limited and its consolidated subsidiaries and variable interest entities (“VIE”) are referred to collectively herein as the “Company”. The Company plans to focus on the business of building and operating of LED advertising billboards in South Asia, Australia, the United States (the U.S.), Taiwan and the People’s Republic of China (the “PRC”); the e-media online streaming platform; and the literary adaptation whereby the Company adapts original stories or books into TV shows, movies and mobile video games that will be distributed outside the PRC through the internet. The Company is currently exploring a model to distribute contents, such as TV show episodes, produced by the Company on its online streaming platform.

F-38

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements and information have been prepared in accordance with accounting principles generally accepted in the United States of America, and the SEC's regulations for interim financial information and the instructions for Form 10-Q. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, these financial statements contain all normal and recurring adjustments considered necessary to present fairly the Company's financial position, results of operations, comprehensive income, cash flows, and stockholders’ equity for the periods presented. The results for the three months ended May 31, 2020 are not necessarily indicative of the results to be expected for the full year.

These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended February 29, 2020 filed with the Securities and Exchange Commission on July 29, 2020.

Consolidation

These unaudited interim consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and include the accounts of the Company, its subsidiaries and entities controlled through VIE agreements. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to the prior year’s financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss nor accumulated deficit.

Advances to Suppliers

The Company advances funds to certain authors or publishers for the purchase of literature copyrights and productions. Based on management’s assessment, no allowance for advances to suppliers is required at the balance sheet date.

Inventories

Inventories comprises work-in-progress which are stated at the lower of cost or net realizable value. Costs include direct production cost of audiobooks and related production overhead. The cost of inventories is calculated on a title-by-title basis. Any excess of the cost over the net realizable value of each item of inventories is recognized as a loss in the statement of operations.

Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

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Copyrights

Copyrights consist of payments made to holders for use of the copyrights during the licensed term. Amortization of capitalized copyrights commences when the copyrights is available for use by the Company and is recorded on a title-by-title basis in statement of operations over the licensed term, ranging from 3 to 10 years. Copyrights are stated at the lower of amortized cost or net realizable value. The valuation of copyrights is reviewed on a title-by-title basis when an event or change in circumstances indicated that the fair value of a copyright is less than its unamortized cost.

Revenue Recognition

The Company adopted Topic 606 effective March 1, 2019 and recognizes revenue based on the five criteria for revenue recognition that are established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

The Company began to generate revenue during the year ended February 29, 2020. The Company sells advertising services to third-party advertising agencies and advertisers. Advertising contracts are signed to establish the price and specify the advertising services to be provided. Pursuant to the advertising contracts, the Company provides advertisement placements on its APP Platform in different formats, including but not limited to video, banners, links, logos, brand placement and buttons. The Company performs a credit assessment of the customers to assess the collectability of the revenue prior to entering into contracts. For contracts where the Company provides customers with multiple performance obligations, primarily for advertisements to be displayed in different spots, placed under different forms and occurred at different times, the Company would evaluate all the performance obligations in the arrangement to determine whether each performance obligation is distinct. Consideration is allocated to each performance obligation based on its standalone selling price and revenue is recognized as each performance obligation is satisfied by displaying the advertisements in accordance with the advertising contracts.

The Company sells copyrights of scripts and original stories to third parties, and sells the video and audio products to internet content platforms for broad distribution, upon the finishing of the production of TV shows, movies, audible books or video games. Revenue from the sales of copyrights, original stories, and finished products are recognized when the Company delivers products and passes its contractual rights or copyrights to the customers in accordance with the sales contracts. Prepayments for sales of product is recorded as deferred revenue and is generally recognized as revenue when the production is completed, and the product is transferred, or copyrights have been passed to customers and collectability is reasonably assured.

The Company also grants licenses to third parties for using its literary copyrights. Revenue derived from licenses of the Company’s literal copyrights and original stories, which provide customers with a right to use the intellectual properties as they exist and are available to customers, are recognized at the point of time when the intellectual property is made available to customers. Prepayments for sales of product is recorded as deferred revenue from customers and is generally recognized as revenue when the production is completed, and the product is transferred, or copyrights have been passed to customers and collectability is reasonably assured.

For revenue from licensing of literal copyrights where the Company continues to develop the product or provide maintenance services, the Company recognizes the fixed fee proportionately over the licensing term. For royalty derived from licensing of literature copyrights, as revenue, it is recognized when sales or usage occurs based upon the licensee’s usage reports. When these reports are not available, revenue is recognized based on historical data, industry information and other relevant trends.

Deferred Revenue

Deferred revenue, primarily relating to licensing fees, is stated at the amount of licensing fees received less the amount previously recognized as revenue over the terms of the respective literary licensing contracts.

Stock-Based Payments

The Company follows the provisions of ASC Topic 718, Compensation - Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, non-employee directors, and consultants, including employee stock options. Stock compensation expense, which is based on the grant date’s fair value estimated in accordance with the provisions of ASC 718, is recognized as an expense over the requisite service period, and the Company made a policy election to recognize forfeitures when they occur.

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The fair value of each option grant is estimated using the Black-Scholes option-pricing model, which requires assumptions regarding the expected volatility of the stock price, the expected lifetime of the options, an expectation regarding future dividends on the Company’s common stock, and estimation of an appropriate risk-free interest rate. The Company’s expected common stock price volatility assumption is based upon the historical volatility of the stock price of some similar companies due to limited history of our own stock price. The expected lifetime assumption for stock options grants was based upon the simplified method provided under ASC 718-10, which averages the contractual term of the options with the vesting term. The dividend yield assumption of zero is based upon the fact that the Company has never paid cash dividends in the past and has presently no intention of paying cash dividends in the future. The risk-free interest rate used for each grant was based upon the prevailing short-term interest rates over the expected lifetime of the options.

Translation Adjustment

The accounts of China VTV and Butterfly Effect were maintained, and their financial statements were expressed, in Hong Kong Dollar (“HKD”) and Chinese Yuan (RMB), respectively. Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the HKD and RMB as the functional currencies. Pursuant to the ASC 830, all assets and liabilities are translated at the current exchange rate, stockholders’ equity (deficit) are translated at the historical rates, and income statement items are translated at an average exchange rate for the period.

The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Impairment of Long-Lived Assets and Goodwill

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed to be reported at the lower of the carrying amount or the fair value less costs to sell.

Goodwill represents the excess of the purchased consideration over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the acquired entity as a result of the Company’s acquisitions of interests in VIE and its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. The Company first assesses the qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Company considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test will be performed. Application of a goodwill impairment test requires significant management judgment.

Fair Value Measurements

The Company has adopted FASB Accounting Standard Codification Topic on Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and include the following:

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Level 1 - quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets and liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2 - observable prices that are based on inputs not quoted on active markets but corroborated by market data; and

Level 3 - unobservable inputs when there is little or no market data available, thereby requiring an entity to develop its own assumptions. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The carrying values of certain assets and liabilities of the Company approximate to fair value due to their relatively short maturities.

Noncontrolling Interests

For the Company’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company. Consolidated net income in the consolidated income statements includes net income (loss) attributable to noncontrolling interests.

Basic and Diluted Earnings (Loss) Per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method) and common shares issuable upon the conversion of convertible notes payable (using the as-if converted method). These common stock equivalents may be dilutive in the future.

All potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	May 31,	May 31,
	2020	2019
Stock options	500,000	-
	500,000	-

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued and their potential effect on the consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on its consolidated financial statements.

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Risks and Uncertainties

The major operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory, and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. The spread of COVID-19 caused interruption of operation in the Company’s China facilities from February to early March 2020. The breakout of COVID-19 around the world in the first and second quarters of 2020 has caused significant market volatility in China, U.S., and the rest of the world. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the global economies and, as such, the Company is unable to determine if it will have a material impact on its financial result of the fiscal year of 2021.

NOTE 3. INVENTORIES

Inventories consist of the following:

	As of
	May 31, 2020	February 29, 2020
Script development	$4,155,008	$2,235,979
Mobile audio games	2,905,270	1,215,000
Artwork	362,673	859,540
Total inventories	7,422,951	4,310,519

NOTE 4. COPYRIGHTS, NET

	As of
	May 31, 2020	February 29, 2020
Licensed copyrights at cost	$10,477,657	$8,326,199
Less: amortization	(2,181,792)	(1,716,939)
Copyrights, net	8,295,865	6,609,260

NOTE 5. ADVANCES TO SUPPLIERS, NET

Advances to suppliers, net, consist of the following:

	As of
	May 31, 2020	February 29, 2020
Deposits	$6,367,678	$10,223,973
Prepaid expenses	667,820	168
Total advance to suppliers	7,035,498	10,224,141
Less: allowance for doubtful accounts	(1,969,417)	(1,575,595)
Advance to suppliers, net	$5,066,081	$8,648,546

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NOTE 6. OTHER RECEIVABLES AND CURRENT ASSETS

Other receivables and current assets consist of the following:

	As of
	May 31, 2020	February 29, 2020
Other receivables	$3,057,833	$3,088,659
Other current assets	522,248	312,304
Total	$3,580,081	$3,400,963

NOTE 7. INVESTMENT IN EQUITY INVESTEES

Investments are in equity of companies which shares are not publicly traded, and that the Company does not have control or significant influence. The investments are recorded at cost less impairment, as the fair value of the share prices are not readily determinable.

	As of
	May 31, 2020	February 29, 2020
Investment in equity investees	$3,820,258	$3,852,622
Less: impairment	(565,006)	(576,693)
Total	$3,255,252	$3,275,929

NOTE 8. CAPITAL ASSETS, NET

Capital assets, net, consist of the following:

	As of
	May 31, 2020	February 29, 2020
Furniture and office equipment	$169,620	$168,641
Software	530,374	541,345
Leasehold improvements	304,773	295,231
Total capital assets	1,004,767	1,005,217
Less: accumulated depreciation	(326,278)	(312,025)
Capital assets, net	$678,489	$693,192

Depreciation expense was $14,407 and $0 for the three months ended May 31, 2020 and May 31, 2019, respectively.

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NOTE 9. INTANGIBLES, NET

Intangible assets consist of the followings:

	As of
	May 31, 2020	February 29, 2020
Copyrights	$2,574,687	$2,311,837
Less: accumulated amortization	(1,157,139)	(781,837)
Copyrights, net	$1,417,548	$1,530,000

Amortization expense was $379,317 and $0 for the three months ended May 31, 2020 and May 31, 2019, respectively.

NOTE 10. SHORT-TERM DEBT

Short-term debt represents amounts due to a bank and other lenders, and are generally due on demand or within one year. As of May 31, 2020, short-term debts consist of the following:

	As of
	May 31, 2020	February 29, 2020
Interest at 0% per annum, unsecured, due on demand	$795,471	$787,050
Interest at 4.35% per annum, unsecured, due on demand	289,262	286,200
Interest at 5.22% per annum, unsecured, due on demand	433,893	429,300
Interest at 10% per annum, unsecured, due on demand	682,514	715,500
	$2,201,140	$2,218,050

In June 2019, Butterfly Effect entered into a line of credit agreement with Bank of Beijing, Beijing, PRC to borrow up to $708,500 (RMB5 million). As of May 31, 2020, Butterfly Effect had borrowed $433,893 (RMB3 million) from Bank of Beijing with an annual interest rate of 5.22%. The line of credit is unsecured and due on demand.

NOTE 11. RELATED PARTY TRANSACTIONS AND BALANCES

The related parties of the Company with whom transactions are reported in these consolidated financial statements are as follows:

Name of entity or individual	Relationship with the Company and its subsidiary

Mr. Tijing Song	Shareholder, Chairman of the Board, CEO and President

Mr. Guoping Chen	Shareholder, Director, interim CFO, Secretary and Treasurer

Ms. Qiongfang Shi	Shareholder and Director

Due to related parties:

	As of
	May 31, 2020	February 29, 2020
Mr. Tijing Song	$440,755	$448,151
Mr. Guoping Chen	412,204	403,155
Ms. Qiongfang Shi	1,617,908	2,967,894
Total due to related parties	$2,470,867	$3,819,200

The Company has received advances from its related parties for working capital purposes. The advances are unsecured, bear no interest, and are due on demand.

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NOTE 12. ACQUISITION LIABILITY

In accordance with the initial acquisition agreement dated on December 18, 2019 and the first amended acquisition agreement (“Amendment No. 1”) dated December 28, 2019, which were entered by the Company, the WOFE, and Butterfly Effect Media and each of Butterfly Effect Media’s equity holders (“Equity Holders”), China VTV Limited and its subsidiaries agreed to pay a total of RMB 288,000,000 (the “Cash Consideration”) to the Equity Holders pro rata with the their equity percentage over a period as set forth in the Amendment NO. 1. Per the Amendment No. 1, the Company agreed to pay the Equity Holders at least RMB 45 million (approximately $6.39 million) pro rata from the proceeds of its first public or private offering of its shares after the Acquisition, make payments to the Equity Holders pro rata of an additional RMB 99 million (approximately $14.07 million) by December 31, 2020, and a further payment of RMB 144 million (approximately $20.46 million) on or before December 31, 2021. In accordance with Amendment No. 1, after the Company makes the cash payments of at least RMB 144 million (approximately $20.46 million), which is a half of the total Cash Consideration, to the Equity Holders, the Company may choose to pay the half of the remaining Cash Consideration, equivalent to RMB 72 million (approximately $10.23 million), in the form of its common stock at a price of $2.00 per share to the Equity Holders as opposed to making such cash payment in the amount of RMB 72 million.

The total Cash Consideration is RMB 288 million. The above arrangements allow the Company to settle RMB 72 million by the Company’s common stock, if certain specified conditions are met.

The Company recognized the RMB 288 million as acquisition liability as of the acquisition date. As it is the Company’s decision to settle the remaining RMB 72 million either by cash or by shares of its common stock, the settlement by shares is not an obligation for the Company when this is not beneficial to the Company. Therefore, the settlement by shares of the Company is not considered as a contingent liability at the acquisition date.

The total fair value of the considerations was determined to be $36,931,000 (RMB 288 million), which has been fully recognized as a liability, as a result of the business acquisition.

NOTE 13. OTHER CONTINGENT LIABILITY

On September 30, 2019, the Company entered into a strategic development agreement (the “Strategic Development Agreement”) with CybEye Image, Inc. (“CybEye”). CybEye agreed to develop and provide technical support and maintenance to the Company’s online streaming OTT Platform and incorporate blockchain technologies to enhance security of the Company’s OTT Platform. The Strategic Development Agreement will continue in full force and effect until September 29, 2022.

Concurring to this agreement, the Company also entered into a non-exclusive licensing agreement, and amended on December 13, 2019, with CybEye, pursuant to which CybEye agreed to grant the Company a non-exclusive right and license to certain technologies for 20 years, expiring on September 30, 2029.

Pursuant to the Strategic Development Agreement, the Company agreed to issue 2,500,000 shares of its common stock to CybEye for the technical services to develop the OTT Platform. CybEye may sell and dispose any or all of the 2,500,000 shares at any time at a per share price of no less than $5.00. In the event that the Company issues and sells its common stock in a public offering facilitated by a broker-dealer or investment bank at a price less than $4.00 per share (the “Better Price”) within the following twelve (12) months from the agreement date, the Company agreed to grant CybEye options to purchase a number of shares of the Company’s common stock which is calculated by multiplying the difference of $4.00 and the Better Price by 2,500,000, then dividing the product by the Better Price, at an exercise price equaling to the Better Price.

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As compensation for the license and services provided to maintain the APP Platform, the Company agreed to issue 40,000 shares of its common stock monthly to CybEye until the Company’s shares are trading on a national stock exchange market, and thereafter a monthly payment of $150,000 until September 2022. In addition, during the term of the Strategic Development Agreement, the Company agreed to grant stock options of up to 500,000 shares of the common stock each year to the owner of CybEye and stock options of up to 200,000 shares of the common stock each year to 2 technicians of CybEye for their services to the Company. The granting of the options is subject to the approval of the Board of Directors.

The 500,000 stock options to the owner of CybEye were approved and granted for the year ended February 29, 2020. The Company has not issued the 2,500,000 shares and 200,000 shares agreed to be issued to CybEye, and has not approved the granting of the 200,000 stock options to the 2 technicians as described above.

During the year ended February 29, 2020, CybEye completed the development of the OTT Platform. As of May 31, 2020, the Company estimated the fair value of the 2,700,000 shares issuable at a fair value of $172,260 and recognized the corresponding amount as shares issuable on the consolidated balance sheets.

For the year ended February 29, 2020, the Company estimated the fair value of the 500,000 stock option at $9,531, based on the Black Scholes Model using the following assumptions: share price - $0.068, exercise price - $12.00, expected lifetime of the option – 7 years, volatility – 150%, dividend yield - $0, interest rate – 1.61%. As of February 29, 2020, the Company recognized the fair value of $9,530 as additional paid in capital.

NOTE 14. EQUITY

The Company’s authorized common stock is comprised of 600,000,000 shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

Pursuant to the Share Exchange Agreement (See Note 1), the Company issued an aggregate of 115,550,000 shares of common stock to the shareholders of China VTV and five individuals who provided prior services to China VTV on May 6, 2019.

In December 2019, the Company granted 12,400,000 shares to its eight executives and directors and 550,000 shares to employees for their services. The total fair value of the shares, in the amount of $791,120 and $35,090 respectively, was recorded as stock-based compensation expense for the year ended February 29, 2020.

On December 31, 2019 and January 21, 2020, the Company issued 2,500,000 shares and 22,600,000 shares, respectively, to four individual subscribers for $732,963. As of May 31, 2020, $474,184 of the proceeds has not been received and is recorded as subscription receivables, a contra equity account.

On February 25, 2020, in accordance with the Acquisition Agreement with Butterfly Effect, the Company issued a total of 24,000,000 restricted shares of its common stock at nominal value as Stock Consideration (see NOTE 3.). In addition, the Company also issued 1,680,000 restricted shares of common stock to the broker of this acquisition as finder’s fee for the introduction and services provided in completing the acquisition. The fair value of 1,680,000 shares was determined to be $46,704 and was recognized as stock-based compensation for the year ended February 29, 2020.

In March 2020, the Company sold its 15% interest in its 86.5% owned VIE subsidiary, Khorgas Goldfish Culture Media Co., Ltd. (the “Subsidiary”), to Shanghai Qinggua Network Technologies, Ltd., an unrelated Chinese company. After the sale of its 15% ownership in the Subsidiary, the Company still owns 71.1% interest in the Subsidiary. The sale of the 15% ownership interest was approved by the Company’s Board and is the one of the steps to reshape and expand the Company’s core business.The sale was accounted for as an equity transaction and the net proceeds of $3.2 million received from the sale was recognized as additional paid in capital in our balance sheet.

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2019 Stock Plan

On November 29, 2019, the board of directors (the “Board”) of the Company adopted an incentive stock plan (the “2019 Stock Plan”) under which the Company may issue up to an aggregate of 22,000,000 shares of stock awards, options, or performance shares, subject to certain adjustments set forth therein. The Board of the Company has the sole authority to implement and administer the 2019 Stock Plan and may delegate a committee or one or more officers to grant awards under the 2019 Stock Plan. This 2019 Stock Plan became effective upon the Board approval on November 29, 2019 and will terminate ten years thereafter. Pursuant to the 2019 stock plan, the Company issued 12,950,000 shares of common stock to directors and employees, vested immediately on the date of award. The fair value of the 12,950,000 shares is determined to be $826,210 which is recognized as stock-based compensation expense for the year ended February 29, 2020 (see above).

Stock Options

On September 30, 2019, the Company granted 500,000 stock options in pursuant to the Strategic Development Agreement (see NOTE 14.). The options vest 25% each on every quarter end from the grant date. The options are exercisable at $12.00 per share until September 29, 2026.

There were no stock options issued during the three months ended May 31, 2020 and May 31, 2019, respectively.

As of May 31, 2020, 250,000 of the outstanding 500,000 options are exercisable. The 500,000 options are expected to vest one year from the grant date, with the weighted-average exercise price of $12.00 per share. The weighted-average contractual remaining life is 6.6 years, and the aggregate intrinsic value is $0.

There were no stock options outstanding as of May 31, 2019.

NOTE 15. INCOME TAXES

United States

The Company files income tax returns in the U.S. federal jurisdiction and local jurisdictions. The Company is not currently under examination by the Internal Revenue Service or any state income tax authorities. The 2015 through 2017 tax years remain subject to examination by the Internal Revenue Service. On December 22, 2017, H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset, since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

Hong Kong

China VTV was incorporated in Hong Kong and is subject to Hong Kong profits tax at 16.5%. No provision for Hong Kong income or profit tax has been made as the China VTV has no assessable profit for the period from January 9, 2015 (date of inception) to May 31, 2020. China VTV has provided a full valuation allowance on the deferred tax assets for the net operating loss carry-forward because of the uncertainty regarding its realizability.

China

The Company's subsidiary, the WFOE, and the VIE subsidiaries, Butterfly Effect Media, are entities incorporated in the PRC (the "PRC entities") and are subject to PRC Enterprise Income Tax (EIT), on the taxable income in accordance with the relevant PRC income tax laws, which have adopted a unified income tax rate of 25% since January 1, 2008.

Provision for income tax expense (benefit) consisted of the following:

For the Three Months Ended
	May 31, 2020	May 31, 2019
Current	$-	$-
Deferred	-	-
Total provision for income tax expense (benefit)	-	-

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The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Three Months Ended
	May 31, 2020	May 31, 2019
PRC statutory rate	25.0%	-%
Temporary difference between US GAAP and PRC tax accounting	(25.0)%	-%
Effective income tax rate	-%	-%

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The significant component of deferred income tax assets as of May 31, 2020 and February 29, 2020 are as follows:

	As of
	May 31, 2020	February 29, 2020
Net operating loss carry-forward	$879,671	$867,187
Other receivable	488,130	482,963
Deferred revenue	11,683	11,559
Valuation allowance	(1,379,483)	(1,361,709)
Net deferred income tax assets	$-	$-

NOTE 16. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred after the date of the balance sheet through the date of issuance of these financial statements and determined that no subsequent event requires recognition or disclosure to the financial statements in accordance with FASB ASC Topic 855, “Subsequent Events.”

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.

December 31, 2019

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Butterfly Effect Culture Media (Beijing) Co., Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Butterfly Effect Culture Media (Beijing) Co., Ltd., and its subsidiaries (the “Company”), which comprise the consolidated statements of balance sheets as at December 31, 2019 and 2018, and the consolidated statements of operations and comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years then ended, and the related notes, including a summary of significant accounting policies and other explanatory information (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2019 and 2018, and its financial performance and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia

July 20, 2020

We have served as the Company’s auditor since 2020.

F-52

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.
CONSOLIDATED BALANCE SHEETS
EXPRESSED IN US DOLLARS

		December 31,	December 31,
AS AT	Note	2019	2018
ASSETS
Current assets:
Cash		$79,161	$156,375
Accounts receivable, net		315,405	1,625,572
Other receivables		3,796,330	1,033,092
Copyrights and development costs, net	3	9,373,436	6,584,804
Prepaids and deposits	4	10,186,214	8,433,348
Other current assets		256,319	349,794

Total current assets		24,006,865	18,182,985
Investments, net	5	82,501	621,949
Property and equipment, net	6	633,501	173,363
Intangible assets, net	7	990,750	1,205,951
Right-of-use assets	8	88,175	-
Deferred income tax assets	13	165,021	-
TOTAL ASSETS		$25,966,813	$20,184,248
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	9	$8,318,850	$5,650,576
Accrued liabilities		106,640	21,414
Loans payable	10	2,604,904	1,017,800
Wages payable		294,775	202,333
Taxes payable		223,620	22,572
Deferred revenue		2,445,135	436,200
Lease liabilities	8	52,296	-

Total current liabilities		14,046,220	7,350,895

Lease liabilities	8	41,876	-

TOTAL LIABILITIES		14,088,096	7,350,895
STOCKHOLDERS' EQUITY
Capital	12	1,294,733	1,294,733
Capital reserve		8,497,015	8,497,015
Non-controlling interest	12	(394,072)	2,073
Retained earnings		2,922,772	3,329,595
Accumulated other comprehensive loss		(441,731)	(290,063)

Total equity		11,878,717	12,833,353
TOTAL LIABILITIES AND EQUITY		$25,966,813	$20,184,248

Subsequent Events (Note 16)

The accompanying notes are an integral part of these consolidated financial statements

F-53

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
EXPRESSED IN US DOLLARS

		Year Ended	Year Ended
		December 31,	December 31,
	Note	2019	2018
Revenues		$8,899,556	$8,609,804
Cost of revenue		2,596,756	3,052,972

		6,302,800	5,556,832
General and administrative expenses		4,158,337	3,147,834
Finance charges		123,788	283,916

Income from operations		2,020,675	2,125,082
Investment income		-	1,126,038
Impairment loss on copyrights and prepaids		(2,828,942)	-
Other income (expenses)		5,299	(4,507

Net income before income taxes		(802,968)	3,246,613
Income tax expenses	13	-	-

Net income		(802,968)	3,246,613
Net loss attributable to non-controlling interest		396,145	412,812

Net income attributable to equity holders		(406,823)	3,659,425
Other comprehensive income (loss)
Foreign currency transaltion gain (loss)		(151,668)	(606,208)

Net comprehensive income attributable to stockholders		$(558,491)	$3,053,217

The accompanying notes are an integral part of these consolidated financial statements

F-54

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY HOLDERS' EQUITY
EXPRESSED IN US DOLLARS

	Capital	Capital reserve	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Non-controlling interest	Total

Balance at December 31, 2017	1,181,041	4,068,707	(329,830)	316,145	(115,015)	5,121,048
Shares issuance	113,692	-	-	-	-	113,692
Non-controlling interest additions	-	-	-	-	529,900	529,900
Capital reserve additions	-	4,428,308	-	-	-	4,428,308
Net income	-	-	3,246,613	-	-	3,246,613
Net loss attributed to non-controlling interest	-	-	412,812	-	(412,812)	-
Foreign currency translation loss	-	-	-	(606,208)	-	(606,208)

Balance at December 31, 2018	1,294,733	8,497,015	3,329,595	(290,063)	2,073	12,833,353
Net income	-	-	(802,968)	-	-	(802,968)
Net loss attributed to non-controlling interest	-	-	396,145	-	(396,145)	-
Foreign currency translation loss	-	-	-	(151,668)	-	(151,668)

Balance at December 31, 2019	$1,294,733	$8,497,015	$2,922,772	$(441,731)	$(394,072)	$11,878,717

The accompanying notes are an integral part of these consolidated financial statements

F-55

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
EXPRESSED IN US DOLLARS

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Cash flows provided by (used in) operating activities:
Net income (loss)	$(802,968)	$3,246,613
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation and amortization	585,151	842,779
Investment income	-	(1,126,038)
Impairment loss on copyrights and prepaids	2,828,942	-
Deferred income tax recovery	(166,515)	-
Accreted interest	11,055	-
Changes in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	1,301,721	(360,332)
Other receivables	(2,801,158)	(447,753)
Copyrights and development costs	(3,545,715)	(4,071,273)
Prepaids and deposits	(3,469,495)	(8,527,381)
Other current assets	89,952	29,989
Accounts payable	2,763,014	4,571,246
Accrued liabilities	86,265	22,297
Wages payable	95,806	69,019
Income taxes payable	203,150	(20,054)
Deferred revenue	2,032,570	454,200
	(788,225)	(5,316,688)
Cash flows provided by (used in) investment activities:
Proceeds from sale of investments	-	1,135,500
Increase in investments	(47,385)	(278,576)
Purchase of property and equipment	(663,824)	(188,914)
Purchase of intangibles	(129,017)	-
	(840,226)	668,010
Cash flows provided by (used in) financing activities:
Cash from capital contribution	-	113,692
Cash from capital reserve contribution	-	4,428,308
Advance from (repayment of) loans	1,614,186	(348,220)
Increase in lease, net	83,970	-
Cash from capital contributed by non-controlling interest	-	529,900
Increase in right-of-use assets	(145,668)	-
	1,552,488	4,723,680
Effect of exchange rate changes on cash	(1,251)	(7,789)
Cash:
Net change during the year	(77,214)	67,213
Balance, beginning of year	156,375	89,162
Balance, end of year	$79,161	$156,375
Supplemental disclosure of cash flow information:
Interest paid	$38,562	$262,502
Income tax paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-56

BUTTERFLY EFFECT CULTURE MEDIA (BEIJING) CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

1.    ORGANIZATION AND BUSINESS BACKGROUND

The Company’s business is primarily engaging in literary adaptation business. The Company centers its business on internet Chinese literary and literary adaptation for television shows, movies, audible books and mobile phone video games that are primarily distributed through online platforms.to provide For the years ended December 31, 2018 and 2019, the main focus and revenue stream for the Company was the purchase and sale of literature copyrights, and licensing of the copyrights to video game software development companies.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements, including the accounts of the Company and its subsidiaries incorporated under the Companies Law of China, as presented below. Subsidiaries are those entities which the Company controls by having the power to govern the financial and operational policies of the entity. This control is generally evidenced through owning more than 50% of the voting rights or currently exercisable voting rights through control of the board of directors or contribution of capital. All intercompany transactions are balances have been eliminated.

Ownership Interest	2019	2018
	%	%
Khorgos Butterfly Effect Cultural Medium Company Ltd.	100.0	100.0
Khorgos JinLi Cultural Medium Company	86.5	86.5
Hangzhou Butterfly Effect Network Technology	62.2	62.2
Hainan Butterfly Effect Technology Company Ltd.	40.0	40.0

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. There was no cash equivalents as at December 31, 2019 and 2018.

F-57

Accounts Receivable

Accounts receivable are stated at net realizable value. The Company usually grants credit to customers with a maximum of 60 days. An allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible. For the years ended December 31, 2019 and 2018, there were no accounts receivable allowance required.

Advances to Suppliers

The Company advances funds to certain authors or publishers for the purchase of literature copyrights and productions. Based on management’s evaluation, no allowance for advances to suppliers is required at the balance sheet date.

Inventories

Inventories comprises work-in-progress which are stated at the lower of cost or net realizable value. Costs include direct production cost of audiobooks and related production overhead. The cost of inventories is calculated using the title-by-title basis. Any excess of the cost over the net realizable value of each item of inventories is recognized as a loss in the statement of operations.

Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Copyrights

Licensed copyrights consist of payments made to holders for use of the copyrights during the licensed term. Amortization of capitalized copyrights commences when the copyrights is available for use by the Company and is recorded on a title-by-title basis in statement of operations over the licensed term, ranges from 3 to 10 years. Copyrights are stated at the lower of amortized cost or net realizable value. The valuation of copyrights is reviewed on a title-by-title basis when an event or change in circumstances indicated that the fair value of a copyright is less than its unamortized cost.

Property and Equipment

Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally based on the following useful lives:

Leasehold improvement	2 – 3 years
Equipment and furniture	3 years – 5 years
Software	3 years

F-58

Intangible assets

Intangible assets for purchased are recognized and measured at cost upon acquisition. Intangible assets that have determinable lives are amortized over their contract term, being their estimated useful lives using the straight-line method as follows:

Licensed to copyrights	2 - 10 years

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the asset.

Investments

Investments in companies in which the Company does not have a controlling voting interest or over which it is unable to exert significant influence are generally accounted for at fair value if the investments are publicly trade. If the investment is not publicly traded and without readily determinable fair value, the investment is accounted for at cost less any impairment, and adjusted for subsequent observable price changes as of the date that an observable transaction takes place.

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed to be reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to a customer. Topic 606 requires the Company to recognize revenues when control of the promised goods or services and receipt of payment is probable. The Company recognizes revenue based on the five criteria for revenue recognition established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied. The Company follows Topic 606 for revenue recognition for since it commenced operations.

Revenue derived from license of the Company’s copyrights and original stories providing customers with a right to use the intellectual properties as they exist are recognized at the point in time when the intellectual property is made available to customers. Prepayments for sales of product is recorded as deferred revenue from customers and is generally recognized as revenue when the production is completed, and the product is transferred, or copyrights have been passed to customers and collectability is reasonably assured.

F-59

For revenue from licensing of literal copyrights, the Company recognizes the fixed fee proportionately over the licensing term. For royalty derived from licensing of literature copyrights, royalty as revenue is recognized as sales or usage occurs based upon the licensee’s usage reports and, when these reports are not available, revenue is based on historical data, industry information and other relevant trends.

Business Combinations and Noncontrolling Interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations” (“ASC 805”). The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Company to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

For subsidiaries that are not wholly-owned by the Company, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Company. Consolidated net income (loss) on the consolidated income statements includes the net income (loss) attributable to noncontrolling interests. The cumulative results of operations attributable to non-controlling interests are recorded as non-controlling interests in the Company’s consolidated balance sheets. Cash flows related to transactions with non-controlling interests are presented under financing activities in the consolidated statements of cash flows.

Translation Adjustment

The accounts of the Company and the subsidiaries were maintained, and its financial statements were expressed, in Chinese Yuan (RMB). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the RMB as the functional currencies. Pursuant to the ASC 830, all assets and liabilities are translated at the current exchange rate, stockholders’ equity (deficit) are translated at the historical rates, and income statement items are translated at an average exchange rate for the period.

The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Comprehensive Income (Loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) on its consolidated statements of stockholders’ equity (deficit) and consolidated statements of operations and comprehensive income (loss).

Leases

The Company’s lease portfolio consists operating real estate leases for its corporate offices. Under ASC 842, a contract is or contains a lease when (1) an explicitly or implicitly identified asset has been deployed in the contract and (2) the customer obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company determines if an arrangement is or contains a lease at inception of the contract. For all leases (finance and operating), other than those that qualify for the short-term recognition exemption, the Company will recognize on the balance sheet a lease liability for its obligation to make lease payments arising from the lease and a corresponding right of use (“ROU”) asset representing its right to use the underlying asset over the period of use based on the present value of lease payments over the lease term as of the lease commencement date. ROU assets are adjusted for initial direct costs, lease payments made and incentives. As the rates implicit in our leases are not readily determinable, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. This rate is based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments. The lease term used to calculate the lease liability will include options to extend or terminate the lease when the option to extend or terminate is at the Company’s discretion and it is reasonably certain that the Company will exercise the option. Fixed payments are recognized as lease expense on a straight-line basis over the lease term. For leases with a term of one year or less (“short-term leases”), the lease payments are recognized in the consolidated statement of operations on a straight-line basis over the lease term.

F-60

The Company’s operating ROU assets are included in operating lease right-of-use assets and the Company’s current and non-current operating lease liabilities are included in operating lease liabilities, current and operating lease liabilities, noncurrent, respectively, in the Company’s balance sheet.

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04, "Reference Rate Reform (Topic 848)". This ASU provides an easier and more cost efficient way for companies to modify contracts that reference the London Interbank Offered Rate ("LIBOR") and other rates that are being phased out. The ASU (1) allows eligible contracts that are modified to be accounted for as a continuation of those contracts - a simplification that eliminates the need for companies to reassess or remeasure the contracts for accounting purposes; (2) permits companies to preserve their hedge accounting during the transition period; and (3) enables companies to make a one-time election to transfer or sell held-to-maturity debt securities that are affected by rate reform. It is effective as of March 12, 2020 through December 31, 2022. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

F-61

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes by removing certain exceptions currently permissible under ASC Topic 740. This ASU also requires entities to: (1) recognize a franchise tax that is partially based on income as an income-based tax and account for any incremental amounts incurred as non-income based tax; (2) evaluate when a step-up in the tax basis of goodwill should be considered as part of the business combination and when it should be considered a separate transaction; (3) specify that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements; and (4) reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation and other minor improvements. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption of the amendments is permitted, including adoption in any interim period for public business entities for periods for which financial statements have not yet been issued. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the use of a new current expected credit loss ("CECL") model in estimating allowances for doubtful accounts with respect to accounts receivable. Receivables from revenue transactions, or trade receivables, are recognized when the corresponding revenue is recognized under ASC Topic 606, Revenue from Contracts with Customers. The CECL model requires that the Company estimate its lifetime expected credit loss with respect to these receivables and record allowances that when deducted from the balance of the receivables, represent the estimated net amounts expected to be collected. Given the generally short term nature of trade receivables, we do not apply a discounted cash flow methodology. However, the Company considers whether historical loss rates are consistent with expectations of forward-looking estimates for our trade receivables. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted of the new standard on January 1, 2020. The adoption of this ASU did not have a material impact on our condensed consolidated financial statements and related disclosures. The Company is currently evaluating the potential impact of this ASU on its consolidated financial statements.

3.   COPYRIGHTS AND DEVELOPMENT COSTS, NET

Copyrights and development costs consist of the following:

	December 31, 2019	December 31, 2018
Script development	$2,090,477	$1,390,931
Mobile audio game	1,219,245	274,340
Artwork	862,546	534,423
	4,172,268	2,199,694

Licensed copyrights at cost	7,337,686	4,967,310
Less impairment	(670,086)	-
	6,667,600	4,967,310
Less: amortization	(1,466,432)	(582,200)
	5,201,168	4,385,110
Total	$9,373,436	$6,584,804

F-62

4.   PREPAID AND DEPOSITS

Prepaid and deposits consist of the following:

	December 31, 2019	December 31, 2018
	$-	$-
Deposits for copyrights	11,781,628	8,433,348
Less: write-offs	(1,595,414)	-
	$10,186,214	$8,433,348

5.   INVESTMENTS

Investments are in equity of companies which shares are not publicly traded, and that the Company does not have control or significant influence. The investments are recorded at cost less impairment, as the fair value of the share prices are not readily determinable.

	December 31, 2019	December 31, 2018
	$-	$-
Investment in equity	666,448	621,949
Less: write-offs	(583,947)	-
	$82,501	$621,949

6.   PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31, 2019	December 31, 2018
Equipment and furniture	$57,061	$57,776
Software	542,848	974
Leasehold improvement	296,262	300,630
	896,171	359,380
Less: accumulated depreciation
Equipment and furniture	(30,682)	(16,270)
Software	(123)	-
Leasehold improvement	(231,865)	(169,747)
	(262,670)	(186,017)
	$633,501	$173,363

F-63

Depreciation expense was $76,653 and $113,252 for the years ended December 31, 2019 and 2018 respectively.

7.   INTANGIBLES, NET

Intangible assets consist of the following:

	December 31, 2019	December 31, 2018
Copyrights	$2,025,568	$1,920,377
Less: accumulated depreciation	(1,034,818)	(714,426)
	$990,750	$1,205,951

Depreciation expense was $332,072 and $333,400 for the years ended December 31, 2019 and 2018 respectively.

8.   RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

Right-of-Use Assets – Office Leases

	December 31, 2019	December 31, 2018
Balance, beginning of year	-	-
Adjustment on initial adoption of ASC 842 Leases	144,361	-
Less: depreciation	(56,186)	-
Balance, end of year	$88,175	$-

Lease Liabilities

	December 31, 2019	December 31, 2018
Balance, beginning of year	$-	$-
Adjustment on initial adoption of ASC 842 Leases	144,361	-
Interest accreted	11,055	-
Less: payments	(61,244)	-
	94,172	-
Less: current portion	(52,296)
	$41,876	$-

F-64

9.    ACCOUNTS PAYABLE

Accounts payable consist of the following:

	December 31, 2019	December 31, 2018
Trade payables	$5,484,186	$2,223,498
Due to director	2,834,664	3,427,078
	$8,318,850	$5,650,576

10.    LOANS PAYABLE

Short-term loans payable consist of the following:

	December 31, 2019	December 31, 2018
Interest at 0% per annum, unsecured, due on demand	$947,760	$72,700
Interest at 4.35% per annum, unsecured, due on demand	508,344	72,700
Interest at 5.22% per annum, unsecured, due on demand	430,800	-
Interest at 10% per annum, unsecured, due on demand	718,000	872,400
	$2,604,904	$1,017,800

11.    RELATED PARTY TRANSACTIONS AND BALANCES

The related parties of the Company with whom transactions are reported in these consolidated financial statements are as follows:

Name of entity or Individual	Relationship with the Company and its subsidiary

Tijing Song	Shareholder, Chairman of the Board, CEO and President
Qiongfang Shi	Shareholder, director

Due to related parties

As at December 31, 2019, amounts due to a director included in accounts payable was $2,834,664 (2018 - $3,427,078).

F-65

The Company has received advances from its related parties for working capital purposes. The Company has not entered into any agreement on the repayment terms for these advances. The advances are unsecured, bear no interest and are due on demand.

12. EQUITY

Capital

Authorized Capital: $1,797,246 (RMB12,515,638)

Paid-up capital by equity holders for the years ended December 31, 2019 and 2018 is as follows:

	December 31, 2019	December 31, 2018
Balance, beginning of year	$1,294,733	$1,181,041
Additions	-	113,692
Balance, end of year	$1,294,733	$1,294,733

Non-controlling Interest

Non-controlling interest continuity for the years ended December 31, 2019 and 2018 is as follows:

	December 31, 2019	December 31, 2018
Balance, beginning of year	$2,073	$115,015
Additions	-	529,900
Allocation of net loss	(396,145)	(412,812)
Balance, end of year	$(394,072)	$2,073

13. INCOME TAXES

The Company and its subsidiaries are subject to PRC Enterprise Income Tax (EIT), on the taxable income in accordance with the relevant PRC income tax laws, which have adopted a unified income tax rate of 25% since January 1, 2008.

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Provision for income tax expense (benefit) consists of the following:

	December 31, 2019	December 31, 2018
Net income (loss) before income taxes	$(802,968)	$3,246,613

Income tax expenses (recovery)	(200,742)	811,653
Non-taxable income	(529,312)	(1,015,501)
Loss recognized and other	200,088	83,913
Deferred tax assets valuation allowance	529,966	119,935
Net income tax expense	-	-

The net income tax expenses (recovery) comprises:
Current income tax expenses	166,515	-
Deferred income tax recovery	(166,515)	-
Income tax expenses	$-	$-

The significant component of deferred income tax assets at December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
Operating losses	$409,680	$522,443
Other receivables	484,650	-
Deferred revenue	323,100	-
Change in deferred tax assets valuation allowance	(1,052,409)	(522,443)
Deferred income tax assets	$165,021	$-

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14. FAIR VALUE MEASUREMENTS

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified in the following three categories:

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The Company’s cash is classified as Level 1.

The carrying values of certain assets and liabilities of the Company, such as accounts receivable, other receivables and other current assets, accounts payable, loans payable and wages payable, approximate to fair value due to their relatively short maturities.

15. SUBSEQUENT EVENTS

a) On December 18, 2019, the Company and each and all of its shareholders entered into a business acquisition agreement (the “Acquisition Agreement”) with China VTV Limited, a Nevada corporation (“China VTV”), VTV Global Culture Media (Beijing) Co., Ltd., a Chinese wholly foreign owned entity and a wholly-owned subsidiary of China VTV (“WFOE”), pursuant to which the China VTV through its WFOE agreed to acquire the Company through a series of management agreements (the “VIE Agreements”) to effectively control the Company (the “Acquisition”). In accordance with the Acquisition Agreement, and in consideration for the effective control over the Company, China VTV agreed to issue an aggregate of 24,000,000 shares of its common stock (the “Common Stock”), par value $0.001 per share, at the stipulated price of $4.00 per share (the “Stock Consideration”) without respect of the stock price at which the Common Stock trades, to the shareholders of the Company pro rata in accordance with the shareholder equity percentage. In addition, subject to the terms and conditions in the Acquisition Agreement, China VTV agreed to pay a total of RMB 288,000,000 (the “Cash Consideration”) to the shareholders of the Company pro rata with the shareholder equity percentage over a period as set forth therein and in the first amended acquisition agreement (“Amendment No. 1”) dated December 28, 2019.

On February 24, 2020, the Company and China VTV closed the transactions contemplated under the Acquisition Agreement, as amended.

b) In March 2020, the World Health Organization declared a global pandemic known as COVID-19. This is causing significant financial market and social dislocation. This has also resulted in significant economic uncertainty and consequently, it is difficult to reliably measure the potential impact of this uncertainty on the Company’s future financial results .

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$6,230.40
Legal fees and expenses	$100,000
Accounting fees and expenses	$10,000
Transfer agent and registrar fees	$15,000
Miscellaneous fees and expenses	$5,000
Total	$136,230

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Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Articles of Incorporation and Bylaws

Our articles of incorporation, as amended, do not include specific provisions relating to the indemnification of our directors or officers.

Our bylaws provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Company’s Articles or Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Company’s Articles of Incorporation or Bylaws. The Company’s obligations of indemnification, if any, shall be conditioned on the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company.

Item 15. Recent Sales of Unregistered Securities

Pursuant to the Share Exchange Agreement, we issued an aggregate of 115,550,000 shares of common stock to the shareholders of the Company and five individuals who provided prior services to the Company on May 6, 2019. The issuance of the shares of our common stock to our shareholders was exempted from registration pursuant to Regulation S promulgated under the Act because the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that he is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

On and about July 19, 2019, pursuant to the respective restricted stock agreements, we issued 24,800,000 shares of common stock to thirteen of the officers, employees and consultants of the Company for their services. On and about September 3, 2019, pursuant to respective stock award agreements, we issued a total of 550,000 shares of common stock to five employees of the Company under the 2019 Plan. On and about December 30, 2019, pursuant to the respective restricted stock agreements, we issued an aggregate of 12,400,000 shares of common stock to eight of the officers, employees and consultants of the Company for their services. The issuances of the shares of our common stock to our shareholders was exempted from registration pursuant to Regulation S promulgated under the Act because the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that he is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

On February 24, 2020, pursuant to the Butterfly Effect Acquisition Agreement, we issued an aggregate of 24,000,000 unregistered shares of common stock to ten shareholders of Butterfly Effect in exchange for the effective control over Butterfly Effect and 1,680,000 shares of unregistered common stock to the broker for this acquisition transaction. The issuance of the shares of our common stock to our shareholders was exempted from registration pursuant to Regulation S promulgated under the Act because the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that he is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit	Description

3.1	Articles of Incorporation of the Registrant (1)

3.2	Bylaws of the Registrant (2)

4.1	Form of the Registrant’s Common Stock certificate (previously filed)

4.2	Stock Option Agreement dated September 30, 2019(3)

5.1	Legal Opinion of Sichenzia Ross Ference LLP (previously filed)

10.1	Form of Subscription Agreement (previously filed)

10.2	Summary Translation of the Lease Agreement dated September 22, 2017 by and between Butterfly Effect Culture Media (Beijing) Co., Ltd. and Beijing Fanrui Asset Management Co., Ltd. (previously filed)

10.3	Share Exchange Agreement dated March 15, 2019 (4)

10.4	Strategic Development Agreement dated September 30, 2019 (5)

10.5	Non-Exclusive Licensing Agreement dated September 30, 2019 (6)

10.6	The Amendment to Non-Exclusive Licensing Agreement dated December 13, 2019 (7)

10.7	Employment Agreement between China VTV Ltd. and Bing Liu dated September 30, 2019 (8)

10.8	The 2019 Stock Incentive Plan (9)

10.9	The Business Acquisition Agreement between the Company and Butterfly Effect dated December 18, 2019 (10)

10.10	Business Cooperation Agreement dated February 24, 2020 (previously filed)

10.11	Form of Equity Pledge Agreement dated February 24, 2020 (previously filed)

10.12	Form of Proxy Agreement dated February 24, 2020 (previously filed)

10.13	Form of Share Disposal Agreement dated February 24, 2020 (previously filed)

10.14	Employment Agreement between China VTV Ltd. and Jian Li dated May 1, 2020 (11)

14.1	Code of Ethics (previously filed)

21.1	List of significant subsidiaries of Registrant (previously filed)

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23.1	Consent of Sichenzia Ross Ference LLP (included as part of Exhibit 5.1)

23.2	Consent I of Manning & Elliott LLP (with respect to China VTV Limited)

23.3	Consent II of Manning & Elliott LLP (with respect to Butterfly Effect Culture Media (Beijing) Co., Ltd.)

24.1	Power of Attorney (included in signature page and previously filed)

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Incorporated by reference herein to the Company’s Form S-1 filed with the Commission on April 30, 2015.
(2)	Incorporated by reference herein to the Company’s Form S-1 filed with the Commission on April 30, 2015.
(3)	Incorporated by reference herein to Exhibit 4.1 to the current report on Form 8-K filed with the Commission on October 3, 2019.
(4)	Incorporated by reference herein to the current report on Form 8-K filed with the Commission on March 21, 2019.
(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 3, 2019.
(6)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on October 3, 2019.
(7)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on December 17, 2019.
(8)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on October 3, 2019.
(9)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on December 4, 2019.
(10)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on December 23, 2019.
(11)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 7, 2020.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, China, on September 18, 2020.

By:	/s/ Tijin Song
Tijin Song
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ Tijin Song		September 18, 2020
Tijin Song	Chief Executive
Officer (Principal Executive Officer) and Chairman of the Board
/s/ *
Jian Li	Chief Financial Officer (Principal Accounting and Financial Officer)	September 18, 2020

/s/ *
Guoping Chen	Director	September 18, 2020

/s/ *
Yatao Wang	Director	September 18, 2020

/s/ *
Liqiang Meng	Director	September 18, 2020

/s/ *
Tung Ho Yu	Director and Chief Marketing and Branding Officer	September 18, 2020

/s/ *
Qiongfang Shi	Director	September 18, 2020

/s/ *
Bing Liu	Director and Chief Technology Officer	September 18, 2020

/s/ *
Daoxin Zhang	Director	September 18, 2020

/s/ *
Gehui Xu	Director	September 18, 2020

/s/ *
Chi-Chung Cheng	Director	September 18, 2020

By:	/s/ Tijin Song
Tijin Song
Attorney-in-Fact

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